UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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NeuStar, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Fellow Stockholders:

We are pleased to invite you to attend the 2009 Annual Meeting of Stockholders of NeuStar, Inc. to be held on Wednesday, June 24, 2009 at 5:00 p.m., local time, at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia 20190.

Details regarding admission to the Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Your vote is important. Whether or not you plan to attend the Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by phone or by written proxy will ensure your representation at the Meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in NeuStar, Inc.

Sincerely,

Jeffrey E. Ganek
Chairman of the Board and
Chief Executive Officer

NEUSTAR, INC.
46000 CENTER OAK PLAZA
STERLING, VIRGINIA 20166

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 24, 2009

Time and Date	5:00 p.m. (local time) on June 24, 2009.

Place	The Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia 20190.

Items of Business	1. Elect three directors to the Board of Directors to hold office until our Annual Meeting of Stockholders in 2012 and until their respective successors have been elected or appointed;

2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009;

3. Vote on a management proposal to approve the NeuStar, Inc. 2009 Performance Achievement Reward Plan;

4. Vote on a management proposal to approve the NeuStar, Inc. 2009 Stock Incentive Plan; and

5. Transact any other business that may properly come before the Meeting or any adjournment or postponement of the Meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Meeting at the time and on the date specified above or at any time and date to which the Meeting may be properly adjourned or postponed.

Record Date	You are entitled to notice of and to vote at the Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on April 27, 2009.

Voting	Your vote is very important. Whether or not you plan to attend the Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instruction card for the Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers” beginning on page 1 of this proxy statement and the instructions on the proxy or voting instruction card. You can revoke a proxy prior to its exercise at the Meeting by following the instructions in the accompanying proxy statement.

By order of the Board of Directors,

Martin K. Lowen
Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on June 24, 2009.

This 2009 Proxy Statement and 2008 Annual Report are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25439.

NEUSTAR, INC.
46000 CENTER OAK PLAZA
STERLING, VIRGINIA 20166

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why did I receive these proxy materials?

We are sending you this proxy statement as part of a solicitation by the Board of Directors of NeuStar, Inc. for use at our 2009 Annual Meeting of Stockholders and at any adjournment or postponement that may take place. Unless the context otherwise requires, the terms “us,” “we,” “our,” and the “Company” include NeuStar, Inc. and its consolidated subsidiaries.

You are invited to attend our Annual Meeting of Stockholders on Wednesday, June 24, 2009, beginning at 5:00 p.m., local time (the “Meeting”). The Meeting will be held at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia 20190.

This Notice of Annual Meeting of Stockholders, proxy statement, form of proxy and voting instructions and our 2008 Annual Report are first being mailed starting on or around May 5, 2009.

Do I need a ticket to attend the Meeting?

You will need an admission ticket or proof of ownership to enter the Meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a stockholder of record. If you plan to attend the Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Meeting.

If your shares are held beneficially in the name of a bank, broker or other nominee and you plan to attend the Meeting, you must present proof of your ownership of NeuStar stock, such as a bank or brokerage account statement, to be admitted to the Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of NeuStar stock, to:

NeuStar, Inc.
Attn: Corporate Secretary
46000 Center Oak Plaza
Sterling, Virginia 20166

All stockholders also must present a form of personal identification in order to be admitted to the Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

Who is entitled to vote at the Meeting?

Holders of NeuStar common stock at the close of business on April 27, 2009 (the “Record Date”), are entitled to receive this Notice and to vote their shares at the Meeting. As of the Record Date, there were 74,274,332 shares of Class A common stock outstanding and entitled to vote and 4,538 shares of Class B common stock outstanding and entitled to vote. All holders of common stock shall vote together as a single class, and each holder of common stock is entitled to one vote per share of Class A common stock and one vote per share of Class B common stock on each matter properly brought before the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with NeuStar’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The Notice of Annual Meeting of Stockholders, proxy statement and proxy card and our 2008 Annual Report have been sent directly to you by NeuStar.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Notice of Annual Meeting of Stockholders, proxy statement and proxy card and our 2008 Annual Report have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet (if available).

How do I vote?

You may vote using any of the following methods:

By Mail

To vote by mail, please complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a stockholder of record and the prepaid envelope is missing, please mail your completed proxy card to NeuStar, Inc., 46000 Center Oak Plaza, Sterling, Virginia 20166, Attn: Corporate Secretary.

By Telephone or on the Internet

The telephone and Internet voting procedures established by NeuStar for stockholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S., see your proxy card for additional instructions.

The website for Internet voting is www.voteproxy.com. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on June 23, 2009.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

In Person at the Meeting

All stockholders may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a legal proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Corporate Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting in person at the Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be cast as votes at the Meeting.

What shares can I vote?

You can vote all shares that you owned on April 27, 2009, the record date. These shares include (1) shares held directly in your name as the stockholder of record; and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the Securities and Exchange Commission, called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting of Stockholders and proxy statement, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees and conserve natural resources.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders and proxy statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, American Stock Transfer & Trust Company (in writing: 59 Maiden Lane (Plaza Level), New York, NY 10038; from within the United States by telephone: (866) 668-6550; from outside the United States by telephone: (718) 921-8500).

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting of Stockholders and proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact American Stock Transfer & Trust Company as indicated above. Additional copies of this Notice of Annual Meeting of Stockholders and proxy statement will be sent promptly after receipt of your request.

Beneficial owners can request information about householding from their banks, brokers or other nominees.

Is there a list of stockholders entitled to vote at the Meeting?

The names of stockholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 46000 Center Oak Plaza, Sterling, Virginia 20166, by contacting the Corporate Secretary of the Company.

How can I vote on each of the matters?

In the election of directors (Item 1), you may vote “for” all of the nominees, or your vote may be “withheld” with respect to one or more of the nominees. With respect to each of the proposals other than the election of directors (Items 2-4), you may vote “for” or “against,” or you may indicate that you wish to “abstain” from voting on the matter.

What are the voting requirements for each of the proposals?

The presence of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock entitled to vote at the Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

If you are a beneficial owner, your bank, broker or other nominee is permitted to vote your shares on the election of directors (Item 1) and the ratification of Ernst & Young LLP as our independent registered public accounting firm (Item 2) even if the bank or broker does not receive voting instructions from you. The approval of the NeuStar, Inc. 2009 Performance Achievement Reward Plan (Item 3) and the approval of the NeuStar, Inc. 2009 Stock Incentive Plan (Item 4) are “non-discretionary,” and brokers who hold shares for the accounts of their clients and who have not received instructions from their clients do not have discretion to vote on these items.

A plurality of the votes cast is required for the election of directors. This means that the director nominees with the most “for” votes will be elected. Thus, shares present at the Meeting that are not voted for a particular nominee, shares present in person or represented by proxy where the stockholder properly withholds authority to vote for such nominee, and broker non-votes, if any, will not be counted towards such nominee’s achievement of a plurality. Stockholders may not cumulate their votes in favor of any one nominee. As discussed under “Director Resignation Policy” below, our Board of Directors has adopted a policy providing that in any uncontested election of directors, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation to the Board within 30 days of certification of the stockholder vote.

Under our bylaws, the affirmative vote of the majority of the votes cast affirmatively or negatively is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (Item 2), the approval of the NeuStar, Inc. 2009 Performance Achievement Reward Plan (Item 3), and the approval of the NeuStar, Inc. 2009 Stock Incentive Plan (Item 4). Abstentions and broker non-votes, if any, are not counted as votes “for” or “against” these items.

If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“for” all director nominees named in the proxy statement, “for” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009, “for” the NeuStar, Inc. 2009 Performance Achievement Reward Plan, and “for” the NeuStar, Inc. 2009 Stock Incentive Plan).

Could other matters be decided at the Meeting?

At the date of this proxy statement, we did not know of any matters to be raised at the Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting of Stockholders and proxy statement on the Internet?

The Notice of Annual Meeting of Stockholders and proxy statement are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25439. Instead of receiving future copies of our proxy statement by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Stockholders of Record:  If you vote on the Internet at www.voteproxy.com, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.amstock.com and following the enrollment instructions.

Beneficial Owners:  If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other nominee regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. We have retained Georgeson Inc., 199 Water Street, 26th Floor, New York, New York 10038, to aid in the solicitation of proxies, for fees of approximately $8,500, plus expenses. Proxies may be solicited by personal interview, mail and telephone. We will send copies of proxy-related materials or additional solicitation materials to brokers, fiduciaries and custodians who will forward these materials to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding these materials to beneficial owners. In addition, proxies may be solicited on our behalf by directors, officers or employees, acting without special compensation, in person or by telephone, electronic transmission or facsimile transmission.

Who will count the vote?

Representatives of our transfer agent, American Stock Transfer & Trust Company, will tabulate the votes and act as inspectors of election.

How may I obtain NeuStar’s Form 10-K and other financial information?

A copy of our 2008 Annual Report, which includes our 2008 Form 10-K, has been sent with our Notice of Annual Meeting and Proxy Statement.

Stockholders may request another free copy of our 2008 Annual Report, which includes our 2008 Form 10-K, from:

NeuStar, Inc.
Attn: Corporate Secretary
46000 Center Oak Plaza
Sterling, VA 20166

Alternatively, current and prospective investors can access the 2008 Annual Report, which includes our 2008 Form 10-K, and other financial information on our website at www.neustar.biz under the caption “Investor Relations” or on the Securities and Exchange Commission’s website at www.sec.gov.

We also will furnish any exhibit to the 2008 Form 10-K if specifically requested upon payment of charges that approximate our cost of reproduction.

GOVERNANCE OF THE COMPANY

Our Principles of Corporate Governance

The Board of Directors has adopted a set of corporate governance principles as a framework for the governance of the Company. The Nominating and Corporate Governance Committee regularly reviews the principles and recommends changes to the Board of Directors as appropriate. Our Principles of Corporate Governance (the “Principles”) are available on our website at www.neustar.biz under the captions “Investor Relations — Corporate Governance — Principles.” A free printed copy is available to any stockholder who requests it from us at the address on page 5.

Among other matters, the Principles contain the following items concerning the Board of Directors:

•	The Board of Directors, which is elected by the Company’s stockholders, oversees the management of the Company and its business. The Board appoints the senior management team, which is responsible for operating the Company’s business, and monitors the performance of senior management.

•	The Board is divided into three classes, approximately equal in number, with staggered terms of three years each, so that the term of one class expires at each annual meeting of stockholders.

•	The Board presently believes that it is in the best interests of the Company for a single person to serve as Chairman of the Board and Chief Executive Officer (“CEO”). The Board may in its discretion separate the roles if it deems it advisable and in the Company’s best interests to do so. The Board selects an independent lead director on an annual basis.

•	When a director’s principal occupation or business association changes substantially during the director’s tenure on the Board, the director must tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Committee recommends to the Board the action, if any, to be taken with respect to the resignation.

•	Ordinarily, directors may not serve on the boards of more than four public companies so as not to interfere with their service as a director of the Company. Directors should also advise the chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another corporate board.

•	Unless otherwise approved by the Nominating and Corporate Governance Committee, directors may not stand for reelection after age 72.

•	The Chairman and CEO, in consultation with the lead director, establishes the agenda for each Board meeting. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with the chair of that committee. Directors are encouraged to suggest the inclusion of items on the agenda. Directors are also free to raise subjects at a Board meeting that are not on the agenda for that meeting.

•	The independent directors meet in executive session without management present at least quarterly. The lead director chairs these executive sessions.

•	The Board reviews the Company’s long-term strategic plan and business unit initiatives at least annually.

•	The Board has four standing committees: Audit, Nominating and Corporate Governance, Compensation, and Neutrality. The Audit, Nominating and Corporate Governance, and Compensation Committees consist solely of independent directors. In addition, directors who serve on the Audit Committee must meet additional, heightened independence criteria applicable to audit committee members. All committees report regularly to the full Board with respect to their activities.

•	The Nominating and Corporate Governance Committee considers and makes recommendations to the Board regarding committee size, structure, composition and functioning. Committee members and chairs are recommended to the Board by the Nominating and Corporate Governance Committee and appointed by the full Board.

•	At the invitation of the Board, members of senior management may attend Board meetings or portions of meetings for the purpose of presenting matters to the Board and participating in discussions. Directors also have full and free access to other members of management and to employees of the Company.

•	The Board has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions. Each of the Audit, Nominating and Corporate Governance, and Compensation Committees has similar authority to retain outside advisors as it determines appropriate to assist it in the performance of its functions.

•	The Compensation Committee annually reviews the compensation of directors. Director compensation is set by the Board based upon the recommendation of the Compensation Committee. Non-management directors receive a combination of cash and equity compensation for service on the Board.

•	The Board plans for succession to the position of Chairman and CEO as well as certain other senior management positions. These plans are reviewed by the Nominating and Corporate Governance Committee. The CEO reports to the Board periodically on succession planning and management development and provides the Board with recommendations and evaluations of potential successors, including the position of Chairman and CEO.

•	The Compensation Committee is responsible for reviewing and approving annual and long-term performance goals for the CEO, evaluating the CEO’s performance against those goals, and recommending the CEO’s compensation to the independent directors for review and approval. Both the goals and the evaluation are submitted to the independent directors meeting in executive session. The results of the evaluation are shared with the CEO and used by the Compensation Committee in considering the CEO’s compensation, which is approved by the independent directors meeting in executive session.

•	The Company has an orientation process for Board members that is designed to familiarize new directors with the Company’s business, operations, finances, and governance practices. The Board encourages directors to participate in education programs to assist them in performing their responsibilities as directors.

•	The Board conducts an annual self-evaluation to assess its performance. The Audit, Nominating and Corporate Governance, and Compensation Committees conduct annual self-evaluations to assess their performance. The Nominating and Corporate Governance Committee is responsible for developing, administering and overseeing processes for conducting evaluations.

Director Independence

Our Principles of Corporate Governance include the following provisions concerning director independence:

•	A substantial majority of the Board is made up of independent directors.

•	An “independent” director is a director who meets the independence requirements of the New York Stock Exchange for directors, as determined by the Board. Specifically, an independent director is a director who has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

•	The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Nominating and Corporate Governance Committee.

•	The Board has established standards to assist it in determining director independence. Under these standards, which are included as Appendix A to the Principles of Corporate Governance, a director is not independent if, within the preceding three years:

•	the director was employed by the Company, or an immediate family member of the director was employed by the Company as an executive officer;

•	the director or an immediate family member received more than $120,000 per year in direct compensation from the Company, other than Board and committee fees, pensions or other forms of deferred compensation;

•	the director or an immediate family member had specified employment relationships with the Company’s independent auditor; or

•	the director or an immediate family member was part of an interlocking directorate in which the director or family member was employed as an executive officer of another company where any of the Company’s executive officers served on the compensation committee.

•	In addition, a director is not independent if the director is an employee, or an immediate family member is an executive officer, of a company that made payments to, or received payments from, the Company in excess of specified amounts during the preceding three years.

•	Finally, a director is not independent if the director or the director’s spouse is an executive officer of a nonprofit organization to which the Company made contributions in excess of specified amounts during the preceding three years.

The Board undertook its annual review of director independence in February 2009. Based on the standards set forth in our Principles of Corporate Governance and outlined above, the Board affirmatively determined that current directors Gareth Chang, James G. Cullen, Joel P. Friedman, Ross K. Ireland, Paul A. Lacouture, Kenneth A. Pickar, Michael J. Rowny, and Hellene S. Runtagh are independent. The Board determined that Jeffrey E. Ganek is not independent as a result of his employment with the Company. In evaluating Mr. Lacouture’s independence, the Board considered that Mr. Lacouture’s son-in-law is a non-executive employee of a customer of the Company, and that Mr. Lacouture has continuing financial ties stemming from his own former employment with that customer. The Board determined that these relationships were not material and did not preclude independence under the standards outlined above.

All members of the Audit, Compensation, and Nominating and Corporate Governance Committees must be independent directors as defined by our Principles of Corporate Governance. Members of the Audit Committee must also satisfy additional, heightened independence requirements under Securities and Exchange Commission and New York Stock Exchange rules, which provide that Audit Committee members may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company (other than Board and committee fees, pensions or other forms of deferred compensation) and may not be affiliated persons of the Company.

Director Resignation Policy

The Board has a policy providing that in any uncontested election of directors, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation to the Board within 30 days of certification of the stockholder vote.

In deciding whether to accept the resignation, the Board will consider all factors deemed relevant, including the stated reasons why stockholders who cast “withhold” votes did so, any actions taken to address those stated reasons, the qualifications of the director, and whether the director’s resignation from the Board would be in the best interests of the Company and its stockholders. Only the independent directors, excluding the nominee in question, will decide the nominee’s status.

The Board will reach its decision within 90 days of certification of the stockholder vote and will promptly disclose its final decision, together with a full explanation of the process and the reasons for rejecting the tendered resignation, if applicable, in a Form 8-K furnished to the Securities and Exchange Commission. If the Board accepts a director’s resignation under the policy, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill such vacancy or reduce the size of the Board.

Board and Committee Membership

Our Board of Directors currently has nine seats, divided into three classes: Class I (three seats), Class II (three seats) and Class III (three seats).

The Board of Directors met 12 times during 2008. During 2008, each of our directors attended 75% or more of the aggregate of (a) the total number of meetings of the Board of Directors held while a director and (b) the total number of meetings held by all committees on which the director served (during the period in which the director served on such committees). Our Board has adopted a policy that our directors are expected and strongly encouraged to attend each Annual Meeting of Stockholders absent compelling circumstances. All of our directors then on the Board attended our 2008 Annual Meeting of Stockholders.

The table below provides the current membership information for the Board of Directors and each standing committee of the Board.

									Nominating
									and
		Year							Corporate
		Current	Audit		Compensation		Neutrality		Governance
		Term	Committee		Committee		Committee		Committee
Name	Position	Expires	Member		Member		Member		Member

Mr. Chang	Class III director	2010			X
Mr. Cullen	Class I director	2011	X	*					X
Mr. Friedman	Class I director	2011			X	*
Mr. Ganek	Class III director	2010					X
Mr. Ireland	Class II director	2009			X		X
Mr. Lacouture	Class II director	2009	X
Dr. Pickar	Class I director	2011			X		X	*
Mr. Rowny	Class II director	2009	X						X
Ms. Runtagh	Class III director	2010	X						X	*

*	Chair

The Audit Committee

Under the terms of its Charter, the Audit Committee meets at least four times per fiscal year, including periodic meetings in executive session with each of our management, our principal internal auditor, our independent registered public accounting firm (independent auditors), and our General Counsel, and reports regularly to the full Board of Directors with respect to its activities. The Audit Committee represents and assists the Board of Directors in overseeing the accounting and financial reporting processes of the Company and the audits of our financial statements and internal control over financial reporting, including the integrity of the financial statements; our compliance with legal and regulatory authority requirements; the independent auditors’ qualifications and independence; the performance of our internal audit function and independent auditors; and the preparation of a report of the Audit Committee to be included in our annual proxy statement. The Audit Committee is responsible for:

•	directly appointing, retaining, compensating, evaluating, overseeing, and terminating (when appropriate) the Company’s independent auditors, who shall report directly to the Committee;

•	reviewing and pre-approving all audit and permissible non-audit services to be provided by the independent auditors, and establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent auditors;

•	at least annually, obtaining and reviewing a report by the independent auditors describing: (a) the auditors’ internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues;

•	at least annually, reviewing the qualifications, independence and performance of the independent auditors, and discussing with the independent auditors their independence;

•	upon completion of the annual audit, reviewing with the independent auditors their experiences, any audit problems or difficulties encountered (including restrictions on their work, cooperation received or not received, and significant disagreements with corporate management) and management’s response, and findings and recommendations concerning their annual audit of the Company;

•	meeting to review and discuss with corporate management and the independent auditors the annual audited financial statements, and the unaudited quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommending to the Board whether the annual audited financial statements should be included in the Company’s annual report on Form 10-K;

•	reviewing and discussing earnings press releases, and corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies;

•	reviewing and discussing with management and the independent auditors the Company’s major risk exposures and the steps management has taken to monitor and control such exposure;

•	reviewing the adequacy and effectiveness of the Company’s internal audit procedures and internal controls over financial reporting, and any programs instituted to correct deficiencies;

•	reviewing and discussing the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•	overseeing the Company’s compliance systems with respect to legal and regulatory requirements and reviewing the Company’s codes of conduct and programs to monitor compliance with such codes;

•	establishing procedures for the submission of complaints regarding accounting, internal accounting controls, or auditing matters;

•	investigating, or referring, matters brought to its attention as appropriate, with full access to all books, records, facilities and personnel of the Company;

•	reviewing the application of significant regulatory, accounting and auditing initiatives, including new pronouncements;

•	establishing policies for the hiring of employees and former employees of the independent auditors;

•	annually reviewing and reassessing the adequacy of the Audit Committee Charter and evaluating the performance of the Committee, and recommending changes to the Board as appropriate; and

•	performing such other functions as assigned by law, the Company’s certificate of incorporation or bylaws, or the Board of Directors.

The Audit Committee has the authority to retain, at NeuStar’s expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.

The Audit Committee met eight times during 2008.

The members of the Audit Committee as of the date of this proxy statement are Messrs. Cullen (Chair), Lacouture and Rowny and Ms. Runtagh.

The Board of Directors has determined that each of the members of the Audit Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange and the Securities and Exchange Commission, that each such member also meets the heightened standards for Audit Committee independence described under the heading “Director Independence” above, and that each of Messrs. Cullen and Rowny is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The report of the Audit Committee is included on page 50. A copy of the Audit Committee Charter is available on our website at www.neustar.biz, under the captions “Investor Relations — Corporate Governance — Highlights — Committee Charters.” A free printed copy is available to any stockholder who requests it from us at the address on page 5.

The Nominating and Corporate Governance Committee

Under the terms of its Charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board director candidates for election at the annual meeting of stockholders, developing and recommending to the Board a set of corporate governance principles and undertaking a leadership role in shaping corporate governance. Specifically, the Committee is responsible for:

•	developing and recommending to the Board criteria for identifying and evaluating director candidates;

•	identifying, reviewing the qualifications of, and recruiting candidates for election to the Board;

•	assessing the independence of incumbent directors in determining whether to recommend them for reelection to the Board;

•	establishing a procedure for the consideration of Board candidates recommended by the stockholders;

•	recommending to the Board candidates for election or reelection to the Board at each annual stockholders’ meeting;

•	recommending to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•	developing and recommending to the Board a set of corporate governance principles and reviewing and recommending changes to these principles, as necessary;

•	making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

•	recommending to the Board candidates for appointment to Board committees and considering periodically rotating directors among the committees;

•	reviewing and recommending to the Board retirement and other tenure policies for directors;

•	reviewing directorships in other public companies held by or offered to directors and senior officers of the Company and consulting with the Company’s Neutrality Committee regarding such directorships;

•	reviewing and assessing the channels through which the Board receives information, and the quality and timeliness of information received;

•	reviewing the Company’s succession plans relating to the Chief Executive Officer and other senior officers;

•	overseeing the annual evaluation of the Board and its committees and management;

•	reviewing the governance structure of the Company;

•	reviewing external developments in corporate governance matters; and

•	annually evaluating the performance of the Committee and the adequacy of the Committee’s Charter and recommending changes to the Board as appropriate.

The Nominating and Corporate Governance Committee has the authority to retain, at the Company’s expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions. The Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

The Nominating and Corporate Governance Committee met seven times during 2008.

The members of the Nominating and Corporate Governance Committee as of the date of this proxy statement are Ms. Runtagh (Chair) and Messrs. Cullen and Rowny.

The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange.

A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.neustar.biz, under the captions “Investor Relations — Corporate Governance — Highlights — Committee Charters.” A free printed copy is available to any stockholder who requests it from us at the address on page 5.

The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board and believes that director candidates should have certain minimum qualifications, including the highest level of integrity, maturity of judgment based on a record of senior-level experience, commitment to serving the interests of our stockholders, and a reputation and background that demonstrate that NeuStar has a Board with experience that is appropriate and consistent with our long-term vision. Candidates must also have a commitment to devote the time necessary to be active on the Board and the desire and ability to work collegially and as a team with the Board and senior management. Pursuant to our Principles of Corporate Governance, the Committee considers the number of other boards on which the candidate serves. Additionally, as part of the neutrality requirements to which we are subject under Federal Communications Commission rules and orders and certain of our contracts, directors cannot be employees or directors of a telecommunications service provider (“TSP”) or own more than 5% of the voting stock of a TSP.

The Committee believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:

•	experience as a Chairman and Chief Executive Officer of another company;

•	senior-level experience in the communications industry generally (e.g., wireline, wireless, Internet service providers and providers of Internet protocol and other next-generation communications services), or with companies that have transaction-based business models, media companies, and systems integration/systems technology companies;

•	experience with government and public policy;

•	geographic diversity, with representation from the United States, Asia and Europe; and

•	strengths in the functional areas of finance, corporate governance, financial statement auditing, business operations and strategic planning for communications companies, and mergers and acquisitions.

The Committee further aims to have gender and racial diversity on the Board.

The Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the Committee through current and former Board members, management, professional search firms (to whom we pay a fee), stockholders or other persons. The Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above, and seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described above.

The Nominating and Corporate Governance Committee has in the past retained, and may in the future retain, a third-party search firm to assist the Committee in identifying and evaluating potential nominees for the Board. The Committee will also consider candidates for director recommended by our stockholders. Any stockholder recommendations proposed for consideration by the Committee should include the candidate’s name and qualifications for Board membership and should be addressed to the Nominating and Corporate Governance Committee, care of our Corporate Secretary, at NeuStar, Inc., 46000 Center Oak Plaza, Sterling, VA 20166. Properly submitted candidates who meet the criteria outlined above will be evaluated by the Committee in the same manner as candidates recommended by other sources.

In addition, our bylaws permit stockholders to nominate individuals for election at annual stockholder meetings and to solicit proxies in favor of such nominees. The process for nominating directors in accordance with our bylaws is discussed below under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.”

The Compensation Committee

Under the terms of its Charter, the Compensation Committee is to assist the Board of Directors in discharging its responsibilities relating to compensation of our executive officers and to produce the annual report on executive compensation to be included in our proxy statement. The Compensation Committee is specifically responsible for:

•	overseeing the Company’s overall compensation structure, policies and programs, and assessing whether that structure establishes appropriate incentives for management and employees;

•	administering and making recommendations to the Board with respect to the Company’s incentive-compensation and equity-based compensation plans;

•	reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, evaluating the CEO’s performance in light of those goals and objectives, and recommending the CEO’s compensation level to the independent directors based on this evaluation;

•	overseeing the evaluation of other executive officers and setting their compensation based upon the recommendation of the CEO;

•	approving stock option and other stock incentive awards for executive officers;

•	reviewing and approving the structure of other benefit plans pertaining to executive officers;

•	reviewing and recommending employment and severance arrangements for executive officers;

•	approving, amending or modifying the terms of any compensation or benefit plan that does not require stockholder approval;

•	monitoring compliance by executive officers and directors with stock ownership guidelines adopted by the Company;

•	reviewing the compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board;

•	annually evaluating the performance of the Committee and the adequacy of the Committee’s Charter and recommending changes to the Board as appropriate; and

•	performing such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee deems appropriate.

The Compensation Committee has the authority to retain, at NeuStar’s expense, such outside counsel, experts and other advisors as it determines appropriate to assist it in the full performance of its functions.

The Compensation Committee met 14 times in 2008.

The members of the Compensation Committee as of the date of this proxy statement are Messrs. Friedman (Chair), Chang and Ireland and Dr. Pickar.

The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange.

Additional information regarding the processes and procedures of the Compensation Committee, the scope of the Committee’s authority, and the role of executive officers and compensation consultants in determining or recommending compensation is set forth below under the heading “Compensation Discussion & Analysis.”

A copy of the Compensation Committee Charter is available on our website at www.neustar.biz, under the captions “Investor Relations — Corporate Governance — Highlights — Committee Charters.” A free printed copy is available to any stockholder who requests it from us at the address on page 5.

The Neutrality Committee

Under Federal Communications Commission rules and orders and certain of our contracts, we are required to comply with neutrality regulations and policies. We are examined periodically on our compliance with these requirements by independent third parties. The Neutrality Committee is responsible for receiving reports from the Company’s Neutrality Officer with respect to his or her neutrality functions; reviewing the quarterly attestation reports of the accountants who perform the neutrality procedures; reviewing and approving, as necessary, specific corrective actions based on the findings of the accountants; and reviewing and approving any changes or amendments to the Company’s neutrality compliance procedures.

The members of the Neutrality Committee as of the date of this proxy statement are Dr. Pickar (Chair) and Messrs. Ganek and Ireland. The Neutrality Committee met four times during 2008.

Executive Sessions

NeuStar’s independent directors meet in executive session without management present at least quarterly. The lead director, currently James G. Cullen, chairs these executive sessions.

Communications with Directors

Stockholders and other interested parties may communicate with the Board of Directors by writing c/o the Corporate Secretary, NeuStar, Inc., 46000 Center Oak Plaza, Sterling, Virginia 20166. Communications intended for a specific director or directors should be addressed to the attention of the relevant individual(s) c/o the Corporate Secretary at the same address. Our Corporate Secretary will review all correspondence intended for the Board and will regularly forward to the Board a summary of such correspondence and copies of correspondence that, in the opinion of the Corporate Secretary, is of significant importance to the functions of the Board or otherwise requires the Board’s attention. Directors may at any time review a log of all correspondence received by the Corporate Secretary that is intended for the Board and request copies of any such correspondence.

In addition, the Audit Committee of our Board has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal accounting controls, and auditing matters. Concerns may be reported through our Compliance Hotline at (888) 396-9033, by email to the Audit Committee at CorporateCode@neustar.biz, or through a confidential web form, available at www.neustar.biz under the captions “Investor Relations — Corporate Governance — Contact the Board.” To the extent permitted by applicable law, concerns may be submitted anonymously and confidentially.

Code of Business Conduct

Our Board of Directors has adopted a Corporate Code of Business Conduct applicable to all of our directors, officers, employees and contractors providing services to or on behalf of the Company.

The Code embodies general principles such as compliance with laws, acting with honesty and integrity, avoidance of conflicts of interest, maintenance of accurate and timely financial and business records, use of the Company’s assets, working with customers, suppliers and governments, and protecting the Company’s information and information regarding other companies. All directors, officers, employees and contractors are obligated to report violations and suspected violations of the Code in accordance with the reporting procedures described in the Code.

Our Corporate Code of Business Conduct is available on our website at www.neustar.biz under the captions “Investor Relations — Corporate Governance — Code of Conduct.” A free printed copy is available to any stockholder who requests it from the address on page 5.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee, who also served as members of the Committee in 2008, are Messrs. Chang, Friedman and Ireland and Dr. Pickar. No member of the Compensation Committee has been an officer or employee of NeuStar or any of our subsidiaries at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or our Compensation Committee.

COMPENSATION DISCUSSION & ANALYSIS

Overview

Our executive compensation programs are designed to create value for our stockholders by supporting the achievement of our business and financial objectives. To this end, we have formulated our programs for executives (including our named executive officers, as defined in the Summary Compensation Table below) to reward superior financial and operating performance, to align executives’ interests with those of our stockholders, and to encourage talented individuals to join and remain with the Company and contribute to our growth and success.

Our executive compensation programs are intended to be both competitive and fair. In determining the types and amount of compensation for each executive, we focus on the executive’s performance and potential, level of responsibility, and current compensation and stock ownership levels, as well as our retention needs and competitive practice. The material elements of our executive compensation programs consist of base salary, annual cash incentive compensation, discretionary bonus and equity awards.

Compensation Objectives

Performance

The primary objective of our compensation programs is to motivate and reward outstanding performance. Elements of executive compensation that depend upon performance include:

•	annual cash incentive compensation, which is based on the achievement of predetermined business and financial objectives;

•	discretionary cash bonuses, which are awarded to select individuals for superior performance in a particular year; and

•	equity compensation, which is designed to motivate our executives to enhance stockholder value and achieve longer-term Company financial objectives.

We have attempted, and will seek in the future, to remain flexible as to the form of equity compensation that we use. Our equity awards have included stock options, restricted stock and performance share units.

Alignment of Interests

We seek to align the interests of our executives with those of our stockholders. Elements of compensation that align executive and stockholder interests include:

•	annual cash incentive compensation, which focuses on key financial measurements that drive stockholder value; and

•	equity compensation, which links a significant portion of compensation to stock price appreciation and, in the case of performance share units, to meeting Company financial objectives linked to stockholder value creation.

As discussed below, we have also adopted management stock ownership guidelines to align executives’ interests more closely with those of our stockholders.

Retention

Our executive compensation programs are designed to help us attract and retain key management talent. Elements of compensation that encourage our executives to maintain a long-term commitment to NeuStar include:

•	option and restricted stock awards, which generally vest over three or four years; and

•	performance share unit awards, which generally vest after three years if cumulative financial goals are achieved.

Implementing Compensation Objectives

Determining Compensation

In making compensation decisions, we review the performance of the Company and each executive. We also consider the executive’s level of responsibility, the importance of the executive’s role in achieving our corporate objectives, and the executive’s long-term potential, while taking into account his or her current compensation, realized and unrealized equity gains and stock ownership levels, and our stock selling guidelines for executives. Finally, we weigh competitive practice, relevant business and organizational changes, retention needs and internal pay equity. Specific factors that affect compensation decisions for our named executive officers include:

•	financial and operating measurements such as revenue growth, earnings and operating margins;

•	strategic objectives such as acquisitions, divestitures, global expansion, diversification and innovation;

•	achieving specific operational goals, such as improved productivity and customer service, for the Company or the executive’s functional area; and

•	individual objectives, including goals relating to risk management and succession planning.

In order to attract and retain the best management talent, we believe we must provide a total compensation package that is competitive relative to our peers. For this purpose, we consider compensation surveys conducted by Radford, a nationally recognized consulting firm, with a focus on surveys of companies in the communications business service sector that have revenues comparable to ours.

In addition to the survey data described above, we consider the practices of specific companies that we have identified as our peers. These public companies are selected annually by the Compensation Committee on the basis of similar business characteristics and comparable financials (including revenues, market capitalization and growth profiles). For 2008, these companies were:

Akamai Technologies Inc.	ANSYS, Inc.
aQuantive, Inc.	Digital River, Inc.
Equinix, Inc.	Global Payments, Inc.
Golden Telecom, Inc.	Informatica Corporation
MicroStrategy, Inc.	NAVTEQ Corporation
Polycom Incorporated	Red Hat, Inc.
Salesforce.com, Inc.	SAVVIS, Inc.
Time Warner Telecom	TIBCO Software Inc.
ValueClick, Inc.	VeriSign, Inc.

In developing this list, the Compensation Committee focused on companies with revenues ranging from $200 million to $1 billion, one- or three-year revenue growth (cumulative compound annual growth rate) of at least 15%, and some international operations. The peer group for 2008 consisted of seven companies that were used for benchmarking purposes in 2007 and 11 additional companies that met the above criteria. NeuStar’s revenue and market capitalization were between the 25th percentile and median of the 2008 peer group.

After reviewing the survey and peer group data described above, we determine the approximate range within which to target total direct compensation for our executives. Within any range, we incorporate flexibility to respond to and adjust for the evolving business environment and our specific hiring and retention needs. For 2008, excluding the special new-hire and retention equity awards described under “Compensation of the Named Executive Officers” below, we set overall target total direct compensation for the named executive officers (other than Mr. Bouman, who had already stepped down as COO when 2008 compensation levels were set) to fall between the median and 75th percentile of competitive practice, in recognition of the high degree of difficulty associated with meeting our financial and strategic objectives, our aggressive revenue and earnings growth targets, and our higher than peer group reliance on performance-based compensation. As described below, individual levels may vary from the targeted competitive position based on factors such as individual performance, executive responsibilities relative to benchmark position responsibilities, skill set and experience, and length of tenure in a particular position.

Our compensation programs are designed to strike a balance between cash and equity and between annual and long-term incentives that the Compensation Committee considers appropriate. Our mix of compensation elements is designed to reward near-term results (in the form of annual cash incentive compensation and discretionary bonus) and motivate long-term performance (in the form of equity awards that vest over multi-year periods and which are based, in the case of performance share units, on the achievement of Company financial objectives). For 2008, approximately two-thirds to three-fourths of total target compensation for our named executive officers (other than Mr. Bouman) was composed of long-term equity compensation, with the balance being primarily base salary and annual cash incentive compensation.

We believe the most important indicator of whether our compensation objectives are being achieved is our ability to deliver value to our stockholders.

Role of Compensation Committee and Management

The Compensation Committee has primary responsibility for overseeing the design and implementation of our executive compensation programs. The Compensation Committee, with input from the other independent directors, evaluates the performance of the CEO. The Compensation Committee then recommends CEO compensation to the independent directors for approval. The CEO and the Compensation Committee together review the performance of our other executive officers and determine their compensation based on recommendations from the CEO and the Senior Vice President, Human Resources. The CEO, CFO and Senior Vice President, Human Resources also provide information and recommendations to the Compensation Committee regarding Company financial targets under our annual incentive plan and our performance share unit awards, and the cost and dilutive implications of the executive compensation program. The other named executive officers do not play a role in their own individual compensation determinations, other than discussing individual performance objectives with the CEO.

Role of Compensation Consultants

The Compensation Committee has retained Frederic W. Cook & Co., Inc. to review market trends and advise the Committee regarding executive compensation. Representatives from Cook are responsible for preparing and reviewing Committee materials, attending Committee meetings, assisting the Committee with program design, and generally providing advice and counsel to the Committee and the Senior Vice President, Human Resources as compensation issues arise. The Committee also looks to Cook for assistance in assessing the competitiveness of our executive compensation programs.

Cook reports directly to the Committee, although the Committee has instructed Cook to work with management to compile information and gain an understanding of the Company and any issues for consideration by the Committee. Cook did not receive professional fees from NeuStar in 2008 other than in connection with advising the Committee on executive compensation matters.

Equity Grant Process

All equity grants to our employees, including our named executive officers, are approved by the Compensation Committee. The Committee grants equity awards on an annual basis to employees at an appropriate level of seniority within the Company whose performance and potential contributions warrant such consideration. New hires at this level of seniority are generally granted equity awards upon or shortly after hire. On occasion, special retention and recognition grants are made to individuals deemed critical to retain, difficult to replace or high-potential employees.

The exercise price of each stock option awarded to our employees is the closing price of our common stock on the date of grant. If the Committee meets after the release of our quarterly or annual earnings information, the grant date is set as the date of the meeting. If the Committee meets prior to the release of earnings information, the Committee designates a grant date that is several days after the release of earnings information, in order to allow for dissemination of earnings information to the public.

Stock Ownership Guidelines

In 2007, the Compensation Committee adopted stock ownership guidelines for executives, effective January 1, 2008. The guidelines are designed to increase executives’ equity stakes in the Company and to align executives’ interests more closely with those of our stockholders. The guidelines provide that, within five years, the CEO should attain an investment position in NeuStar stock equal to at least four times his base salary; the President and COO should attain an investment position equal to at least three times her base salary, and all other executive officers should attain an investment position equal to at least two times their base salary. The number of shares needed to be owned is calculated annually based on the executive’s salary and an average of the prior year’s quarter-end closing stock prices.

Shares counted toward meeting the guidelines include shares owned outright by the executive or his or her spouse, including shares acquired upon the exercise of stock options and shares delivered upon vesting of restricted stock; performance shares earned by the executive; deferred stock units; shares held in trust that are included in the executive’s ownership reports filed with the SEC; and shares held in the executive’s retirement accounts. Unexercised stock options and unvested restricted stock or performance shares do not count toward meeting the guidelines.

Under the guidelines, each executive is expected to retain a percentage of the shares received from the Company’s equity compensation program (for example, upon the exercise of options, vesting of restricted stock, or receipt of shares under performance-based awards) until his or her required ownership level is achieved. For the CEO, this retention ratio is 100%; for the President and COO, the retention ratio is 75%; and for all other executive officers, the retention ratio is 50%. The retention ratios only apply to equity awards granted on or after January 1, 2007.

As of January 1, 2009, Mr. Ganek met his required ownership level under the guidelines. Our other executive officers are expected to meet their required ownership levels by the later of January 1, 2013 or five years after becoming covered by the guidelines.

Management Stock Selling Guidelines

Each year, our Nominating and Corporate Governance Committee and Board of Directors adopt a policy limiting sales of NeuStar stock by our executives. Like the stock ownership guidelines, these limits are intended to align the interests of executives with those of our stockholders by requiring the executives to retain a meaningful percentage of their equity holdings in the Company.

The Compensation Committee considers the impact of the stock selling guidelines, together with realized and unrealized equity gains, when evaluating retention needs and executive compensation generally. In 2008, for example, the Nominating and Corporate Governance Committee and the Board determined to permit additional sales for Mr. Babka in connection with his entry into an employment agreement with the Company (described under “Individual Arrangements” below). The Compensation Committee considered the guidelines, and the proposed exceptions, in negotiating the agreement with Mr. Babka.

Elements Used to Achieve Compensation Objectives

Base Salary

Base salaries are intended to be commensurate with each executive’s position and level of responsibility. Decisions regarding salary levels also take into account the executive’s current salary, the amounts paid to his or her peers within and outside the Company, and our obligations under existing employment agreements.

Base salaries are evaluated annually or as necessary in response to organizational or business changes. Although salaries are considered annually, they are not automatically increased if the Compensation Committee (or the independent directors, in the case of the CEO) believes that they are at appropriate levels or that other elements of compensation deserve greater weight in light of our stated objectives. This is consistent with our goal of offering competitive compensation that is tied to the achievement of our performance objectives.

Base salaries paid to the named executive officers in 2008 are discussed below and shown in the Summary Compensation Table on page 26. In 2008, we set base salaries for the named executive officers (other than Mr. Foster) at or near the 75th percentile of competitive practice. This competitive positioning is generally consistent with our targeted competitive positioning of median to 75th percentile and reflects consideration of existing salary levels and executive responsibilities, skill set and experience. Mr. Foster’s base salary for 2008 was above the 75th percentile, reflecting consideration of his existing salary level, skill set and length of tenure.

Cash Incentive Compensation

Annual cash incentive awards provide an inducement for achieving performance goals that we consider to be important contributors to stockholder value. At the beginning of each year, the Compensation Committee (with the input of the other independent directors) establishes the performance goals and targets applicable under the relevant incentive plan for awards that our executives are eligible to earn for the year. For 2008, performance goals and targets were established in accordance with our Annual Performance Incentive Plan. Actual amounts payable under the Plan for 2008 could have ranged from 0% to 150% of an executive’s target award, based upon the extent to which performance met, exceeded or was below target.

After the end of the fiscal year, the Compensation Committee reviews our full-year results against the performance goals previously established for the year. In determining whether performance goals were met for 2008, the Compensation Committee had the right, in its discretion, to adjust for extraordinary events, including acquisitions, dispositions and changes in accounting rules during the year. As discussed below, the Committee exercised this right and determined to disregard certain impairment charges relating to our Next Generation Messaging business for 2008.

After reviewing the final full-year results and determining the extent to which performance goals have been met, the Compensation Committee (and the independent directors, in the case of the CEO) approves individual payouts to be awarded to our executives. Payouts are generally made in February or early March following the performance year. In determining individual payouts for 2008, the Committee had the right, in its discretion, to pay amounts less than an executive’s target award (or attained percentage thereof), regardless of the degree of attainment. As discussed below, the Committee exercised this right and determined to reduce payouts for certain executives for 2008.

The cash incentive compensation paid to the named executive officers for 2008 is discussed below and shown in the Summary Compensation Table on page 26.

Discretionary Bonus

The Compensation Committee (or the independent directors, in the case of the CEO) may, in its discretion, approve additional cash bonuses to key executives in a particular year. These bonuses, which are recommended by the CEO (for executives other than himself) or the Compensation Committee (for the CEO), are designed both to reward outstanding performance and to provide meaningful differentiation among executives based on their impact on the achievement of corporate goals. Bonuses, when approved, are generally paid in February or early March concurrent with annual cash incentive compensation.

The bonus paid to one named executive officer for 2008 is discussed below and shown in the Summary Compensation Table on page 26.

Equity Compensation

Our equity compensation programs are designed to reward contributions to our success, motivate future performance, align the interests of our executives with those of our stockholders, and retain key executives through the term of the awards. When making equity grant decisions, we consider the grant size and the appropriate forms of equity to grant. We also consider the value of existing grants, vesting profiles, competitive market data and specific retention needs.

Our equity awards have included stock options, performance share units and restricted stock. Stock options and performance share units are awarded as part of our annual equity compensation program. Restricted stock is used for new hires and to address specific retention and recognition needs. As discussed above, we have attempted, and will seek in the future, to remain flexible as to the form of equity compensation that we use so that we can properly motivate our executives to enhance stockholder value and achieve specific Company objectives.

When determining the appropriate mix of equity grants, we weigh the dilutive impact and cost of these grants (determined in accordance with Statement of Financial Accounting Standards, or SFAS, No. 123(R)) with their potential benefits. We believe that providing more than one type of award helps to balance our compensation objectives. For example, stock options have value only to the extent that the price of NeuStar stock on the date of exercise exceeds the price on the grant date, and thus are an effective compensation element only if the stock price increases over the term of the award. In this sense, stock options are a motivational tool and are supportive of our growth strategy. Performance share units, which we began using in 2007, are fully at risk and depend upon key performance measures that drive value for our stockholders, thus aligning the interests of our executives and stockholders. The receipt of shares underlying performance share units is determined entirely by the Company’s achievement of predetermined financial objectives. For 2008, as discussed below, these objectives related to Company revenue and EBITDA. Finally, restricted stock offers executives the opportunity to receive shares of NeuStar stock on the date the restriction lapses. In this regard, restricted stock serves both to reward and retain executives.

In managing the overall cost of our equity compensation program, we set an annual budget with respect to total expense and the potential dilutive impact to stockholders. Budgets have been set at levels that we believe are reasonable relative to peer companies, taking into account our compensation objectives, and affordable at various performance levels.

The stock options, performance share units and restricted stock awards granted to the named executive officers in 2008 are discussed below and shown in the 2008 Grants of Plan-Based Awards table on page 28.

Deferred Compensation

In April 2008, the Board of Directors approved the NeuStar, Inc. Deferred Compensation Plan, which permits employees at the vice president level and above, including the named executive officers, to defer certain elements of compensation in order to delay taxation on such amounts. We believe that this is a standard benefit arrangement commonly offered at companies of our size. Specifically, the Plan permits deferral of up to 75% of base salary and up to 90% of annual cash incentive awards and bonuses. We may elect to provide matching contributions to the extent that deferrals under the Plan have the effect of reducing a participant’s 401(k) compensation (and thus the matching contribution offered to all employees under our 401(k) plan). Amounts deferred or matched under the Plan are credited with investment earnings based on investment options selected by the participants. Enrollment in the Plan began in June 2008.

As shown in the 2008 Nonqualified Deferred Compensation table on page 33, one of our named executive officers elected to participate in the Plan for 2008.

Other Compensation

In general, our executives receive health and welfare benefits under the same programs and subject to the same eligibility requirements that apply to all Company employees. Likewise, executives participate in our 401(k) plan on the same terms and conditions as apply to other Company employees. We do not provide defined benefit (pension) or supplemental retirement plans for our executives.

On occasion, we provide our executives with other benefits that we believe are reasonable, competitive and consistent with our compensation objectives. These benefits, which constitute only a small portion of each named executive officer’s total compensation, are discussed below and shown in the All Other Compensation column of the Summary Compensation Table on page 26.

Severance and Change-in-Control Arrangements

As discussed under “Potential Payments upon Termination or Change in Control” below, we maintain severance and equity award arrangements that provide benefits to key management employees, including our named executive officers, if they experience specified termination or change-in-control events.

We believe that reasonable severance and change-in-control protections for our named executive officers are necessary in order for us to attract and retain qualified executives. We have defined the events that would trigger payments in a manner that we believe is reasonable and consistent with current market practices. For example, the definition of “good reason” in our severance and change-in-control arrangements is intended to be limited to true circumstances of constructive discharge and includes notice and opportunity-to-cure provisions, so that severance rights are not triggered inadvertently. In addition, the benefits in our change-in-control arrangements are “double trigger” — meaning that in order for benefits to be payable, there must occur both a change in control and an affirmative action by us or our successor to terminate (or constructively terminate) an executive’s employment. Finally, any benefits arising under our severance plan are conditioned on the executive’s execution of a release of claims and agreement to abide by specific non-compete, non-solicit, confidentiality and other obligations set forth in the plan.

We periodically review the necessity and design of our executive severance and change-in-control arrangements. In 2008, as discussed under “Potential Payments upon Termination or Change in Control” below, we entered into an agreement with Mr. Ganek to (a) terminate a previous arrangement providing for the continuation of Mr. Ganek’s employment on a part-time basis if his full-time employment were terminated, and (b) modify the benefits to which Mr. Ganek may be entitled under our severance plan. The primary purpose of these changes was to comply with Section 409A of the tax code and related regulations. As our needs, the regulatory framework and market practices evolve, we will consider whether additional changes to our policies are appropriate.

Individual Arrangements

On occasion, we enter into individual arrangements with our executives. These arrangements are designed to further our compensation objectives and meet specific hiring and retention needs.

We entered into an employment agreement with Mr. Babka in February 2008. Under this agreement, we agreed to maintain Mr. Babka’s existing base salary and bonus target during the period that he served as our CFO. Moreover, as discussed below, the Compensation Committee approved a special equity award for Mr. Babka in connection with his entry into this agreement. Finally, the Nominating and Corporate Governance Committee approved a one-time exception to our management stock selling guidelines, allowing Mr. Babka to sell up to 200,000 shares of NeuStar stock beyond the sales permitted by the guidelines. Mr. Babka resigned as our CFO effective January 15, 2009, and he was no longer employed by the Company as of April 1, 2009. Accordingly, his special equity award did not vest, and his employment agreement is no longer in effect.

We entered into a status change agreement with Mr. Bouman in January 2008, in connection with Ms. Hook’s appointment as our President and COO. Under this agreement, Mr. Bouman agreed to remain as a senior advisor to management through June 30, 2008, and to serve as a consultant to NeuStar through December 31, 2008. In return, we agreed to maintain Mr. Bouman’s existing base salary and bonus target through June 30, 2008 and to pay him a lump sum of $212,500 in 2009. Moreover, as discussed below, the Compensation Committee approved a special equity award for Mr. Bouman in connection with his entry into this agreement, as an incentive for him to continue providing services to NeuStar through the end of 2008. Finally, we agreed to reimburse a portion of Mr. Bouman’s premiums for continuation coverage under our medical plans through December 31, 2008.

We entered into a letter agreement and senior advisor services agreement with Mr. Foster in May 2008. Under these agreements, Mr. Foster agreed to continue as a consultant to NeuStar following his May 2008 resignation as our CTO, working a minimum of 180 hours per quarter at the rate of $300 per hour. In addition, we agreed to reimburse a portion of Mr. Foster’s premiums for continuation coverage under our medical plans for up to 18 months. In connection with Mr. Foster’s resignation as CTO, a preexisting employment continuation agreement between NeuStar and Mr. Foster was terminated.

Compensation of the Named Executive Officers

In determining total compensation for our named executive officers for 2008, we evaluated the financial and operational performance of the Company and considered each executive’s contributions to that performance. A more detailed analysis of our financial and operational performance is contained in the Management’s Discussion & Analysis section of our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC.

Base Salary

Taking into account the factors discussed above, the Compensation Committee (and the independent directors, in the case of the CEO) approved 2008 base salaries for the continuing named executive officers in February 2008. The Compensation Committee determined not to raise base salaries for the named executive officers in 2008, with the exception of a 6% increase for Mr. Lowen based on market competitiveness (between median and 75th percentile). The following table sets forth the 2008 base salaries for the named executive officers:

2008 Salary
Name	(effective 1/1/08)

Jeffrey Ganek	$560,606
Jeffrey Babka	$340,000
Lisa Hook	$435,000
Martin Lowen	$260,000
Douglas Arnold	$245,000
Lawrence Bouman	$425,000
Mark Foster	$340,000

As discussed above, Mr. Babka’s 2008 base salary was determined in accordance with his employment agreement, and Mr. Bouman’s 2008 base salary was determined in accordance with his status change agreement.

Cash Incentive Compensation

In February 2008, the Compensation Committee set performance goals and targets under the Annual Performance Incentive Plan for 2008. In recognition of the high degree of difficulty associated with meeting our financial and strategic objectives, the Compensation Committee (and the independent directors, in the case of the CEO) established the following target awards for the continuing named executive officers, presented as a percentage of base salary:

Name	2008 Target

Jeffrey Ganek	100%
Jeffrey Babka	75%
Lisa Hook	100%
Martin Lowen	60%
Douglas Arnold	50%
Mark Foster	75%

As required by his status change agreement, Mr. Bouman’s target award was 100% of his base salary, prorated based on his days of employment in 2008. When combined with base salaries, the target cash incentive award opportunities for our named executive officers (other than Mr. Foster) brought their total target cash compensation for 2008 to approximately the 75th percentile of competitive practice, which is generally consistent with our targeted competitive positioning. Mr. Foster’s total target cash compensation for 2008 was above the 75th percentile, reflecting consideration of his existing compensation level, skill set and length of tenure.

For the named executive officers other than Mr. Bouman, 85% of the target award for 2008 was based on the Company’s achievement of established goals relating to 2008 revenue and earnings before interest income, interest expense, income taxes, depreciation and amortization (“EBITDA”), and 15% of the target award was based on individual achievements and was discretionary. For Mr. Bouman, as required by his status change agreement, 100%

of the target award was based on the Company’s achievement of established goals relating to 2008 revenue and EBITDA.

The Compensation Committee elected to use Company revenue and EBITDA as performance measures for the named executive officers in 2008 because we believe these measures focus the named executive officers on profitable growth that is expected to lead to enhanced stockholder value. The Committee set 2008 goals at levels that required a high level of financial performance, with contributions from various service offerings.

After reviewing 2008 performance against the predetermined objectives, the Compensation Committee resolved to approve the Company portion of awards at 75% of target, based on revenue of $488.8 million and EBITDA of $221.5 million (versus target revenue of $514.9 million and target EBITDA of $213.4 million). In making this determination, the Committee exercised its discretion to disregard impairment charges totaling $111.8 million, relating to our Next Generation Messaging business. The Committee viewed these charges as extraordinary and not indicative of actual operating performance by the executives as a group. At the same time, however, the Committee determined to reduce the 2008 payouts for Mr. Ganek, Ms. Hook and Mr. Babka, based on their oversight roles with respect to the Next Generation Messaging business.

After reviewing the factors discussed above and considering the individual performance of each named executive officer (other than Mr. Bouman, whose award did not depend on individual performance, and Mr. Foster, who was not eligible for an award due to his resignation in May 2008), the Compensation Committee (and the independent directors, in the case of the CEO) determined to pay the following amounts for 2008:

		Percentage of
Name	2008 Payout	Target

Jeffrey Ganek	$322,349	58%
Jeffrey Babka	$127,500	50%
Lisa Hook	$305,588	70%
Martin Lowen	$117,000	75%
Douglas Arnold	$96,469	79%

Mr. Bouman’s payout for 2008 was $159,375, or 75% of his prorated target, determined in accordance with his status change agreement.

Discretionary Bonus

After evaluating the factors described above, the Compensation Committee approved an additional bonus for 2008 to Mr. Arnold in the amount of $15,000. This bonus was recommended by the CEO based on Mr. Arnold’s outstanding individual contributions in the areas of performance management and leadership development.

Equity Compensation

In 2008, the Compensation Committee granted a combination of stock options, performance share units and restricted stock to our named executive officers. This combination reflected an individualized approach and a balancing of several of our compensation objectives, including motivating performance, aligning the interests of our executives and stockholders, and retaining key executives.

For Mr. Ganek, half of the 2008 equity compensation award value was delivered in stock options, and half of the value was delivered in performance share units. We believe this weighting provides an appropriate focus for the CEO on both stockholder value creation and long-term operating performance. Mr. Ganek’s 2008 stock options vest over four years, and his performance share units vest after three years based upon the achievement of cumulative revenue and EBITDA goals set by the Compensation Committee at the time of grant. These performance share unit goals reflect our internal, confidential business plan (the disclosure of which we believe would result in competitive harm to us) and require a high level of financial performance, with sustained and superior growth over the three-year performance period.

Mr. Babka received two sets of equity awards in 2008. First, Mr. Babka was granted restricted stock and performance share units in connection with his entry into an employment agreement with the Company. Had

Mr. Babka remained with NeuStar through December 31, 2009, his restricted stock would have vested in full, and his performance share units would have vested based on the achievement of Company revenue and EBITDA goals under the Annual Performance Incentive Plan for 2008 (described above). Second, Mr. Babka was granted stock options and performance share units consistent with the terms described above for Mr. Ganek. As discussed above, Mr. Babka resigned from NeuStar effective April 1, 2009; accordingly, his unvested equity awards were terminated.

Ms. Hook received special equity awards, composed of stock options, time-based restricted stock and performance-based restricted stock, in connection with her 2008 appointment as our President and COO. We believe this combination of awards strikes an appropriate balance between motivating performance and encouraging a long-term commitment to NeuStar by Ms. Hook. Ms. Hook’s 2008 stock options and time-based restricted stock vest over four years, and her performance-based restricted stock vests on or prior to February 22, 2011 based on, and subject to, the achievement of certain stock price goals set by the Compensation Committee at the time of grant. These stock price goals reflect confidential commercial and financial information (the disclosure of which we believe would result in competitive harm to us) and require a very high level of financial performance.

Like Mr. Babka, Mr. Lowen received two sets of equity awards in 2008. First, Mr. Lowen was granted special retention awards composed of restricted stock and performance share units. Mr. Lowen’s restricted stock vests in full on December 31, 2010, and his performance share units vest on December 31, 2010 based on the achievement of Company revenue and EBITDA goals under the Annual Performance Incentive Plan for 2008. As discussed above, the Compensation Committee determined that such goals were achieved at 75% of target (disregarding the impairment charges relating to our Next Generation Messaging business). Accordingly, Mr. Lowen’s performance share units will vest at 75% of target provided he remains with NeuStar through December 31, 2010. In addition to his special retention awards, Mr. Lowen was granted stock options and performance share units consistent with the terms described above for Mr. Ganek. Mr. Arnold was also granted stock options and performance share units consistent with the terms described for Mr. Ganek.

Mr. Bouman was granted a special restricted stock award in 2008 in connection with his entry into a status change agreement with the Company. Mr. Bouman continued to serve as a consultant to NeuStar through December 31, 2008; accordingly, his restricted stock award vested in full on that date.

Finally, Mr. Foster was granted stock options and performance share units consistent with the terms described above for Mr. Ganek. Mr. Foster’s change in status to a consultant did not constitute a termination of service under our stock incentive plans; accordingly, his outstanding equity awards have continued to vest or be exercisable in accordance with their terms.

All of the awards described above are reflected in the 2008 Grants of Plan-Based Awards table on page 28.

Other Compensation

Other benefits provided to the named executive officers for 2008 include one or more of the following: Company contributions to 401(k) plan accounts, which are available to all of our employees; commuting expenses; and premiums for continuation coverage under our medical plans (as described under “Individual Arrangements” above). These benefits constituted only a small portion of each executive’s total compensation for 2008. Other compensation for Mr. Bouman also includes the $212,500 lump-sum payment described under “Individual Arrangements” above, and other compensation for Mr. Foster includes the consulting payments described under “Individual Arrangements” above.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit of $1 million on the amount that a public company may deduct for compensation paid to the company’s CEO and to each of the company’s other named executive officers (excluding the CFO). This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if performance meets pre-established, objective goals based on criteria approved by stockholders).

At the time of our initial public offering, we maintained several incentive compensation plans, including our Annual Performance Incentive Plan and our 1999 and 2005 stock incentive plans. Awards made under these plans prior to the Meeting generally are not subject to the limitations imposed by Section 162(m).

As discussed under “ITEM 3 — Approval of 2009 Performance Achievement Reward Plan” and “ITEM 4 — Approval of 2009 Stock Incentive Plan” below, we are asking our stockholders to approve two new incentive compensation plans at the Meeting. These plans are intended to meet the requirements of Section 162(m), and we expect that certain awards made under the plans (if approved) will qualify as performance-based compensation under Section 162(m).

Although we consider the impact of Section 162(m) when developing and implementing our executive compensation programs, we believe that it is important to preserve flexibility in adopting and administering programs to promote varying corporate goals. Accordingly, we have not adopted a policy requiring all compensation to be deductible, and amounts paid under any of our compensation programs may be determined not to so qualify.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion & Analysis set forth above and has discussed that Analysis with management. Based on its review and discussion with management, the Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company’s 2009 proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for 2008. This report is provided by the following independent directors, who compose the Committee:

Joel P. Friedman (Chair)
Gareth Chang
Ross K. Ireland
Dr. Kenneth A. Pickar

EXECUTIVE COMPENSATION TABLES AND DISCUSSION

Summary Compensation Table

The following table sets forth all compensation paid by us for the period shown to our principal executive officer, our principal financial officer, our three most highly compensated executive officers other than our principal executive officer and principal financial officer who were serving as executive officers at the end of 2008, and two other individuals who would have been among the three most highly compensated executive officers but for the fact that they were not serving as executive officers of the Company at the end of 2008. We refer to these individuals as the “named executive officers” elsewhere in this proxy statement.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and		Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(1)	Compensation(4)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

Jeffrey Ganek	2008	560,606	—	148,055	984,685	322,349	12,350	2,028,045
Chairman and Chief	2007	553,240	—	583,843	718,036	504,545	13,960	2,373,624
Executive Officer	2006	500,000	125,000	18,090	473,969	375,000	26,311	1,518,370
Jeffrey Babka	2008	340,000	—	336,999	393,541	127,500	37,349	1,235,389
SVP and Chief Financial	2007	339,231	—	132,874	800,933	229,500	36,946	1,539,484
Officer	2006	300,000	75,000	10,963	748,065	225,000	64,617	1,423,645
Lisa Hook(5)	2008	418,269	—	274,274	346,463	305,588	10,789	1,355,383
President and Chief Operating Officer
Lawrence Bouman(6)	2008	222,308	—	587,400	—	159,375	213,060	1,182,143
Former Chief Operating Officer
Martin Lowen(7)	2008	260,000	—	217,644	343,158	117,000	11,655	949,457
SVP, General Counsel and	2007	239,202	—	160,481	289,516	132,627	12,178	834,004
Secretary
Mark Foster(8)	2008	166,077	—	43,157	498,248	—	171,348	878,830
Former SVP and Chief	2007	339,519	10,000	228,891	411,353	127,500	1,938	1,119,201
Technology Officer	2006	315,000	—	10,963	282,666	236,250	7,465	852,344
Douglas Arnold(9)	2008	245,000	15,000	72,838	172,370	96,469	11,500	613,177
SVP, Human Resources

(1)	Reported amounts have been adjusted to (a) include amounts earned with respect to performance in the year shown but paid in the following year, and (b) exclude amounts earned with respect to performance in the previous year but paid in the year shown.

(2)	This column represents the dollar amount recognized by us under Statement of Financial Accounting Standards, or SFAS, No. 123(R) for the fair value of restricted stock and performance share units granted to the named executive officers in 2008 and prior fiscal years, disregarding the estimate of forfeitures related to service-based vesting conditions. For information about the assumptions and underlying calculations upon which we base the amounts recognized by us under SFAS No. 123(R), see Note 15 to the NeuStar audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 and Note 13 to the NeuStar audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. See the 2008 Grants of Plan-Based Awards table below for information on awards made in 2008. These amounts reflect our accounting expense for these awards and may not correspond to the actual value that will be recognized by the named executive officers.

(3)	This column represents the dollar amount recognized by us under SFAS No. 123(R) for the fair value of stock options granted to the named executive officers in 2008 and prior fiscal years, disregarding the estimate of forfeitures related to service-based vesting conditions. For information about the assumptions and underlying calculations upon which we base the amounts recognized by us under SFAS No. 123(R), see Note 15 to the NeuStar audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 and Note 13 to the NeuStar audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. See the 2008 Grants of Plan-Based Awards table below for information on awards made in 2008. These amounts reflect our accounting expense for these awards and may not correspond to the actual value that will be recognized by the named executive officers.

(4)	See the All Other Compensation table below.

(5)	Ms. Hook joined the Company in January 2008.

(6)	Mr. Bouman served as our Chief Operating Officer until January 2008. He continued as a senior advisor to management through June 2008 and as a consultant through December 2008. Mr. Bouman was not a named executive officer in 2006 or 2007.

(7)	Mr. Lowen was not a named executive officer in 2006.

(8)	Mr. Foster served as our Senior Vice President and Chief Technology Officer until May 2008. He continues to serve as a consultant to the Company.

(9)	Mr. Arnold was not a named executive officer in 2006 or 2007.

All Other Compensation

The following table describes the components of All Other Compensation in the Summary Compensation Table for each named executive officer for 2008.

	Company
	Contributions to
	Individual’s
	401(k) Account	Other Benefits(1)		Total
Name	($)	($)		($)

Jeffrey Ganek	12,350	—		12,350
Jeffrey Babka	12,350	24,999	(2)	37,349
Lisa Hook	10,789	—		10,789
Lawrence Bouman	—	213,060	(3)	213,060
Martin Lowen	11,655	—		11,655
Mark Foster	9,179	162,169	(4)	171,348
Douglas Arnold	11,500	—		11,500

(1)	This column includes the total value of other benefits paid to each named executive officer. With the exception of Mr. Bouman and Mr. Foster, no single benefit exceeded the greater of $25,000 or 10% of the total amount of such benefits. To the extent that the total value of such benefits did not exceed $10,000, the value of such benefits has been omitted in accordance with SEC rules.

(2)	Other benefits are composed of commuting and related expenses.

(3)	Other benefits are composed of a lump-sum payment of $212,500 payable in 2009 pursuant to a status change agreement entered into with Mr. Bouman in 2008 and costs related to continuation coverage under our medical plans.

(4)	Other benefits are composed of consulting fees of $161,250 earned in 2008 pursuant to a senior advisor services agreement entered into with Mr. Foster in 2008 and costs related to continuation coverage under our medical plans.

2008 Grants of Plan-Based Awards

The following table provides information regarding each plan-based award granted to a named executive officer in the last fiscal year. All non-equity incentive plan awards were granted pursuant to the NeuStar, Inc. Annual Performance Incentive Plan, and all equity awards were granted pursuant to the NeuStar, Inc. 2005 Stock Incentive Plan.

v

						Estimated Future						Grant
			Estimated Possible Payouts			Payouts						Date Fair
			Under Non-Equity			Under Equity					Exercise	Value of
			Incentive Plan Awards(1)			Incentive Plan Awards(2)			All Other	All Other	Price of	Stock and
			Thres-		Maxi-	Thres-		Maxi-	Stock	Option	Option	Option
	Grant	Approval	hold	Target	mum	hold	Target	mum	Awards	Awards	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

Jeffrey Ganek	2/22/08	2/22/08	—	—	—	24,550	49,100	73,650	—	—	—	1,295,258
	2/22/08	2/22/08	—	—	—	—	—	—	—	122,600	26.38	1,067,846
	—	—	—	560,606	840,909	—	—	—	—	—	—	—
Jeffrey Babka	2/8/08	2/5/08	—	—	—	—	17,000	25,500	—	—	—	398,310
	2/8/08	2/5/08	—	—	—	—	—	—	17,000	—	—	398,310
	2/22/08	2/22/08	—	—	—	7,100	14,200	21,300	—	—	—	374,596
	2/22/08	2/22/08	—	—	—	—	—	—	—	35,400	26.38	308,334
	—	—	—	255,000	382,500	—	—	—	—	—	—	—
Lisa Hook	2/22/08	2/22/08	—	—	—	—	15,000	—	—	—	—	395,700
	2/22/08	2/22/08	—	—	—	—	—	—	25,000	—	—	659,500
	2/22/08	2/22/08	—	—	—	—	—	—	—	185,000	26.38	1,611,350
	—	—	—	435,000	652,500	—	—	—	—	—	—	—
Lawrence Bouman	1/21/08	1/21/08	—	—	—	—	—	—	20,000	—	—	586,400
	—	—	—	212,500	318,750	—	—	—	—	—	—	—
Martin Lowen	1/21/08	1/21/08	—	—	—	—	8,000	12,000	—	—	—	234,560
	1/21/08	1/21/08	—	—	—	—	—	—	16,000	—	—	469,120
	2/22/08	2/22/08	—	—	—	4,300	8,600	12,900	—	—	—	226,868
	2/22/08	2/22/08	—	—	—	—	—	—	—	21,600	26.38	188,136
	—	—	—	156,000	234,000	—	—	—	—	—	—	—
Mark Foster	2/22/08	2/22/08	—	—	—	7,100	14,200	21,300	—	—	—	374,596
	2/22/08	2/22/08	—	—	—	—	—	—	—	35,400	26.38	308,334
	—	—	—	255,000	382,500	—	—	—	—	—	—	—
Douglas Arnold	2/22/08	2/22/08	—	—	—	4,300	8,600	12,900	—	—	—	226,868
	2/22/08	2/22/08	—	—	—	—	—	—	—	21,600	26.38	188,136
	—	—	—	122,500	183,750	—	—	—	—	—	—	—

(1)	These columns show the amounts that each named executive officer could have received under the Annual Performance Incentive Plan for 2008 if various levels of performance had been achieved. Each executive’s actual payout for 2008 is set forth in the Summary Compensation Table above.

(2)	These columns show the number of shares that each named executive officer could receive under the performance share unit awards, or, in the case of Ms. Hook, performance-based restricted shares, granted in 2008 if various levels of performance are achieved. The vesting of the performance share units and performance-based restricted shares is described under “Notes to Summary Compensation Table and 2008 Grants of Plan-Based Awards Table” below.

Notes to Summary Compensation Table and 2008 Grants of Plan-Based Awards Table

As discussed under “Compensation Discussion & Analysis” above, the Compensation Committee considers numerous factors, including individual and Company performance, position and level of responsibility, market data, and the recommendations of our CEO, in determining each executive’s salary, non-equity incentive award, bonus, equity awards and other compensation. The Compensation Committee also takes into account individual employment and status change agreements, as described under “Compensation Discussion & Analysis — Individual Arrangements” above.

In 2008, with the exception of Mr. Bouman and Mr. Foster, the base salaries of the named executive officers constituted roughly one-fourth to one-third of their total compensation (as reported in the Summary Compensation Table), with the remaining two-thirds to three-fourths of total compensation composed principally of performance-based cash and equity awards. The base salaries of Mr. Bouman and Mr. Foster constituted approximately one-fifth of their total compensation, with the remaining four-fifths of total compensation composed principally of equity awards and payments pursuant to individual status change agreements.

The non-equity incentive awards in the Summary Compensation Table were approved by our Compensation Committee (and in the case of Mr. Ganek, by the independent directors) in February 2009 pursuant to the NeuStar, Inc. Annual Performance Incentive Plan. The Compensation Committee established the performance goals and performance targets applicable to these awards in February 2008. Our Annual Performance Incentive Plan goals, targets and payments are discussed in more detail under “Compensation Discussion & Analysis — Elements Used to Achieve Compensation Objectives” and “Compensation Discussion & Analysis — Compensation of the Named Executive Officers” above.

The stock option, restricted stock and performance share unit awards in the 2008 Grants of Plan-Based Awards table were granted by the Compensation Committee under the NeuStar, Inc. 2005 Stock Incentive Plan. Additional details regarding equity grants made in 2008 are set forth below.

Stock options.  Stock options granted in 2008 have a seven-year maximum term. Except for the options granted to Ms. Hook, 25% of the options granted to the named executive officers on February 22, 2008 vested on February 22, 2009, and the remaining options vest in 36 monthly installments thereafter. The options granted to Ms. Hook on February 22, 2008 vested 25% on January 7, 2009, and the remaining options vest in 36 monthly installments thereafter.

Performance share units.  The performance share units granted to Mr. Lowen on January 21, 2008 vest on December 31, 2010 based on, and subject to, the achievement of revenue and EBITDA goals under the Annual Performance Incentive Plan for 2008. The Compensation Committee determined that such goals were achieved at 75% of target, so Mr. Lowen’s performance share units will vest at 75% of target on December 31, 2010. The performance share units granted to Mr. Babka on February 8, 2008 were scheduled to vest on December 31, 2009 based on, and subject to, the achievement of revenue and EBITDA goals under the Annual Performance Incentive Plan for 2008. Mr. Babka forfeited these performance share units in connection with his departure from the Company in 2009. The performance share units granted to the named executive officers on February 22, 2008 vest on January 1, 2011 based on, and subject to, the achievement of cumulative revenue and EBITDA goals set by the Compensation Committee at the time of grant. Holders of performance share units may receive dividend equivalents (as defined in the 2005 Stock Incentive Plan) on and after the grant date. We did not pay any dividend equivalents in 2008.

Restricted shares.  The restricted shares granted to Mr. Bouman on January 21, 2008 vested on December 31, 2008. The restricted shares granted to Mr. Lowen on January 21, 2008 vest on December 31, 2010. The restricted shares granted to Mr. Babka on February 8, 2008 were scheduled to vest on December 31, 2009; however, they were forfeited in connection with Mr. Babka’s departure from the Company in 2009. The time-based restricted shares granted to Ms. Hook on February 22, 2008 vest 25% on each of January 7, 2009, 2010, 2011 and 2012. The performance-based restricted shares granted to Ms. Hook vest on or prior to February 22, 2011 based on, and subject to, the achievement of certain stock price goals set by the Compensation Committee at the time of grant. Holders of restricted shares may receive dividends on and after the grant date. We did not pay any dividends in 2008.

Outstanding Equity Awards at December 31, 2008

The following table provides information regarding unexercised options, unvested stock and equity incentive plan awards outstanding as of December 31, 2008 for each named executive officer.

	Option Awards						Stock Awards
												Equity
										Equity		Incentive
										Incentive		Plan
										Plan		Awards:
				Equity						Awards:		Market or
				Incentive						Number of		Payout
				Plan					Market	Unearned		Value of
				Awards:			Number of		Value of	Shares,		Unearned
	Number of	Number of		Number of			Shares or		Shares or	Units or		Shares,
	Securities	Securities		Securities			Units of		Units of	Other		Units or
	Underlying	Underlying		Underlying			Stock		Stock	Rights		Other
	Unexercised	Unexercised		Unexercised	Option		That Have		That Have	That Have		Rights That
	Options	Options		Unearned	Exercise	Option	Not		Not	Not		Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)	(#)		($)

Jeffrey Ganek	108,988	—		—	0.07	4/10/10	—		—	—		—
	38,639	—		—	4.29	6/6/12	—		—	—		—
	419,999	—		—	6.43	12/18/13	—		—	—		—
	74,379	30,621	(1)	—	30.20	2/22/13	—		—	—		—
	—	—		—	—	—	1,400	(2)	26,782	—		—
	36,152	46,478	(3)	—	32.59	3/1/14	—		—	—		—
	—	—		—	—	—	—		—	23,440	(4)	448,407
	—	122,600	(5)	—	26.38	2/22/15	—		—	—		—
	—	—		—	—	—	—		—	24,550	(6)	469,642
Jeffrey Babka	171,364	—		—	6.25	6/22/14	—		—	—		—
	8,500	3,500	(7)	—	30.20	2/22/13	—		—	—		—
	—	—		—	—	—	850	(8)	16,261	—		—
	8,750	11,250	(9)	—	32.59	3/1/14	—		—	—		—
	—	—		—	—	—	—		—	5,000	(10)	95,650
	—	—		—	—	—	17,000	(11)	325,210	—		—
	—	—		—	—	—	—		—	17,000	(12)	325,210
	—	35,400	(13)	—	26.38	2/22/15	—		—	—		—
	—	—		—	—	—	—		—	7,100	(14)	135,823
Lisa Hook	—	185,000	(15)	—	26.38	2/22/15	—		—	—		—
	—	—		—	—	—	25,000	(16)	478,250	—		—
	—	—		—	—	—	—		—	15,000	(17)	286,950
Lawrence Bouman	—	—		—	—	—	—		—	—		—
Martin Lowen	4,494	—		—	6.43	12/18/13	—		—	—		—
	47,461	19,539	(18)	—	30.20	2/22/13	—		—	—		—
	—	—		—	—	—	850	(19)	16,261	—		—
	10,500	13,500	(20)	—	32.59	3/1/14	—		—	—		—
	—	—		—	—	—	—		—	6,150	(21)	117,650
	—	—		—	—	—	16,000	(22)	306,080	—		—
	—	—		—	—	—	—		—	8,000	(23)	153,040
	—	21,600	(24)	—	26.38	2/22/15	—		—	—		—
	—	—		—	—	—	—		—	4,300	(25)	82,259
Mark Foster	11,125	—		—	6.43	12/18/13	—		—	—		—
	68,712	28,288	(26)	—	30.20	2/22/13	—		—	—		—
	—	—		—	—	—	850	(27)	16,261	—		—
	16,626	21,374	(28)	—	32.59	3/1/14	—		—	—		—
	—	—		—	—	—	—		—	9,000	(29)	172,170
	—	35,400	(30)	—	26.38	2/22/15	—		—	—		—
	—	—		—	—	—	—		—	7,100	(31)	135,823
Douglas Arnold	12,500	27,500	(32)	—	34.06	11/5/14	—		—	—		—
	—	—		—	—	—	3,000	(33)	57,390	—		—
	—	21,600	(34)	—	26.38	2/22/15	—		—	—		—
	—	—		—	—	—	—		—	4,300	(35)	82,259

(1)	Options with respect to 2,188, 2,187 and 2,188 shares of our Class A common stock vested on January 31, February 28 and March 31, 2009, respectively. The remaining options will vest in equal monthly installments on the last day of each calendar month through February 28, 2010.

(2)	700 shares of restricted stock vested on February 22, 2009. The remaining shares will vest on February 22, 2010.

(3)	Options with respect to 1,721, 1,722 and 1,722 shares of our Class A common stock vested on January 31, February 28 and March 31, 2009, respectively. The remaining options will vest in equal monthly installments on the last day of each calendar month through March 31, 2011.

(4)	Performance share units will vest on January 1, 2010 based on, and subject to, the achievement of cumulative revenue and EBITDA goals. The number of units reported is based on threshold performance, as required by SEC rules, and does not necessarily reflect the actual payout to be received by Mr. Ganek upon completion of the three-year performance period.

(5)	Options with respect to 30,650 and 2,554 shares of our Class A common stock vested on February 22, 2009 and March 31, 2009, respectively. The remaining options will vest in equal monthly installments on the last day of each calendar month through February 29, 2012.

(6)	Performance share units will vest on January 1, 2011 based on, and subject to, the achievement of cumulative revenue and EBITDA goals. The number of units reported is based on threshold performance, as required by SEC rules, and does not necessarily reflect the actual payout to be received by Mr. Ganek upon completion of the three-year performance period.

(7)	Options with respect to 250, 250 and 251 shares of our Class A common stock vested on January 31, February 28 and March 31, 2009, respectively. The remaining options were scheduled to vest in equal monthly installments on the last day of each calendar month through February 28, 2010. All unvested options were terminated when Mr. Babka left the Company on April 1, 2009.

(8)	425 shares of restricted stock vested on February 22, 2009. The remaining shares were scheduled to vest on February 22, 2010 but were terminated when Mr. Babka left the Company on April 1, 2009.

(9)	Options with respect to 417, 417 and 416 shares of our Class A common stock vested on January 31, February 28 and March 31, 2009, respectively. The remaining options were scheduled to vest in equal monthly installments on the last day of each calendar month through March 31, 2011. All unvested options were terminated when Mr. Babka left the Company on April 1, 2009.

(10)	Performance share units were scheduled to vest on January 1, 2010 based on, and subject to, the achievement of cumulative revenue and EBITDA goals. The number of units reported is based on threshold performance, as required by SEC rules, and does not reflect the actual payout to be received by Mr. Babka. The performance share units were terminated when Mr. Babka left the Company on April 1, 2009.

(11)	Restricted shares were scheduled to vest on December 31, 2009 but were terminated when Mr. Babka left the Company on April 1, 2009.

(12)	Performance share units were scheduled to vest on December 31, 2009 based on, and subject to, the achievement of revenue and EBITDA goals under the Annual Performance Incentive Plan for 2008. The number of units reported is based on target performance, as required by SEC rules, and does not reflect the actual payout to be received by Mr. Babka. The performance share units were terminated when Mr. Babka left the Company on April 1, 2009.

(13)	Options with respect to 8,850 and 738 shares of our Class A common stock vested on February 22, 2009 and March 31, 2009, respectively. The remaining options were scheduled to vest in equal monthly installments on the last day of each calendar month through February 29, 2012. All unvested options were terminated when Mr. Babka left the Company on April 1, 2009.

(14)	Performance share units were scheduled to vest on January 1, 2011 based on, and subject to, the achievement of cumulative revenue and EBITDA goals. The number of units reported is based on threshold performance, as required by SEC rules, and does not reflect the actual payout to be received by Mr. Babka. The performance share units were terminated when Mr. Babka left the Company on April 1, 2009.

(15)	Options with respect to 46,250, 3,854 and 3,854 shares of our Class A common stock vested on January 7, February 28 and March 31, 2009, respectively. The remaining options will vest in equal monthly installments on the last day of each calendar month through January 31, 2012.

(16)	6,250 shares of restricted stock vested on January 7, 2009. The remaining shares will vest in equal annual installments on January 7, 2010, 2011 and 2012.

(17)	Restricted shares will vest on or prior to February 22, 2011, based on, and subject to, the achievement of certain stock price goals.

(18)	Options with respect to 1,396 shares of our Class A common stock vested on each of January 31, February 28 and March 31, 2009. The remaining options will vest in equal monthly installments on the last day of each calendar month through February 28, 2010.

(19)	425 shares of restricted stock vested on February 22, 2009. The remaining shares will vest on February 22, 2010.

(20)	Options with respect to 500 shares of our Class A common stock vested on each of January 31, February 28 and March 31, 2009. The remaining options will vest in equal monthly installments on the last day of each calendar month through March 31, 2011.

(21)	Performance share units will vest on January 1, 2010 based on, and subject to, the achievement of cumulative revenue and EBITDA goals. The number of units reported is based on threshold performance, as required by SEC rules, and does not necessarily reflect the actual payout to be received by Mr. Lowen upon completion of the three-year performance period.

(22)	Restricted shares will vest on December 31, 2010.

(23)	Performance share units will vest on December 31, 2010 based on, and subject to, the achievement of revenue and EBITDA goals under the Annual Performance Incentive Plan for 2008. The number of units reported is based on target performance, as required by SEC rules, and does not reflect the actual payout to be received by Mr. Lowen. In 2009, the Compensation Committee determined that such goals were achieved at 75% of target; accordingly, Mr. Lowen’s performance share units will vest at 75% of target on December 31, 2010.

(24)	Options with respect to 5,400 and 450 shares of our Class A common stock vested on February 22, 2009 and March 31, 2009, respectively. The remaining options will vest in equal monthly installments on the last day of each calendar month through February 29, 2012.

(25)	Performance share units will vest on January 1, 2011 based on, and subject to, the achievement of cumulative revenue and EBITDA goals. The number of units reported is based on threshold performance, as required by SEC rules, and does not necessarily reflect the actual payout to be received by Mr. Lowen upon completion of the three-year performance period.

(26)	Options with respect to 2,021 shares of our Class A common stock vested on each of January 31, February 28 and March 31, 2009. The remaining options will vest in equal monthly installments on the last day of each calendar month through February 28, 2010.

(27)	425 shares of restricted stock vested on February 22, 2009. The remaining shares will vest on February 22, 2010.

(28)	Options with respect to 791, 792 and 792 shares of our Class A common stock vested on January 31, February 28 and March 31, 2009, respectively. The remaining options will vest in equal monthly installments on the last day of each calendar month through March 31, 2011.

(29)	Performance share units will vest on January 1, 2010 based on, and subject to, the achievement of cumulative revenue and EBITDA goals. The number of units reported is based on threshold performance, as required by SEC rules, and does not necessarily reflect the actual payout to be received by Mr. Foster upon completion of the three-year performance period.

(30)	Options with respect to 8,850 and 738 shares of our Class A common stock vested on February 22, 2009 and March 31, 2009, respectively. The remaining options will vest in equal monthly installments on the last day of each calendar month through February 29, 2012.

(31)	Performance share units will vest on January 1, 2011 based on, and subject to, the achievement of cumulative revenue and EBITDA goals. The number of units reported is based on threshold performance, as required by SEC rules, and does not necessarily reflect the actual payout to be received by Mr. Foster upon completion of the three-year performance period.

(32)	Options with respect to 834, 833 and 834 shares of our Class A common stock vested on January 31, February 28 and March 31, 2009, respectively. The remaining options will vest in equal monthly installments on the last day of each calendar month through September 30, 2011.

(33)	Restricted shares will vest in equal installments on each of September 4, 2009, 2010 and 2011.

(34)	Options with respect to 5,400 and 450 shares of our Class A common stock vested on February 22, 2009 and March 31, 2009, respectively. The remaining options will vest in equal monthly installments on the last day of each calendar month through February 29, 2012.

(35)	Performance share units will vest on January 1, 2011 based on, and subject to, the achievement of cumulative revenue and EBITDA goals. The number of units reported is based on threshold performance, as required by SEC rules, and does not necessarily reflect the actual payout to be received by Mr. Arnold upon completion of the three-year performance period.

2008 Option Exercises and Stock Vested

The following table provides information regarding option exercises and stock vested during the last fiscal year for each named executive officer.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired on	Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)

Jeffrey Ganek	228,680	5,056,873	700	18,466
Jeffrey Babka	222,608	4,007,561	425	11,212
Lisa Hook	—	—	—	—
Lawrence Bouman	—	—	20,000	382,600
Martin Lowen	13,427	196,169	425	11,212
Mark Foster	651,963	15,360,620	425	11,212
Douglas Arnold	—	—	1,000	22,150

2008 Nonqualified Deferred Compensation

In April 2008, the Board of Directors approved the NeuStar, Inc. Deferred Compensation Plan, which permits employees at the vice president level and above, including the named executive officers, to defer certain elements of compensation in order to delay taxation on such amounts. The following table provides information about Mr. Ganek’s participation in this plan. None of our other named executive officers participated in this plan in 2008.

	Executive		Registrant		Aggregate
	Contributions		Contributions	Aggregate Earnings	Withdrawals/	Aggregate Balance
	in Last FY		in Last FY	in Last FY	Distributions	at Last FYE
Name	($)		($)	($)	($)	($)

Jeffrey Ganek	194,056	(1)	—	(23,142)	—	170,914

(1)	All of the reported contributions have been included as 2008 compensation in the Summary Compensation Table.

The NeuStar, Inc. Deferred Compensation Plan permits deferral of up to 75% of base salary and up to 90% of annual cash incentive awards and bonuses. We may elect to provide matching contributions to the extent that deferrals under the plan have the effect of reducing a participant’s 401(k) compensation (and thus the matching contribution offered to all employees under our 401(k) plan).

Amounts deferred or matched under the plan are credited with investment earnings based on the performance of investment options selected by the participants. Available investment options represent a range of asset classes, including cash, bond, value, index and growth funds. Participants may change their investment elections at any time. In general, deferrals and earnings are distributed to participants either at a specific date prior to retirement or termination of employment or at retirement or termination, as designated by the participant. Participants also may designate the form (lump sum or installments) of their distributions.

Potential Payments upon Termination or Change in Control

2007 Key Employee Severance Pay Plan

The NeuStar, Inc. 2007 Key Employee Severance Pay Plan provides severance benefits for key management employees, including the continuing named executive officers, if they are involuntarily terminated from employment without cause, if they terminate their employment for good reason, or if there is a closure, discontinuance of operations, sale of assets or other corporate event, provided they are not offered comparable employment with our successor or an affiliate. Under the plan, “cause” generally means the employee’s insubordination, dishonesty, fraud, moral turpitude, willful misconduct, or willful failure or refusal to attempt to perform his or her duties or responsibilities. “Good reason” generally means any of the following events occurring solely within two years after a change in control or other qualifying corporate transaction and the Company’s or a successor company’s failure to cure such event within 30 days of receiving notice from the employee: (i) a reduction in base salary, except pursuant to a policy generally applicable to senior management resulting in a reduction of 10% or less; (ii) the successor company’s failure to provide employee benefits that are substantially comparable to those provided prior to the change in control; (iii) the successor company requiring the employee to be based at an office location that is more than 50 miles further from the employee’s office location prior to the change in control; or (iv) a material breach by the successor company of its obligations under the plan. Qualifying “corporate transactions” include a merger or consolidation in which the Company is not the surviving corporation, the replacement of a majority of our Board of Directors, the sale of all or substantially all of our assets, the liquidation or dissolution of the Company, or the acquisition of a majority of our outstanding stock.

If triggered, the plan entitles the continuing named executive officers (other than Mr. Ganek, as described below) to benefits equal to one year’s salary; a pro-rata bonus, based on actual results, for the year of termination; and reimbursement of a portion of the premium for continuation coverage under our medical plan. In the event of a termination following a change in control or other qualifying corporate transaction, the officers will also be entitled to an amount equal to the average annual incentive bonus received (or to be received) with respect to the three years preceding termination. All benefits are contingent on the employee signing a release of all claims and acknowledging his or her obligations under the plan, including obligations not to disclose our confidential information or to compete with or disparage NeuStar or interfere with our business during the one-year period (or 18-month period for Mr. Ganek) following termination. The Compensation Committee may, in its sole discretion, cause NeuStar to pay severance benefits at the same rate for an additional period as consideration for an extension of the employee’s obligations under the plan. An employee will not be eligible for benefits under the plan if he or she violates these obligations.

The severance benefits provided for by the plan are paid in installments without interest over a one-year period (or an 18-month period for Mr. Ganek) through our normal payroll processes, subject to a six-month delay in payment for certain employees as required by Section 409A of the Internal Revenue Code. An employee is not eligible for a severance benefit under the plan if the employee is entitled, pursuant to any agreement providing cash benefits, to cash severance in an amount in excess of the severance benefit upon termination of employment. In addition, the benefit to be provided under the plan shall be reduced dollar-for-dollar (but not below zero) by the benefits required to be paid under federal, state or local law or under any other plan, program or arrangement. The Board may amend or terminate the plan at any time after 90 days’ notice to the covered employees, provided that an amendment or termination may not adversely affect the severance benefits to which any employee is entitled if such employee’s termination occurred prior to the date of the amendment or termination.

Letter Agreement with Mr. Ganek

In December 2008, in consideration for the termination of Mr. Ganek’s rights under a prior employment continuation agreement, we entered into a letter agreement with Mr. Ganek that provides for additional benefits under the 2007 Key Employee Severance Pay Plan. If Mr. Ganek’s employment is terminated without cause, if he terminates his employment for good reason, or if there is a closure, discontinuance of operations, sale of assets or other corporate event and he is not offered comparable employment with our successor or an affiliate, Mr. Ganek will be entitled to receive 250% of his annual base salary (increased from 150%); a pro-rata bonus, based on actual results, for the year of termination; and reimbursement of a portion of his premium for continuation coverage under our medical plan. In the event of a termination following a change in control or other qualifying corporate transaction, Mr. Ganek will also be entitled to an amount equal to 150% of the average annual incentive bonus received (or to be received) with respect to the three years preceding termination.

The letter agreement preserves the definition of “good reason” from Mr. Ganek’s prior employment continuation agreement. Specifically, “good reason” means any of the following events and the Company’s failure to cure such event within 30 days of receiving notice from Mr. Ganek: (i) a substantial diminution in status, title, position, authority, duties or responsibilities; (ii) a reduction in base salary other than in connection with a reduction for all senior management; or (iii) the Company requiring Mr. Ganek to be based at an office location that is more than 50 miles from both his existing office location and his house. All other terms and conditions of the 2007

Key Employee Severance Pay Plan, including those relating to execution of a release and compliance with noncompetition and other obligations under the plan, will continue to apply to Mr. Ganek.

Equity Award Agreements

Under our long-term incentive compensation plans and the continuing named executive officers’ option agreements, if we experience a change in control or other qualifying corporate transaction, all of the options will vest in full, unless the options are assumed or continued by the surviving company, or unless the surviving company substitutes the options with substantially equivalent options. If the surviving company assumes or replaces the options, the options will vest and become exercisable if the officer’s employment is terminated within two years of the corporate transaction, unless the officer’s employment is terminated by the surviving company for cause or by the officer without good reason.

Under the continuing named executive officers’ restricted stock agreements, if we experience a change in control or other qualifying corporate transaction and a portion of the restricted stock remains unvested following the corporate transaction, the restricted stock will vest in full if the officer’s employment is terminated within two years of the corporate transaction, unless the officer’s employment is terminated by the surviving company for cause or by the officer without good reason.

Under the continuing named executive officers’ performance award agreements, if an officer becomes disabled or dies prior to the vesting date, the officer or his representative will receive a pro-rata payment as if the target level of performance set forth in the agreement had been attained. Additionally, if we experience a change in control or other qualifying corporate transaction, the performance share units will be converted without proration into shares of restricted stock that vest on the original vesting date, subject to the officer’s continued service. The number of shares of restricted stock into which the performance share units convert will be determined as set forth in the agreement. The restricted stock will vest in full if the officer’s employment is terminated within two years of the corporate transaction, unless the officer’s employment is terminated by the surviving company for cause or by the officer without good reason.

Our 2005 Stock Incentive Plan generally defines “cause” as an employee’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to attempt to perform his or her duties or responsibilities, or materially unsatisfactory performance of his or her duties. Under the 1999 Equity Incentive Plan, “cause” generally means an employee’s intentional and extended neglect of his duties, fraud, misconduct, or conviction on a felony charge.

For purposes of our equity awards, “good reason” generally means any of the following events and the Company’s or a successor company’s failure to cure such event within 30 days of receiving notice from the employee: (i) a reduction in base salary, except pursuant to a policy generally applicable to senior management resulting in a reduction of 10% or less; (ii) the successor company’s failure to provide employee benefits that are substantially comparable to those provided prior to the change in control; (iii) the successor company requiring the employee to be based at an office location that is more than 50 miles further from the employee’s existing office location; or (iv) a material breach by the successor company of its obligations under the plans. Qualifying “corporate transactions” include a merger or consolidation in which the Company is not the surviving corporation, the replacement of a majority of our Board of Directors, the sale of all or substantially all of our assets, the liquidation or dissolution of the Company, or the acquisition of a majority of our outstanding stock.

Under the named executive officers’ agreements relating to option, restricted stock and performance share units granted in 2008, benefits are contingent upon the officer’s compliance with certain prohibitions on disclosure of confidential information and disparagement of NeuStar. In addition, the officer must agree not to compete with NeuStar or to engage in solicitation during the 18-month period following termination of employment.

Potential Payments as of December 31, 2008

The following tables show the value of the potential payments and benefits our named executive officers (other than Messrs. Babka, Bouman and Foster, who are no longer employed by NeuStar) would receive in various scenarios involving a termination of their employment or a change in control or other qualifying corporate transaction, assuming a December 31, 2008 triggering date and, where applicable, using a price per share for our common stock of $19.13 (the closing market price as reported on the New York Stock Exchange for December 31, 2008).

Jeffrey Ganek

		Termination		Involuntary
Payments		by Employee		Termination		Involuntary
Upon	Voluntary	for Good		without		Termination		Change in
Termination	Termination	Reason		Cause		for Cause	Retirement	Control		Death		Disability

Severance Payments	$0	$1,740,691	(1)	$1,740,691	(2)	$0	$0	$2,341,638	(3)	$0		$0
Stock Options	$0	$0		$0		$0	$0	$0	(4)	$0		$0
Restricted Stock	$0	$0		$0		$0	$0	$26,782	(5)	$0		$0
Performance Share Units	$0	$0		$0		$0	$0	$1,124,921	(6)	$862,820	(7)	$862,820	(7)

Total	$0	$1,740,691		$1,740,691		$0	$0	$3,493,341		$862,820		$862,820

(1)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan, as modified by Mr. Ganek’s letter agreement, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $16,827 for reimbursement of a portion of the premium for 18 months of continuation coverage under our medical plan.

(2)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan, as modified by Mr. Ganek’s letter agreement, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $16,827 for reimbursement of a portion of the premium for 18 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan, as modified by Mr. Ganek’s letter agreement, if Mr. Ganek were not offered comparable employment with our successor or if he experienced a qualifying termination following the change in control. Includes $16,827 for reimbursement of a portion of the premium for 18 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2008 of all unvested options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Mr. Ganek experienced a qualifying termination following the change in control. As of December 31, 2008, the exercise price of Mr. Ganek’s unvested options exceeded the fair market value of the underlying shares.

(5)	Reflects the fair market value as of December 31, 2008 of all restricted stock, the vesting of which would accelerate if Mr. Ganek experienced a qualifying termination following the change in control.

(6)	Reflects the fair market value of the underlying shares as of December 31, 2008 of all performance share units, which would be converted into shares of restricted stock based on “deemed” performance (for performance share units granted in 2007) or “target” performance (for performance share units granted in 2008) upon a change in control. The vesting of the restricted stock would accelerate if Mr. Ganek experienced a qualifying termination following the change in control.

(7)	Represents a pro-rata payment based on “target” performance.

Jeffrey Babka

As of April 1, 2009, Mr. Babka was no longer employed by NeuStar. Mr. Babka was not entitled to severance benefits, and his unvested equity awards were terminated as of April 1, 2009.

Lisa Hook

		Termination		Involuntary
Payments		by Employee		Termination		Involuntary
Upon	Voluntary	for Good		without		Termination		Change in
Termination	Termination	Reason		Cause		for Cause	Retirement	Control		Death	Disability

Severance Payments	$0	$0	(1)	$751,914	(2)	$0	$0	$1,057,502	(3)	$0	$0
Stock Options	$0	$0		$0		$0	$0	$0	(4)	$0	$0
Restricted Stock	$0	$0		$0		$0	$0	$765,200	(5)	$0	$0
Performance Share Units	$0	$0		$0		$0	$0	$0		$0	$0

Total	$0	$0		$751,914		$0	$0	$1,822,702		$0	$0

(1)	Under the 2007 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Change in Control.

(2)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $11,326 for reimbursement of a portion of the premium for 12 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan if Ms. Hook were not offered comparable employment with our successor or if she experienced a qualifying termination following the change in control. Includes $11,326 for reimbursement of a portion of the premium for 12 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2008 of all unvested options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Ms. Hook experienced a qualifying termination following the change in control. As of December 31, 2008, the exercise price of Ms. Hook’s unvested options exceeded the fair market value of the underlying shares.

(5)	Reflects the fair market value as of December 31, 2008 of all restricted stock, the vesting of which would accelerate if Ms. Hook experienced a qualifying termination following the change in control.

Lawrence Bouman

As of July 1, 2008, Mr. Bouman was no longer employed by NeuStar. Under a status change agreement executed in January 2008, Mr. Bouman agreed to remain as a senior advisor to management through June 30, 2008, and to serve as a consultant to NeuStar through December 31, 2008. In return, we agreed to maintain his existing base salary and bonus target through June 30, 2008 and to pay him a lump sum of $212,500 in 2009. Mr. Bouman also received a special restricted stock award, which vested in full on December 31, 2008. Finally, we agreed to reimburse a portion of Mr. Bouman’s premiums for continuation coverage under our medical plans through December 31, 2008 (resulting in payments totaling $560 in 2008).

Martin Lowen

		Termination		Involuntary
Payments		by Employee		Termination		Involuntary
Upon	Voluntary	for Good		without		Termination		Change in
Termination	Termination	Reason		Cause		for Cause	Retirement	Control		Death		Disability

Severance Payments	$0	$0	(1)	$388,326	(2)	$0	$0	$530,285	(3)	$0		$0
Stock Options	$0	$0		$0		$0	$0	$0	(4)	$0		$0
Restricted Stock	$0	$0		$0		$0	$0	$322,341	(5)	$0		$0
Performance Share Units	$0	$0		$0		$0	$0	$366,263	(6)	$250,966	(7)	$250,966	(7)

Total	$0	$0		$388,326		$0	$0	$1,218,889		$250,966		$250,966

(1)	Under the 2007 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Change in Control.

(2)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $11,326 for reimbursement of a portion of the premium for 12 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan if Mr. Lowen were not offered comparable employment with our successor or if he experienced a qualifying termination following the change in control. Includes $11,326 for reimbursement of a portion of the premium for 12 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2008 of all unvested options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Mr. Lowen experienced a qualifying termination following the change in control. As of December 31, 2008, the exercise price of Mr. Lowen’s unvested options exceeded the fair market value of the underlying shares.

(5)	Reflects the fair market value as of December 31, 2008 of all restricted stock, the vesting of which would accelerate if Mr. Lowen experienced a qualifying termination following the change in control.

(6)	Reflects the fair market value of the underlying shares as of December 31, 2008 of all performance share units, which would be converted into shares of restricted stock based on “deemed” performance (for performance share units granted in 2007) or “target” performance (for performance share units granted in 2008) upon a change in control. The vesting of the restricted stock would accelerate if Mr. Lowen experienced a qualifying termination following the change in control.

(7)	Represents a pro-rata payment based on “target” performance.

Mark Foster

As of May 7, 2008, Mr. Foster was no longer employed by NeuStar. Under a letter agreement and senior advisor services agreement executed in May 2008, Mr. Foster agreed to continue as a consultant to NeuStar, working a minimum of 180 hours per quarter at the rate of $300 per hour. In addition, we agreed to reimburse a portion of Mr. Foster’s premiums for continuation coverage under our medical plans for up to 18 months. Under this arrangement, we paid $161,250 in consulting fees for 2008 and $919 in costs related to Mr. Foster’s continuation coverage in 2008.

Mr. Foster’s consulting arrangement may be terminated at any time upon 30 days’ written notice by either party. We may also terminate upon 10 days’ notice if we determine that Mr. Foster’s other professional activities will interfere with his ability to provide services under the arrangement. During his consulting term, Mr. Foster’s outstanding equity awards will continue to vest, be exercisable or be forfeited in accordance with their terms.

Douglas Arnold

		Termination		Involuntary
Payments		by Employee		Termination		Involuntary
Upon	Voluntary	for Good		without		Termination		Change in
Termination	Termination	Reason		Cause		for Cause	Retirement	Control		Death		Disability

Severance Payments	$0	$0	(1)	$352,635	(2)	$0	$0	$449,104	(3)	$0		$0
Stock Options	$0	$0		$0		$0	$0	$0	(4)	$0		$0
Restricted Stock	$0	$0		$0		$0	$0	$57,390	(5)	$0		$0
Performance Share Units	$0	$0		$0		$0	$0	$164,518	(6)	$49,432	(7)	$49,432	(7)

Total	$0	$0		$352,635		$0	$0	$671,012		$49,432		$49,432

(1)	Under the 2007 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Change in Control.

(2)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $11,166 for reimbursement of a portion of the premium for 12 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan if Mr. Arnold were not offered comparable employment with our successor or if he experienced a qualifying termination following the change in control. Includes $11,166 for reimbursement of a portion of the premium for 12 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2008 of all unvested options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Mr. Arnold experienced a qualifying termination following the change in control. As of December 31, 2008, the exercise price of Mr. Arnold’s unvested options exceeded the fair market value of the underlying shares.

(5)	Reflects the fair market value as of December 31, 2008 of all restricted stock, the vesting of which would accelerate if Mr. Arnold experienced a qualifying termination following the change in control.

(6)	Reflects the fair market value of the underlying shares as of December 31, 2008 of all performance share units, which would be converted into shares of restricted stock based on “target” performance upon a change in control. The vesting of the restricted stock would accelerate if Mr. Arnold experienced a qualifying termination following the change in control.

(7)	Represents a pro-rata payment based on “target” performance.

2008 Director Compensation

The following table sets forth all compensation paid by us to the non-management members of our Board of Directors for the last fiscal year.

	Fees					Non-Equity
	Earned or	Stock		Option		Incentive Plan	All Other
	Paid in Cash	Awards(1)		Awards		Compensation	Compensation	Total
Name	($)	($)		($)		($)	($)	($)

Gareth Chang(2)	38,784	75,196	(3)	—		—	—	113,980
James G. Cullen	117,500	162,889	(4)	—	(5)	—	—	280,389
Joel P. Friedman	80,000	162,889	(6)	—		—	—	242,889
Ross K. Ireland	72,500	162,889	(7)	—		—	—	235,389
Paul A. Lacouture	70,000	130,231	(8)	—		—	—	200,231
Kenneth A. Pickar	77,500	162,889	(9)	—	(10)	—	—	240,389
Michael J. Rowny	77,500	162,889	(11)	—		—	—	240,389
Hellene S. Runtagh	85,000	162,889	(12)	—		—	—	247,889

(1)	For information about the assumptions and underlying calculations upon which we base the amounts recognized by us under SFAS No. 123(R), see Note 15 to the NeuStar audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	Mr. Chang was appointed to the Board of Directors effective June 1, 2008.

(3)	Comprises restricted stock units (RSUs) awarded on June 2, 2008 with a grant date fair value of $25,047 and RSUs awarded on July 1, 2008 with a grant date fair value of $149,982. As of December 31, 2008, Mr. Chang held RSUs representing 7,925 shares of our Class A common stock.

(4)	Comprises RSUs awarded August 1, 2007 with a grant date fair value of $149,978 and RSUs awarded on July 1, 2008 with a grant date fair value of $149,982. As of December 31, 2008, Mr. Cullen held RSUs representing 6,836 shares of our Class A common stock and deferred stock units representing 8,397 shares of our Class A common stock.

(5)	As of December 31, 2008, Mr. Cullen held options to purchase 45,993 shares of our Class A common stock.

(6)	Comprises RSUs awarded on August 1, 2007 with a grant date fair value of $149,978 and RSUs awarded on July 1, 2008 with a grant date fair value of $149,982. As of December 31, 2008, Mr. Friedman held RSUs representing 6,836 shares of our Class A common stock and deferred stock units representing 8,763 shares of our Class A common stock.

(7)	Comprises RSUs awarded on August 1, 2007 with a grant date fair value of $149,978 and RSUs awarded on July 1, 2008 with a grant date fair value of $149,982. As of December 31, 2008, Mr. Ireland held RSUs representing 6,836 shares of our Class A common stock and deferred stock units representing 8,397 shares of our Class A common stock.

(8)	Comprises RSUs awarded on November 5, 2007 with a grant date fair value of $113,828 and RSUs awarded on July 1, 2008 with a grant date fair value of $149,982. As of December 31, 2008, Mr. Lacouture held RSUs representing 6,836 shares of our Class A common stock and deferred stock units representing 3,342 shares of our Class A common stock.

(9)	Comprises RSUs awarded on August 1, 2007 with a grant date fair value of $149,978 and RSUs awarded on July 1, 2008 with a grant date fair value of $149,982. As of December 31, 2008, Dr. Pickar held RSUs representing 6,836 shares of our Class A common stock and deferred stock units representing 8,397 shares of our Class A common stock.

(10)	As of December 31, 2008, Dr. Pickar held options to purchase 13,574 shares of our Class A common stock.

(11)	Comprises RSUs awarded on August 1, 2007 with a grant date fair value of $149,978 and RSUs awarded on July 1, 2008 with a grant date fair value of $149,982. As of December 31, 2008, Mr. Rowny held RSUs representing 6,836 shares of our Class A common stock and deferred stock units representing 8,763 shares of our Class A common stock.

(12)	Comprises RSUs awarded on August 1, 2007 with a grant date fair value of $149,978 and RSUs awarded on July 1, 2008 with a grant date fair value of $149,982. As of December 31, 2008, Ms. Runtagh held RSUs representing 6,836 shares of our Class A common stock and deferred stock units representing 8,763 shares of our Class A common stock.

Outside Director Compensation

Our policy with respect to director compensation provides that non-management directors will receive an annual retainer of $60,000. The lead director will receive an additional retainer of $30,000, and committee chairs will receive additional retainers as follows: $20,000 for the Audit Committee and Compensation Committee Chairs; $15,000 for the Nominating and Corporate Governance Committee Chair; and $10,000 for the Neutrality Committee Chair. Committee members (other than the chair) will receive additional retainers as follows: $10,000 for Audit Committee members; $7,500 for Compensation Committee and Nominating and Corporate Governance Committee members; and $5,000 for Neutrality Committee members. All amounts are paid to directors quarterly in arrears. Directors are also reimbursed for expenses related to attending Board and committee meetings.

Non-management directors also receive an annual restricted stock unit (“RSU”) grant equal to $150,000 divided by the closing price of our Class A common stock on the date of grant. Such grants are made on the first business day of the calendar month following the election of directors at the annual meeting of stockholders. These RSUs vest in full on the first anniversary of the date of grant. Upon vesting, each director’s RSUs will be automatically deferred into deferred stock units, which will be delivered to the director in shares of our Class A common stock six months following the director’s termination of Board service.

The Compensation Committee will continue to evaluate the compensation of our directors from time to time as it deems appropriate and may in the future recommend to the Board an increase in or changes to such compensation depending on the results of any such evaluation.

Deferred Compensation

In April 2008, the Board of Directors approved the NeuStar, Inc. Deferred Compensation Plan, which permits non-employee directors to defer certain elements of compensation in order to delay taxation on such amounts. Specifically, the Plan permits deferral of up to 100% of director fees, including Board, lead director, committee chair and committee member retainers. Amounts deferred under the Plan are credited with investment earnings based on investment options selected by the participants. One director participated in the Plan during 2008.

Board Stock Ownership Guidelines

In 2007, the Board of Directors adopted stock ownership guidelines for non-employee directors, effective January 1, 2008. The guidelines provide that, within five years, directors should attain an investment position in NeuStar stock equal to at least five times the annual retainer for Board service. The number of shares needed to be owned is calculated annually based on the annual retainer and an average of the prior year’s quarter-end closing stock prices.

Shares counted toward meeting the guidelines include shares owned outright by the director or his or her spouse, including shares acquired upon the exercise of stock options and shares delivered upon vesting of restricted stock; performance shares earned by the director; deferred stock units; shares held in trust that are included in the director’s ownership reports filed with the SEC; and shares held in the director’s retirement accounts. Unexercised stock options and unvested restricted stock or performance shares do not count toward meeting the guidelines.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two compensation plans under which shares of our Class A common stock have been authorized for issuance to directors, employees and consultants: the 1999 Equity Incentive Plan and the 2005 Stock Incentive Plan. Both of these plans were approved by our stockholders. Upon approval by our stockholders of the 2009 Stock Incentive Plan, we will not make any further awards under the 1999 Equity Incentive Plan or the 2005 Stock Incentive Plan. The following table provides information as of December 31, 2008 about outstanding options and shares reserved for issuance under the 1999 Equity Incentive Plan and the 2005 Stock Incentive Plan.

Number of
Securities
Remaining Available
	Number of				for Future Issuance
	Securities to be				Under Equity
	Issued Upon		Weighted-Average		Compensation Plans
	Exercise of		Exercise Price of		(Excluding
	Outstanding		Outstanding		Securities
	Options, Warrants		Options, Warrants		Reflected in Column
Plan Category	and Rights		and Rights		(a))
	(a)		(b)		(c)

Equity compensation plans approved by security holders	5,390,877	(1)	$20.15	(2)	3,228,504
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	5,390,877		$20.15		3,228,504

(1)	Includes (a) 110,599 shares of Class A common stock underlying restricted stock units issued to our non-management directors, and (b) 619,713 shares of Class A common stock, which represents the maximum number of shares deliverable in respect of the 413,143 performance-vested restricted stock units that were outstanding as of December 31, 2008. As described in Note 15 to the NeuStar audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, our actual estimate of shares deliverable in respect of the performance-vested restricted stock units at December 31, 2008 was based on achievement of performance targets at the 50% level.

(2)	Excludes (a) 110,599 shares of Class A common stock underlying restricted stock units issued to our non-management directors, and (b) 619,713 shares of Class A common stock, which represents the maximum number of shares deliverable in respect of the 413,143 performance-vested restricted stock units that were outstanding as of December 31, 2008.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

The following table sets forth information regarding ownership of our common stock as of April 1, 2009 by holders of more than 5% of our combined classes of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. The information in this table is based on our records, information filed with the Securities and Exchange Commission (“SEC”) and information provided to us, except where otherwise noted. Except as otherwise indicated, (i) each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table, and (ii) the business address of each person shown below is 46000 Center Oak Plaza, Sterling, Virginia 20166.

	Number of Shares
	Beneficially		Percent of
Name of Beneficial Owner	Owned		Class(1)

5% owners
PRIMECAP Management Company(2)	6,657,487		8.96%
TimesSquare Capital Management, LLC(3)	6,554,390		8.82%
Aronson+Johnson+Ortiz, LP(4)	4,484,700		6.04%
Lazard Asset Management LLC(5)	4,340,815		5.84%
Directors, nominees and named executive officers
Jeffrey Ganek, Chairman and Chief Executive Officer	1,251,980	(6)	1.67%
Jeffrey Babka, Former SVP and Chief Financial Officer	43,532	(7)	*
Lisa Hook, President and Chief Operating Officer	65,382	(8)	*
Lawrence Bouman, Former Chief Operating Officer	13,560		*
Martin Lowen, SVP, General Counsel and Secretary	79,961	(9)	*
Mark Foster, Former SVP and Chief Technology Officer	122,701	(10)	*
Douglas Arnold, SVP, Human Resources	24,418	(11)	*
Gareth Chang, Director	—		—
James Cullen, Director	54,390	(12)	*
Joel Friedman, Director	8,763	(13)	*
Ross Ireland, Director	9,397	(14)	*
Paul Lacouture, Director	3,342	(15)	*
Kenneth Pickar, Director	8,397	(16)	*
Michael Rowny, Director	9,763	(17)	*
Hellene Runtagh, Director	8,763	(18)	*
Directors, nominees and executive officers as a group (14 persons)	1,551,564	(19)	2.06%

*	Denotes less than 1% ownership.

(1)	Percentages are based on 74,274,401 shares of Class A common stock and 4,538 shares of Class B common stock outstanding on April 1, 2009 (reflecting total outstanding shares less 4,957,045 shares of Class A common stock held in treasury) plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of April 1, 2009 or within 60 days from such date (May 31, 2009) through the exercise of stock options or similar rights.

(2)	Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2009 by PRIMECAP Management Company (“PRIMECAP”). PRIMECAP is an investment adviser and has sole dispositive power with respect to 6,657,487 shares of our Class A common stock and sole voting power with respect to 3,526,887 shares of our Class A common stock. The business address of PRIMECAP is 225 South Lake Ave., #400, Pasadena, California 91101.

(3)	Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2009 by TimesSquare Capital Management, LLC (“TimesSquare”). TimesSquare is an investment adviser, and all of the shares reported as beneficially owned by TimesSquare are owned by its clients, who have the right to receive dividends and proceeds from the sale of such shares. In its role as investment adviser, TimesSquare has sole dispositive power with respect to 6,554,390 shares of our Class A common stock and sole voting power with respect to 5,001,490 shares of our Class A common stock. The business address of TimesSquare is 1177 Avenue of the Americas, 39th Floor, New York, New York 10036.

(4)	Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 6, 2009 by Aronson+Johnson+Ortiz, LP (“Aronson+Johnson+Ortiz”). Aronson+Johnson+Ortiz is an investment adviser, and all of the shares reported as beneficially owned by Aronson+Johnson+Ortiz are owned of record by its clients. In its role as investment adviser, Aronson+Johnson+Ortiz has sole dispositive power with respect to 4,484,700 shares of our Class A common stock and sole voting power with respect to 2,725,300 shares of our Class A common stock. The business address of Aronson+Johnson+Ortiz is 230 S. Broad Street, 20th Floor, Philadelphia, Pennsylvania 19102.

(5)	Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 10, 2009 by Lazard Asset Management LLC (“Lazard”). Lazard is an investment adviser and has sole dispositive power with respect to 4,340,815 shares of our Class A common stock and sole voting power with respect to 4,187,372 shares of our Class A common stock. The business address of Lazard is 30 Rockefeller Plaza, New York, New York 10112.

(6)	Includes (i) 281,500 shares of Class A common stock held in three GRATs, (ii) 100,000 shares of Class A common stock held by JHLA Associates LLC, and (iii) 699,686 shares of Class A common stock subject to options that are exercisable as of April 1, 2009 or within 60 days from such date. Mr. Ganek’s spouse has sole voting and investment power with respect to the shares held in the GRATs, and his son has sole voting and investment power with respect to the shares held by JHLA Associates LLC.

(7)	Includes 28,839 shares of Class A common stock subject to options that are exercisable as of April 1, 2009 or within 60 days from such date.

(8)	Includes 61,666 shares of Class A common stock subject to options that are exercisable as of April 1, 2009 or within 60 days from such date.

(9)	Includes 78,686 shares of Class A common stock subject to options that are exercisable as of April 1, 2009 or within 60 days from such date.

(10)	Includes 121,590 shares of Class A common stock subject to options that are exercisable as of April 1, 2009 or within 60 days from such date.

(11)	Includes 23,418 shares of Class A common stock subject to options that are exercisable as of April 1, 2009 or within 60 days from such date.

(12)	Consists of (i) 8,397 vested deferred stock units held in accordance with our outside director compensation policy, and (ii) 45,993 shares of Class A common stock subject to options that are exercisable as of April 1, 2009 or within 60 days from such date.

(13)	Consists of 8,763 vested deferred stock units held in accordance with our outside director compensation policy.

(14)	Includes 8,397 vested deferred stock units held in accordance with our outside director compensation policy.

(15)	Consists of 3,342 vested deferred stock units held in accordance with our outside director compensation policy.

(16)	Consists of 8,397 vested deferred stock units held in accordance with our outside director compensation policy.

(17)	Includes 8,763 vested deferred stock units held in accordance with our outside director compensation policy.

(18)	Consists of 8,763 vested deferred stock units held in accordance with our outside director compensation policy.

(19)	Includes (i) 54,822 vested deferred stock units held in accordance with our outside director compensation policy, and (ii) 936,080 shares of Class A common stock subject to options that are exercisable as of April 1, 2009 or within 60 days from such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of greater than 10 percent of our common stock (the “Reporting Persons”) to file reports of holdings and transactions in NeuStar common stock with the Securities and Exchange Commission and the New York Stock Exchange.

Based solely on these reports and other information provided to us by the Reporting Persons, we believe that all Reporting Persons complied with these reporting requirements during fiscal year 2008 except for the following late reports, which were due to administrative error: a Form 4 for Jeffrey Babka covering one transaction and a Form 4 for Jeffrey Ganek covering one transaction.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

None.

Policies and Procedures for Review of Transactions with Related Persons

Our Corporate Code of Business Conduct (the “Code”), which is available on our website at www.neustar.biz under the captions “Investor Relations — Corporate Governance — Code of Conduct,” provides that the personal activities and relationships of directors, officers and employees must not conflict, or appear to conflict, with the interests of the Company. Any potential conflict of interest that involves an officer of the Company or a subsidiary — including any transaction between the Company and a third party in which the officer has a direct or indirect interest — must be approved in advance by the General Counsel and Chief Operating Officer of the Company. Any potential conflict of interest that involves a director or an executive officer of the Company must be approved by the Board of Directors or the Audit Committee.

Loans from the Company to directors and executive officers are prohibited by the Code. Loans from the Company to other officers and employees must be approved in advance by the Board of Directors or the Audit Committee.

All prior approvals required pursuant to the Code must be obtained in writing.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1 —	Election of Directors

Our Board of Directors currently has nine seats, divided into three classes: Class I, Class II and Class III. Our Class I directors are James G. Cullen, Joel P. Friedman and Kenneth A. Pickar, and their term ends at the Annual Meeting of Stockholders in 2011. Our Class II directors are Ross K. Ireland, Paul A. Lacouture and Michael J. Rowny, and their term ends at this Meeting. Our Class III directors are Jeffrey E. Ganek, Gareth Chang and Hellene S. Runtagh, and their term ends at the Annual Meeting of Stockholders in 2010.

We have nominated Messrs. Ireland, Lacouture and Rowny for election to continue as Class II directors. Mr. Ireland has served on the Board since 2006, Mr. Lacouture was first appointed to the Board on October 29, 2007, and Mr. Rowny has served on the Board since 2006. Mr. Lacouture’s candidacy was recommended to the Nominating and Corporate Governance Committee by a non-management director.

Each nominee for director will, if elected, continue in office until our Annual Meeting of Stockholders in 2012 and until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement. The proxy holders named on the proxy card intend to vote the proxy (if you are a stockholder of record) for the election of each of these nominees, unless you indicate on the proxy card that your vote should be withheld from any of the nominees. Under Securities and Exchange Commission rules, proxies cannot be voted for a greater number of persons than the number of nominees named.

Each nominee has consented to be named as a nominee in this proxy statement, and we expect each nominee to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the other nominees and may be voted for a substitute nominee, unless the Board chooses to reduce the number of directors serving on the Board.

The principal occupations and certain other information about the nominees and the additional members of our Board of Directors are set forth below.

The Board of Directors unanimously recommends a vote FOR the election of Messrs. Ireland, Lacouture and Rowny as directors.

BOARD OF DIRECTORS

Name and Age as of
April 1, 2009	Position, Principal Occupation, Business Experience and Directorships

Jeffrey E. Ganek Age 56	Mr. Ganek has served as our Chairman of the Board and Chief Executive Officer since December 1999. From December 1995 to December 1999, he was Senior Vice President and Managing Director of Communications Industry Services at Lockheed Martin, an advanced technology company. The Communications Industry Services group of Lockheed Martin, which was acquired from Lockheed Martin in 1999 to form NeuStar, provided clearinghouse services to the telecommunications industry. From 1993 to 1995, he was Vice President — Asia Operations for Global TeleSystems Group, a communications service provider in Europe and Asia. From 1991 to 1993, he was Vice President of Marketing at GTE Spacenet, a satellite communications service provider. From 1985 to 1991, he was Director of Marketing and Corporate Development at MCI Communications Corporation, a telecommunications company. From 1976 to 1985, he held management positions at AT&T, a telecommunications company, in Corporate Development, Marketing and Finance. Mr. Ganek is also a director and audit committee member of comScore, Inc.
Gareth Chang Age 66	Mr. Chang has served as a director of NeuStar since 2008. Mr. Chang has served as Chairman and Chief Executive Officer of Towona Media, a digital media provider, since 2008, and he has served as the Chairman and Managing Partner of GC3 & Associates International, a management consulting and private investment firm specializing in strategic planning and the execution of technology and media enterprises, since 2000. From 1998 to 2000, Mr. Chang was Chairman and CEO of News Corporation’s Star TV Group, the leading multi-channel satellite television network providing access to more than 300 million viewers across Asia, the Indian sub-continent, and the Middle East. He also has served in senior executive roles at Hughes Electronics and McDonnell Douglas.
James G. Cullen Age 66	Mr. Cullen has served as a director of NeuStar since 2005. Mr. Cullen retired as President and Chief Operating Officer of Bell Atlantic Corporation, a local telephone exchange carrier, in 2000. He had assumed those positions in 1998, after having been Vice Chairman since 1995 and, prior to that, President since 1993. He was President and Chief Executive Officer of Bell Atlantic-New Jersey, Inc. from 1989 to 1993. Mr. Cullen is also a director, audit committee member and chairman of the compensation committee of Prudential Financial, Inc., non-executive Chairman of the Board of Agilent Technologies, Inc. and a director and chairman of the audit committee of Johnson & Johnson.

Name and Age as of
April 1, 2009	Position, Principal Occupation, Business Experience and Directorships

Joel P. Friedman Age 61	Mr. Friedman has served as a director of NeuStar since 2006. As the former President of the Business Process Outsourcing (“BPO”) organization of Accenture Ltd., a consulting services company, a position he held from 2002 to 2005, Mr. Friedman was responsible for overseeing Accenture’s portfolio of BPO businesses as well as fueling new innovation and growth in BPO. He was a member of Accenture’s Board of Directors until February 2005 and also served on that company’s Executive Committee and Global Leadership Council. Over the course of his 34-year career with Accenture, a national consulting firm, Mr. Friedman held a variety of senior leadership roles. He was a partner in Accenture’s Corporate Development organization; served as managing general partner of the company’s former venture capital business, Accenture Technology Ventures; led Accenture’s banking and capital markets program; and was instrumental in founding and managing Accenture’s strategy consulting practice. Mr. Friedman is also a director, audit committee member and finance committee member of SVB Financial Group.
Ross K. Ireland Age 62	Mr. Ireland has served as a director of NeuStar since 2006. Mr. Ireland retired as Senior Executive Vice President of Services and Chief Technology Officer of SBC Communications Inc., a telecommunications services provider, in 2004. He assumed these positions in 1997 when Pacific Telesis Group merged with SBC Communications Inc. He served Pacific Telesis Group in various capacities from 1966 to 1997, including as Vice President and Chief Technology Officer from 1990 to 1997. Mr. Ireland was also a member of the Board of Directors of the Alliance for Telecommunications Industry Solutions, or ATIS, a not-for-profit corporation that provides telecom industry standards and industry operating practices, from 1990 through 2004, including as the Chairman of the Board of ATIS from 2000 through 2004. Mr. Ireland is also a director, audit committee member, compensation committee member and nominating and corporate governance committee member of Adtran, Inc.
Paul A. Lacouture Age 58	Mr. Lacouture has served as a director of NeuStar since 2007. Mr. Lacouture retired as Executive Vice President of Engineering and Technology for Verizon Telecom, a telecommunications services provider, in 2007, a position he had held since 2006. From 2000 to 2006, he was president of the Verizon Network Services Group. Prior to the Bell Atlantic/GTE merger in July 2000, Mr. Lacouture was president of the Network Services group at Bell Atlantic.
Dr. Kenneth A. Pickar Age 63	Dr. Pickar has served as a director of NeuStar since 1999. He has been a Visiting Professor of Mechanical Engineering at the California Institute of Technology (Caltech) since 1997. Prior to joining Caltech, he was Senior Vice President — Engineering and Technology at AlliedSignal Corp.
Michael J. Rowny Age 58	Mr. Rowny has served as a director of NeuStar since 2006. Mr. Rowny has been Chairman of Rowny Capital, a private equity firm, since 1999. From 1994 to 1999, and previously from 1983 to 1986, Mr. Rowny was with MCI Communications Corporation in positions including President and CEO of MCI’s International Ventures, Alliances and Correspondent group; acting CFO; Senior Vice President of Finance; and Treasurer. His extensive career in business and government has included positions as Chairman and CEO of the Ransohoff Company, CEO of Hermitage Holding Company, EVP and CFO of ICF Kaiser International, Inc., Vice President of the Bendix Corporation, and Deputy Staff Director of The White House. Mr. Rowny is also a director and audit committee member of Ciena Corporation.

Name and Age as of
April 1, 2009	Position, Principal Occupation, Business Experience and Directorships

Hellene S. Runtagh Age 60	Ms. Runtagh has served as a director of NeuStar since 2006. Ms. Runtagh was formerly President and CEO of Berwind Group, a diverse company with global businesses in pharmaceutical services, life science automation, industrial manufacturing, real estate, and natural resources, from 2001 to 2002. Prior to joining Berwind in 2001, Ms. Runtagh was with Universal Studios, where she last served as Executive Vice President. In this role, Ms. Runtagh was responsible for Studio, Consumer Products, Interactive Games, Information Technology, Online Operations, and retail operations at Universal Studios. Prior to joining Universal Studios, Ms. Runtagh spent 25 years at General Electric Company, where she served as President and CEO of GE Information Services and held general management roles with GE Capital and GE’s software businesses. Ms. Runtagh has also held numerous leadership positions, including international operations, marketing and manufacturing, for multiple high technology GE businesses. Ms. Runtagh is also a director, audit committee member and chair of the compensation and executive development committee of Lincoln Electric Holdings, Inc. and serves on the board of Harman International Industries, Inc.

EXECUTIVE OFFICERS AND MANAGEMENT

Below is information, including biographical information, about our current executive officers (other than Mr. Ganek, whose biographical information appears above).

Name	Age(1)	Position

Lisa Hook	51	President and Chief Operating Officer
Paul S. Lalljie	36	Senior Vice President and Interim Chief Financial Officer
Douglas S. Arnold	54	Senior Vice President, Human Resources
John J. Dziak, Jr.	45	Senior Vice President, Strategic Initiatives and Chief Strategy Officer
Martin K. Lowen	44	Senior Vice President, General Counsel and Secretary

(1)	As of April 1, 2009.

Lisa Hook has served as our President and Chief Operating Officer since joining us in January 2008. Prior to joining NeuStar, Ms. Hook served as President and Chief Executive Officer of Sunrocket, Inc., a voice over IP (“VoIP”) service provider, from 2006 to 2007. From 2001 to 2004, she held several executive-level posts at America Online, Inc., a web services company, including President, AOL Broadband, Premium and Developer Services; President, AOL Anywhere; and Senior Vice President and Chief Operating Officer, AOL Mobile. After leaving America Online in 2004, Ms. Hook briefly consulted for AOL and served on various corporate boards. Earlier, she was partner at Brera Capital Partners, LLC and managing director at Alpine Capital Group LLC. Ms. Hook also served in executive and special advisory roles at Time Warner, Inc., was legal adviser to the Chairman of the Federal Communications Commission, and was a senior attorney at Viacom International, Inc. Ms. Hook also serves on the boards of directors for Reed Elsevier PLC, Reed Elsevier NV and Reed Elsevier Group plc.

Paul S. Lalljie has served as our Senior Vice President, Interim Chief Financial Officer and Treasurer since January 2009. Prior to becoming our Senior Vice President, Interim Chief Financial Officer and Treasurer, Mr. Lalljie served as our Vice President, Financial Planning & Analysis and Treasurer from December 2006 to January 2009. From 2000 through December 2006, Mr. Lalljie served in a variety of roles in corporate finance at the Company, including accounting, financial planning and analysis, treasury and investor relations.

Douglas S. Arnold has served as our Senior Vice President, Human Resources since September 2007. Prior to becoming our Senior Vice President, Human Resources, Mr. Arnold served as Vice President, Human Resources, at World Kitchen, Inc., a manufacturer and importer of housewares, from 2003 to 2006.

John J. Dziak, Jr. has served as our Senior Vice President, Strategic Initiatives and Chief Strategy Officer since joining us in March 2009. Prior to joining NeuStar, Mr. Dziak served as Senior Vice President of Corporate Strategy at Sprint Nextel Corporation, a communications company, from 2007 to 2009. From 2006 to 2007, he was Senior Vice President, Services and Distribution at SkyTerra LP (formerly known as Mobile Satellite Ventures). Prior to that, from 2003 to 2006, he served as Senior Vice President, Corporate Strategy and Business Development at MCI Communications. From 1995 to 2003, he served in the Communications and High Tech market unit of Accenture LLP , named partner in 2000. Mr. Dziak is a chartered financial analyst (CFA), earning his charter in 1992.

Martin K. Lowen has served as Senior Vice President since May 2005 and as our General Counsel and Secretary since September 2002. Upon joining us in June 2000, he served as Vice President of Law and Business Development. Prior to joining us, Mr. Lowen was an Assistant Vice President at TeleGlobe Communications, a provider of international telecommunications services, from January 1999 to May 2000, where he provided legal advice to senior management and directed many activities within that company’s Legal Department. Prior to January 1999, he was a director in the legal department at MCI Communications Corp. and an associate with Skadden, Arps, Slate, Meagher & Flom LLP and Hogan & Hartson LLP.

ITEM 2 —	Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2009.

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders’ views on the Company’s independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.

Representatives of Ernst & Young LLP will be present at the Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

The Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2009.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the years ended December 31, 2007 and December 31, 2008, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2007	2008

Audit fees(1)	$2,801,176	$2,489,282
Audit-related fees(2)	362,500	361,756
Tax fees(3)	569,711	634,766

Subtotal	$3,733,387	$3,485,804
All other fees(4)	2,500	2,500

Total fees	$3,735,887	$3,488,304

(1)	Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements, work on the audit of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, and review of the unaudited quarterly financial statements.

(2)	Audit-related fees consisted principally of audits that we were required to conduct in connection with our regulatory requirements under the rules, regulations and orders of the Federal Communications Commission, as well as requirements under the provisions of certain of our contracts.

(3)	Tax fees consisted principally of tax compliance and tax consulting work.

(4)	Other fees consisted of miscellaneous other permissible services not included in the first three categories and were immaterial for 2007 and 2008.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the Audit Committee Charter, Audit Committee policy and the requirements of law, the Audit Committee pre-approves all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work, subject to a specific budget. In other cases, the chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve services, and the chairman then communicates such pre-approvals to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent audit firm. We obtain these services from other service providers as needed.

Audit Committee Report

NeuStar’s management is responsible for NeuStar’s financial statements, internal controls and financial reporting process. NeuStar’s independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with U.S. generally accepted accounting principles. The Audit Committee has been established for the purpose of representing and assisting the Board of Directors in overseeing NeuStar’s accounting and financial reporting processes and audits of NeuStar’s annual financial statements and internal control over financial reporting, including the integrity of NeuStar’s financial statements, NeuStar’s compliance with legal and regulatory authority requirements, the independent auditors’ qualifications and independence, and the performance of NeuStar’s internal audit function and the independent auditors. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is in fact “independent” under applicable rules.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the independent registered public accounting firm with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the Audit Committee received and discussed with the independent registered public accounting firm the letter from the independent registered public accounting firm on its independence from the Company and management, as required by PCAOB rules.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

The Audit Committee:

James G. Cullen, Chair
Paul A. Lacouture
Michael J. Rowny
Hellene S. Runtagh

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

ITEM 3 —	Approval of 2009 Performance Achievement Reward Plan

The Board of Directors has unanimously approved the NeuStar, Inc. 2009 Performance Achievement Reward Plan (referred to below as the “Bonus Plan”), which will provide for incentive payments to executives who may be covered by Section 162(m) of the Internal Revenue Code of 1986 (referred to below as the “Code”). The adoption of the Bonus Plan by the Board of Directors is subject to the approval of our stockholders.

The Bonus Plan is designed to provide a direct link between performance and compensation for our top executives. Additionally, the Bonus Plan is intended to qualify certain components of compensation paid to these executives for the tax deductibility exception under Section 162(m) of the Code, while maintaining a degree of flexibility in the amount of incentive compensation paid to each executive. Subject to approval by our stockholders, the Bonus Plan will replace our Annual Performance Incentive Plan for executives beginning with calendar year 2009. The Compensation Committee expects to designate as participants in the Bonus Plan those executives at the Senior Vice President level and above whose compensation may be subject to Section 162(m).

Section 162(m) generally disallows a federal income tax deduction to any publicly held corporation for non-performance-based compensation paid in excess of $1,000,000 in any taxable year to the CEO or certain other highly compensated executive officers. We intend to structure awards under the Bonus Plan so that compensation under the plan will be qualified as “performance-based compensation” eligible for continued deductibility. To preserve the deductibility of this compensation, we are seeking stockholder approval of the Bonus Plan, including the business criteria upon which performance goals under the Bonus Plan may be based and the maximum amount that may be paid during any performance period to any executive.

The following description of the Bonus Plan is a summary of its principal provisions and is qualified in its entirety by reference to the plan document, a copy of which is appended to this proxy statement as Annex 1.

Description of the 2009 Performance Achievement Reward Plan

Plan Administration.  The Bonus Plan will be administered by the Compensation Committee. The Compensation Committee will select the executives who will be eligible to receive awards, set the target payout level and performance goals for each performance period, certify the level of attainment of the performance goals, and determine individual awards within Bonus Plan guidelines.

Performance Awards.  Participants in the Bonus Plan will be eligible to receive performance awards based on attainment by the Company and/or a subsidiary, business segment, division or other operational unit of the Company of specified performance goals to be established for each performance period by the Compensation Committee. Performance awards will be paid as soon as administratively feasible in the next calendar year following the end of the performance period with respect to which the awards relate, but only after the Compensation Committee has certified that the performance goals have been attained. The Compensation Committee has the right to reduce (but not increase) awards in its discretion, even if the performance goals have been attained.

Business Criteria.  Section 162(m) requires that performance awards be based on objective performance measures. Performance goals under the Bonus Plan will be based on the following criteria, either individually, alternatively or in combination, applied to the Company as a whole or to any subsidiary, business segment, division or other operational unit of the Company, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results, or to a designated comparison group, in each case as specified by the Compensation Committee:

•	cash flow (including operating cash flow or free cash flow);

•	revenue (on an absolute basis or adjusted for currency effects);

•	gross margin;

•	operating expenses or operating expenses as a percentage of revenue;

•	earnings (which may include earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and net earnings, and may be determined in accordance with generally accepted accounting principles (GAAP) or adjusted to exclude any or all GAAP items);

•	earnings per share (on a GAAP or non-GAAP basis);

•	growth in any of the foregoing measures;

•	stock price;

•	return on equity or average stockholders’ equity;

•	total stockholder return;

•	growth in stockholder value relative to the moving average of the S&P MidCap 400 Index or another index;

•	return on capital;

•	return on assets or net assets;

•	return on investment;

•	economic value added;

•	operating profit;

•	controllable operating profit or net operating profit;

•	operating margin;

•	cash conversion cycle;

•	market share;

•	contract awards or backlog;

•	overhead or other expense reduction;

•	credit rating;

•	strategic plan development and implementation;

•	succession plan development and implementation;

•	improvement in workforce diversity;

•	customer indicators (including customer satisfaction);

•	new product invention or innovation;

•	improvements in productivity;

•	attainment of objective operating goals;

•	employee metrics (including employee satisfaction);

•	attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations.

The performance goals may incorporate, if and only to the extent permitted under Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods; corporate transactions (including, without limitation, dispositions and acquisitions); charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items; and the cumulative effects of tax changes, each as defined by GAAP and identified in our financial statements, notes to the financial statements, management’s discussion and analysis, or other Securities and Exchange Commission filings. To the extent any such provision would create impermissible discretion under Section 162(m) or would otherwise violate Section 162(m), such provision shall be of no force or effect.

Solely to the extent permitted under Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Compensation Committee may: (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria (including, but not limited to, amendments reflecting International Financial Reporting Standards or other prevailing accounting standards used in our regular reports on Forms 10-K and 10-Q).

Maximum Performance Award Limit.  The maximum performance award payable to any participant with respect to any one calendar year in a performance period will not exceed $2,000,000. For any performance period of more than one calendar year, this limit will be increased on a pro rata basis. Each performance period will be the period specified by the Committee over which achievement of the performance goals is to be measured.

Form of Payment.  In the discretion of the Compensation Committee, performance awards may be paid in whole or in part in cash or common stock, provided that common stock may be used only if payment of such stock is a permitted award under another plan maintained by the Company that was approved by our stockholders.

Partial Awards.  The Compensation Committee may make a full, pro rata or other award (within plan limits) as it deems appropriate in the event of a participant’s death, disability, retirement or other termination of employment or a change of control (as defined in the Bonus Plan), provided that any award not based on actual achievement of performance goals may only be made in the case of death, disability or change of control during the performance period.

Deferral of Awards.  The Compensation Committee may provide prior to the beginning of a performance period that payment of a performance award will be deferred. In addition, a participant and the Company may agree to defer all or a portion of a performance award in a written agreement executed prior to the beginning of the performance period, in accordance with any deferred compensation program applicable to the participant. Any deferred performance award will not increase (between the date on which it is credited to a deferred compensation program and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Section 162(m). To the extent applicable, any deferral under the Bonus Plan is intended to comply with the applicable requirements of Section 409A of the Code (and the regulations thereunder) and will be limited, construed and interpreted in a manner so as to comply therewith.

Term and Amendment.  If approved by our stockholders, the Bonus Plan will be effective as of January 1, 2009. The initial performance period under the Bonus Plan will be calendar year 2009. The Bonus Plan may be amended or terminated by the Board of Directors at any time, provided that the approval of our stockholders will be required (to the extent required under Section 162(m)) for any amendment that would alter the performance criteria set forth in the Bonus Plan, change the class of eligible employees, alter the maximum performance award limit described above, or otherwise require stockholder approval under Section 162(m).

Future Plan Awards

Subject to approval of the Bonus Plan by our stockholders, the Compensation Committee has determined that the CEO and each of the next four highest compensated officers (based on total compensation for 2009 as required to be reported to our stockholders under the Securities Exchange Act of 1934) will be eligible to receive awards under the Bonus Plan for the initial performance period of calendar year 2009.

The Compensation Committee has determined that the target award (and maximum payout) for the CEO for 2009 will be 1% of the Company’s earnings before interest income, interest expense, income taxes, depreciation and amortization (EBITDA) as derived from our financial statements for 2009, not to exceed $2,000,000. The target award (and maximum payout) for each of the other covered executives will be 0.75% of EBITDA for 2009, not to exceed $2,000,000 per executive.

In determining maximum payouts for 2009, the following will be disregarded: corporate transactions (including, without limitation, dispositions and acquisitions); changes in accounting methods; and charges for discontinued operations, extraordinary items, and other unusual or non-recurring items (including, without limitation, any and all impairment charges relating to goodwill or long-lived assets related to a corporate transaction), each as defined by GAAP and identified in our financial statements, notes to the financial statements, management’s discussion and analysis, or other Securities and Exchange Commission filings.

As described above, the Compensation Committee has the right, in its discretion, to pay the CEO or any other executive an amount that is less (but not more) than the CEO’s or the executive’s maximum payout under the Bonus Plan, regardless of the degree of attainment. The Compensation Committee intends to exercise this right to reduce the maximum payouts for 2009 and pay actual awards based on factors such as:

•	for the CEO, achievement of established goals relating to 2009 revenue and EBITDA; and

•	for the other executives, achievement of established goals relating to 2009 revenue and EBITDA; performance of the executive’s functional group (if applicable); and individual achievements.

Amounts determined pursuant to the maximum payout formula but not actually paid to executives due to the Compensation Committee’s exercise of discretion will revert to the general funds of the Company.

If the Bonus Plan and the performance criteria set forth above had been in effect during 2008, the maximum amount that could have been paid to Mr. Ganek, before any reduction by the Compensation Committee, would have been $2,000,000. The maximum amount that could have been paid to each of Mr. Babka, Ms. Hook, Mr. Lowen and Mr. Arnold, before any reduction by the Compensation Committee, would have been $1,660,868. (Mr. Bouman and Mr. Foster would not have been covered by the Bonus Plan for 2008 because they were not officers at fiscal year-end.) The maximum amount that could have been paid to the covered officers as a group, before any reduction by the Compensation Committee, would have been $8,643,472. The Compensation Committee would have exercised its right to reduce these maximum payouts and set actual awards in the amounts set forth as non-equity incentive plan compensation in the Summary Compensation Table on page 26, based on the factors described under “Compensation Discussion & Analysis” above.

The Board of Directors unanimously recommends a vote FOR the approval of the Bonus Plan.

ITEM 4 —	Approval of 2009 Stock Incentive Plan

The Board of Directors has unanimously approved the NeuStar, Inc. 2009 Stock Incentive Plan (referred to below as the “2009 Plan”) for the benefit of eligible employees, consultants and non-employee directors of the Company and its related entities. The adoption of the 2009 Plan by the Board of Directors is subject to the approval of our stockholders, including approval of the material terms of the Section 162(m) performance goals and limitations as to amounts awarded to employees under the 2009 Plan (as more fully described below). We are asking our stockholders to approve the 2009 Plan.

We have historically granted stock incentive awards under our 1999 Equity Incentive Plan (the “1999 Plan”) and 2005 Stock Incentive Plan (the “2005 Plan”). We refer to the 1999 Plan and the 2005 Plan together as the “Prior Plans.” If the 2009 Plan is approved by our stockholders as proposed, no further awards will be made under the Prior Plans, and the 2009 Plan will become the primary equity compensation plan for the Company.

As of February 28, 2009, under the Prior Plans, stock options with respect to 5,846,240 shares of common stock were outstanding with a weighted average exercise price of $19.39 and a weighted average remaining term of 5.36 years, and there were 1,751,119 shares deliverable upon the vesting of outstanding restricted stock/units and performance-vested restricted stock units. There were 822,484 shares available for grant under the Prior Plans as of February 28, 2009.

The following description of the 2009 Plan is a summary of its principal provisions and is qualified in its entirety by reference to the plan document, a copy of which is appended to this proxy statement as Annex 2. References to “common stock” below mean the Class A common stock of the Company.

Description of the 2009 Stock Incentive Plan

Purpose.  The Board of Directors adopted the 2009 Plan in order to provide the Company with a competitive advantage in attracting, retaining and rewarding employees, consultants and non-employee directors, and to strengthen the mutuality of interests between these individuals and our stockholders.

Administration.  The 2009 Plan is administered by a committee, which is intended to consist of two or more non-employee directors, each of whom is a non-employee director as defined in Rule 16b-3 of the Securities Exchange Act of 1934, an outside director as defined under Section 162(m) of the Internal Revenue Code of 1986 (referred to below as the “Code”), and an independent director for purposes of applicable stock exchange requirements. This committee is referred to below as the “Committee.” With respect to the application of the 2009 Plan to non-employee directors, the 2009 Plan is administered by the Board of Directors (and references to the Committee include the Board of Directors for this purpose). Currently, the Compensation Committee serves as the Committee under the 2009 Plan.

The Committee has full authority to administer and interpret the 2009 Plan; to grant discretionary awards under the 2009 Plan; to determine the persons to whom awards will be granted, the types of awards to be granted, the terms and conditions of each award, and the number of shares of common stock to be covered by each award; and to make all other determinations in connection with the 2009 Plan and awards thereunder as the Committee, in its sole discretion, deems necessary or desirable. The terms and conditions of individual awards will be set forth in written agreements that are consistent with the terms of the 2009 Plan. An appendix to the 2009 Plan sets forth certain tax and legal requirements applicable only to participants who are residents or deemed residents of the state of Israel upon the date of grant of an award. The Committee has the right to adopt special guidelines and provisions for persons residing in, employed by, or subject to the taxes of any other foreign or domestic jurisdictions to comply with applicable laws, regulations or rules. Awards under the 2009 Plan may not be made on or after April 7, 2019.

Eligibility and Types of Awards.  All of the Company’s employees, consultants and non-employee directors, and employees and consultants of affiliated entities, are eligible to receive awards under the 2009 Plan. Awards under the 2009 Plan may consist of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance awards, and other stock-based awards. In addition, the Committee may designate restricted stock awards, restricted stock units, performance awards and other stock-based awards under the 2009 Plan as performance-based awards consistent with the requirements of Section 162(m) of the Code and subject to the achievement of specified performance goals (as described more fully below).

Available Shares.  The aggregate number of shares of common stock that may be granted under the 2009 Plan or with respect to which awards may be granted may not exceed 10,950,000 shares, less one share for every share subject to an option or stock appreciation right, and 1.5 shares for every share subject to an award other than an option or stock appreciation right, in either case granted under the 2009 Plan or after February 28, 2009 under the Prior Plans. No further awards will be granted under the Prior Plans upon stockholder approval of the 2009 Plan. Awards of common stock under the 2009 Plan may be either authorized and unissued shares of common stock or shares of common stock held in or acquired for the treasury of the Company or both. In general, if awards under the 2009 Plan are for any reason cancelled, forfeited, or expire or terminate without issuance, or are settled for cash, the shares covered by such awards will again be available for the grant of awards under the 2009 Plan. Further, shares underlying awards granted under the Prior Plans that remain undelivered following any expiration, cancellation or forfeiture of such awards will be available for purposes of awards under the 2009 Plan. The aggregate number of shares of common stock that may be granted pursuant to incentive stock options may not exceed 10,000,000.

Shares covered by awards of restricted stock, restricted stock units, performance awards, or other stock-based awards will be counted against the aggregate share reserve under the 2009 Plan as 1.5 shares for every one share granted pursuant to such awards. Accordingly, to the extent that such awards are for any reason cancelled, forfeited or expire under the 2009 Plan or the Prior Plans after February 28, 2009, 1.5 shares for every one share covered thereby will again be available for grant.

Shares issued as substitute awards in connection with a Company merger with or acquisition of another company will not reduce the number of shares available for awards under the 2009 Plan, and shares subject to substitute awards that are forfeited, expire or otherwise terminate without issuance, or that are settled for cash, will not be available for awards under the 2009 Plan. Additionally, the Company may use shares under a pre-existing, stockholder-approved plan of a company acquired by the Company for awards under the 2009 Plan, which shares will not reduce the number of shares available for awards under the 2009 Plan. However, such shares may only be used for awards made prior to the expiration of the pre-existing plan to individuals who were not employees of the Company (or its subsidiaries) prior to the acquisition.

Finally, the following will not be available for additional awards under the 2009 Plan: shares delivered, exchanged or withheld as payment of the exercise price or purchase price of an award or for payment of taxes, shares that are reacquired by the Company using cash proceeds received from the exercise of options, and shares not issued upon the stock settlement of a stock appreciation right.

Individual Limits.  The maximum number of shares of common stock subject to any performance award denominated in shares of common stock or units representing common stock (whether or not intended to satisfy Section 162(m) of the Code) that may be granted to any one eligible employee or consultant under the 2009 Plan in any calendar year is 500,000. The maximum number of shares of common stock subject to any restricted stock award, restricted stock unit, or other stock-based award that is subject to the attainment of specific performance goals (whether or not intended to satisfy Section 162(m) of the Code) that may be granted under the 2009 Plan during any calendar year to any eligible employee or consultant is 500,000. There are no annual limits on the number of shares with respect to restricted stock, restricted stock units or other stock-based awards that are not subject to the attainment of specific performance goals.

The maximum number of shares of common stock with respect to which any option or stock appreciation right may be granted under the 2009 Plan to any eligible employee or consultant during any calendar year is 1,500,000. If shares of common stock subject to a stock appreciation right are granted in tandem with an option, the grant shall apply against the grantee’s individual share limitations for both stock appreciation rights and options. The maximum payment under any performance awards denominated in dollars under the 2009 Plan to any eligible employee or consultant for any performance period is $3,500,000.

Adjustment.  The 2009 Plan requires that the Committee appropriately adjust the individual maximum share limitations described in the immediately preceding two paragraphs, the aggregate number and kind of shares that may be issued under the 2009 Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of outstanding awards, and the purchase price of outstanding awards to reflect any change in the Company’s capital structure or business by reason of certain corporate transactions or events, in each case in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights of participants under the 2009 Plan. In addition, in the event of certain acquisition events (as defined in the 2009 Plan), the Committee may terminate all outstanding awards by delivering notice to each participant at least 20 days prior to the acquisition event, in which case each such participant will have the right to exercise his or her vested and unvested awards during the notice period, provided that any such exercise will be contingent on the consummation of the acquisition event.

Awards under the 2009 Plan.  The following types of awards may be granted under the 2009 Plan:

Stock Options.  The Committee may grant nonqualified stock options and incentive stock options (only to eligible employees) to purchase shares of common stock. The Committee will determine the number of shares of common stock subject to each option, the term of each option (which may not exceed 10 years, or five years in the case of an incentive stock option granted to a 10-percent stockholder), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of common stock at the time of grant (or, in the case of an incentive stock option granted to a 10-percent stockholder, 110 percent of such share’s fair market value). In the absence of stockholder approval, the Committee may not lower the exercise price of an option after it is granted, cancel an option when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award, or take any other action that may be treated as a repricing under New York Stock Exchange rules. Notwithstanding the foregoing, certain adjustments are permitted in connection with corporate changes, transactions and events as set forth in the 2009 Plan.

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee, and the exercisability of options may be accelerated by the Committee in its sole discretion. Upon the exercise of an option, the participant must make payment of the full exercise price (i) in cash, check, bank draft or money order, or (ii) on such other terms and conditions as may be acceptable to the Committee, including the tendering or withholding of shares of common stock. The Committee may provide that vested options not previously exercised will be deemed automatically exercised on their expiration date.

Stock Appreciation Rights.  The Committee may grant stock appreciation rights, or SARs, either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable (referred to as a “Tandem SAR”), or independent of a stock option (referred to as a “Non-Tandem SAR”). An SAR is a right to receive a payment in shares of common stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share covered by an SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be no less than the fair market value of the common stock on the date of grant in the case of a Non-Tandem SAR. The Committee may provide that vested Non-Tandem SARs not previously exercised will be deemed automatically exercised on their expiration date. In the absence of stockholder approval, the Committee may not lower the exercise price of a Non-Tandem SAR after it is granted, cancel a Non-Tandem SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award, or take any other action that may be treated as a repricing under New York Stock Exchange rules. Notwithstanding the foregoing, certain adjustments are permitted in connection with corporate changes, transactions and events as set forth in the 2009 Plan.

Restricted Stock.  The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends and the right to vote the shares of restricted stock, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock are required to enter into a restricted stock agreement with the Company that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals is substantially uncertain. To the extent that a performance-based restricted stock grant is intended to comply with the requirements of Section 162(m) of the Code, the performance goals for such performance-based restricted stock will be based on one of more of the objective criteria set forth on Exhibit A to the 2009 Plan and discussed in general below.

Restricted Stock Units.  An award of restricted stock units provides a participant the right to receive a payment in cash, shares of common stock or a combination of both, as determined by the Committee, based on the value of a share of common stock. The Committee will determine the participants to whom and the time or times at which grants of restricted stock units will be awarded, the number of units to be awarded to any participant, the conditions for vesting, the time or times within which such awards may be subject to forfeiture and restrictions on transfer, and any other terms and conditions of such awards. The terms and conditions of restricted stock unit awards will be set forth in an award agreement, which will include such terms and provisions as the Committee may determine from time to time.

Unless otherwise determined by the Committee, a participant who has been granted an award of restricted stock units will have none of the rights of a stockholder of the Company with respect to any portion of such award unless and until shares of common stock have been issued to the participant in settlement of such award. If so determined by the Committee and set forth in the applicable award agreement, restricted stock units may be credited with dividend equivalents on such terms and conditions as may be determined by the Committee in the event that cash dividends are paid or other distributions are made in respect of shares of common stock. As with restricted stock grants, the Committee may grant restricted stock unit awards that are intended to comply with the requirements of Section 162(m) of the Code.

Performance Awards.  The Committee may award performance awards. Such performance awards will be stated with reference to shares of common stock (including units representing shares of common stock) or to cash. The Committee will determine the participants to whom and the time or times at which performance awards will be granted, the number of performance awards to be granted to any participant, the duration of the performance period applicable to a grant of performance awards, and any other terms and conditions of such award. Vesting of performance awards may be based on the attainment of specified performance goals and/or the completion of a specified period of service with the Company as determined by the Committee in its discretion. Payment in respect of vested performance units will be made in cash, shares of common stock or a combination of both as determined by the Committee. The Committee may grant performance awards that are intended to comply with the requirements of Section 162(m) of the Code.

Other Stock-Based Awards.  The Committee may, subject to limitations under applicable law, make a grant of other stock-based awards (including, without limitation, shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of common stock in payment of the amounts due under an incentive or performance unit plan of the Company, stock equivalent units, and awards valued by reference to book value of the common stock). The Committee will determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period. The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2009 Plan and discussed in general below.

Performance Goals.  The Committee may grant restricted stock awards, restricted stock units, performance awards, and other stock-based awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Committee. The performance goals will be based on the following criteria, either individually, alternatively or in combination, applied to the Company as a whole or to any subsidiary, business segment, division or other operational unit of the Company, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results, or to a designated comparison group, in each case as specified by the Committee:

•	cash flow (including operating cash flow or free cash flow);

•	revenue (on an absolute basis or adjusted for currency effects);

•	gross margin;

•	operating expenses or operating expenses as a percentage of revenue;

•	earnings (which may include earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and net earnings, and may be determined in accordance with generally accepted accounting principles (GAAP) or adjusted to exclude any or all GAAP items);

•	earnings per share (on a GAAP or non-GAAP basis);

•	growth in any of the foregoing measures;

•	stock price;

•	return on equity or average stockholders’ equity;

•	total stockholder return;

•	growth in stockholder value relative to the moving average of the S&P MidCap 400 Index or another index;

•	return on capital;

•	return on assets or net assets;

•	return on investment;

•	economic value added;

•	operating profit;

•	controllable operating profit or net operating profit;

•	operating margin;

•	cash conversion cycle;

•	market share;

•	contract awards or backlog;

•	overhead or other expense reduction;

•	credit rating;

•	strategic plan development and implementation;

•	succession plan development and implementation;

•	improvement in workforce diversity;

•	customer indicators (including customer satisfaction);

•	new product invention or innovation;

•	improvements in productivity;

•	attainment of objective operating goals;

•	employee metrics (including employee satisfaction);

•	attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations.

The performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods; corporate transactions (including, without limitation, dispositions and acquisitions); charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items; and the cumulative effects of tax changes, each as defined by GAAP and identified in our financial statements, notes to the financial statements, management’s discussion and analysis, or other Securities and Exchange Commission filings. To the extent that any performance award is intended to comply with Section 162(m) of the Code, if any such provision would create impermissible discretion under Section 162(m) or would otherwise violate Section 162(m), such provision shall be of no force or effect.

Taking into account the requirements of Section 162(m), the Committee may: (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria (including, but not limited to, amendments reflecting International Financial Reporting Standards or other prevailing accounting standards used in our regular reports on Forms 10-K and 10-Q).

Dividends and Dividend Equivalents.  The Committee may provide for the payment of dividends or dividend equivalents with respect to shares subject to an award under the 2009 Plan. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock unit or other stock-based awards that are subject to the attainment of specified performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

Change in Control.  In the event of a change in control (as defined in the 2009 Plan), the vesting of awards will not accelerate, unless otherwise determined by the Committee. Generally, the Committee has not provided for accelerated vesting of awards or lapse of restrictions upon a change in control under its prior stock plan awards, but has provided at the time of grant for accelerated vesting and lapse of restrictions upon the occurrence of terminations of employment without “cause” or certain other terminations within two years following a change in control. Upon a change in control, in the discretion of the Committee, awards may be (i) assumed and continued or substituted in accordance with applicable law, (ii) purchased by the Company for an amount equal to the value of such awards based upon the price per share of common stock received or to be received by other stockholders of the Company in the transaction, or (iii) cancelled if the price of the common stock paid in a change in control is less than the exercise price of the award.

Amendment and Termination.  The Board of Directors may at any time amend any or all of the provisions of the 2009 Plan, or suspend or terminate it entirely, retroactively or otherwise, provided that except to correct obvious drafting errors or as otherwise required by law or specifically provided in the 2009 Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be reduced without the consent of such participant. Moreover, without the approval of our stockholders, no amendment may be made that would increase the aggregate number of shares that may be issued under the 2009 Plan, change the classification of individuals eligible to receive awards under the 2009 Plan, increase the individual maximum share limitations described above, extend the maximum option or SAR term, alter provisions relating to repricing of options and SARs, materially alter the performance goals described above, or otherwise require stockholder approval under applicable law or stock exchange rules (or amend the 2009 Plan to permit any of the above).

Miscellaneous.  Awards granted under the 2009 Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options and SARs at the time of grant or thereafter to certain family members. Notwithstanding the foregoing, the Committee may approve the transfer of an award to a charitable institution.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the 2009 Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options.  In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either of such times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

Nonqualified Stock Options.  A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. Upon a subsequent sale of such shares of common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period of such shares of common stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

Certain Other Tax Issues.  In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, and (iii) if the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special tax rules regarding the income tax consequences concerning their options.

The 2009 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974. The 2009 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

Future Plan Awards

The terms and number of options or other awards to be granted in the future under the 2009 Plan will be determined in the discretion of the Committee. No grants of awards under the 2009 Plan will be made unless and until the 2009 Plan is approved by our stockholders. Because no such determinations regarding awards or grants have yet been made, the benefits or amounts that will be received by or allocated to our executive officers or other eligible employees or non-employee directors cannot be determined at this time.

As of April 27, 2009, the closing price on the New York Stock Exchange of the Class A common stock of the Company was $19.20 per share.

The Board of Directors unanimously recommends a vote FOR the approval of the 2009 Plan.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the Securities and Exchange Commission, if a stockholder would like us to include a proposal in our proxy statement and form of proxy for presentation at our 2010 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at 46000 Center Oak Plaza, Sterling, Virginia 20166, to the attention of the Corporate Secretary, no later than January 5, 2010.

Alternatively, under our bylaws, if a stockholder would like to propose a matter for presentation at the 2010 Annual Meeting of Stockholders rather than for inclusion in the proxy materials, or would like to nominate a person as a candidate for election to the Board at the 2010 Annual Meeting of Stockholders, the stockholder must follow certain procedures contained in our bylaws. Stockholders may request a free copy of our bylaws from:

NeuStar, Inc.
Attn: Corporate Secretary
46000 Center Oak Plaza
Sterling, VA 20166

Under the bylaws, notice of a nomination or other business must be delivered to the Corporate Secretary no later than the close of business on March 26, 2010 and no earlier than the close of business on February 24, 2010. If the date of our 2010 Annual Meeting of Stockholders is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the date of the 2009 Annual Meeting of Stockholders, notice must be delivered to the Corporate Secretary not later than the close of business on the later of the 90th day prior to the 2010 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the meeting is first made. Nominations and the proposal of other business also must satisfy other requirements set forth in the bylaws. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal or nomination not made in compliance with the foregoing procedures.

If a stockholder fails to comply with the forgoing deadlines established under the bylaws, the Company will have discretionary authority to vote shares under proxies we solicit when and if the nomination or other business is raised at the Annual Meeting of Stockholders and, to the extent permitted by law, on any other business that may properly come before the Annual Meeting and any adjournments or postponements.

ANNEX 1

NEUSTAR, INC.

2009 PERFORMANCE ACHIEVEMENT REWARD PLAN

1.	PURPOSE

The purpose of this Plan is to attract, retain and motivate key employees by providing performance awards to designated key employees of the Company or its Subsidiaries. This Plan is effective for calendar years of the Company commencing on or after January 1, 2009, subject to approval by the stockholders of the Company in accordance with the laws of the State of Delaware.

2.	DEFINITIONS

Unless the context otherwise requires, the words that follow shall have the following meaning:

(a) “Award” — shall mean the Performance Award awarded under the Plan.

(b) “Board” — shall mean the Board of Directors of the Company.

(c) “Change of Control” — shall have the meaning set forth in Exhibit A hereto.

(d) “Code” — shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

(e) “Code Section 162(m)” — shall mean the exception for performance-based compensation under Section 162(m) of the Code or any successor section and the Treasury regulations promulgated thereunder.

(f) “Code Section 409A” — shall mean Section 409A of the Code and the regulations and guidance promulgated thereunder.

(g) “Code Section 409A Change of Control” — shall mean a Change of Control hereunder that constitutes a “change in control event” as defined under Treas. Reg. §1.409A-3(i)(5) under Code Section 409A.

(h) “Company” — shall mean NeuStar, Inc. and any successor by merger, consolidation or otherwise.

(i) “Committee” — shall mean the Compensation Committee of the Board or such other committee of the Board that is appointed by the Board to administer this Plan, all of whose members shall satisfy the requirements to be “outside directors,” as defined under Code Section 162(m).

(j) “Common Stock” — means the Class A Common Stock, $0.001 par value per share, of the Company.

(k) “Individual Target Award” — shall mean the targeted Performance Award for a Performance Period as specified by the Committee in accordance with Section 5 hereof.

(l) “Participant” — shall mean an executive employee of the Company or any Subsidiary selected, in accordance with Section 4 hereof, as eligible to receive an Award in accordance with this Plan.

(m) “Performance Award” — shall mean the amount paid or payable under Section 6 hereof.

(n) “Performance Goals” — shall mean the objective performance goals, formulae and standards described in Section 6 hereof.

(o) “Performance Period” — shall mean the period (as specified by the Committee) over which achievement of the Performance Goals is to be measured.

(p) “Plan” — shall mean the NeuStar, Inc. 2009 Performance Achievement Reward Plan.

(q) “Plan Year” — shall mean a calendar year of the Company.

(r) “Pro Rata” — shall mean a portion of an Award based on the number of days employed during a Performance Period as compared to the total number of days in the Performance Period.

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(s) “Subsidiary” — shall mean, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) that is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Subsidiaries; or (iii) any other entity in which the Company or any of its Subsidiaries has a material equity interest and which is designated as a “Subsidiary” by resolution of the Committee.

3.	ADMINISTRATION AND INTERPRETATION OF THE PLAN

The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to: (i) interpret the Plan; (ii) approve the designation of eligible Participants; (iii) set the Performance Goals and Performance Period for Awards within the Plan guidelines; (iv) determine the timing and form of amounts to be paid out under the Plan and the conditions for payment thereof; (v) certify attainment of Performance Goals and other material terms; (vi) reduce (but not increase) Awards as provided herein; (vii) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; (viii) adopt, amend and rescind rules and regulations relating to the Plan; and (ix) make all other determinations and take all other actions necessary or desirable for the Plan’s administration, including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Plan in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under Code Section 162(m).

All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the officers of the Company. The Plan is intended to comply with Code Section 162(m), and all provisions contained herein shall be limited, construed and interpreted in a manner to comply therewith. Payments under the Plan are intended to comply with or be exempt from Code Section 409A, and, to the maximum extent permitted, this Plan shall be construed and interpreted to be in compliance therewith or exempt therefrom.

4.	ELIGIBILITY AND PARTICIPATION

(a) For each Performance Period, the Committee shall select the employees of the Company and/or its Subsidiaries who are to participate in the Plan from among the executive employees of the Company and/or its Subsidiaries.

(b) No person shall be entitled to any Award under this Plan for a Performance Period unless the individual is designated as a Participant for that Performance Period. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion, subject to any limitations required to comply with Code Section 162(m).

5.	INDIVIDUAL TARGET AWARD

For each Participant for each Performance Period, the Committee may, in its sole discretion, specify an Individual Target Award. The Individual Target Award may be expressed, at the Committee’s sole discretion, as a fixed dollar amount, a percentage of base pay, or an amount determined pursuant to an objective formula or standard. The Committee’s establishment of an Individual Target Award for an employee for a Performance Period shall not imply or require that the same level or any Individual Target Award be set for any subsequent Performance Period. At the time the Performance Goals are established (as provided in Section 6.2 below), the Committee shall prescribe a formula to be used to determine the percentages (which may be greater than one-hundred percent (100%)) of an Individual Target Award that may be earned or payable based upon the degree of attainment of the Performance Goals during the Performance Period, subject to the limitation set forth in Section 6.5 below. Notwithstanding anything else herein, unless otherwise specified by the Committee with respect to an Individual Target Award, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the

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Participant’s Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the Performance Goals.

6.	PERFORMANCE AWARD PROGRAM

6.1 PERFORMANCE AWARDS.  Subject to the satisfaction of any conditions on payment imposed by the Committee, each Participant shall be eligible to receive up to the achieved percentage of his or her Individual Target Award for the relevant Performance Period (or, subject to the last sentence of Section 5, such lesser amount as determined by the Committee in its sole discretion) based upon the attainment of the objective Performance Goals established pursuant to Section 6.2 and the formula established pursuant to Section 5. Except as specifically provided in Section 7, no Performance Award shall be made to a Participant for a Performance Period unless the minimum Performance Goals for such Performance Period are attained.

6.2 OBJECTIVE PERFORMANCE GOALS, FORMULAE OR STANDARDS.  The Committee in its sole discretion shall establish the objective performance goals, formulae or standards and the Individual Target Award (if any) applicable to each Participant or class of Participants for a Performance Period in writing prior to the beginning of such Performance Period or at such later date as permitted under Code Section 162(m) and while the outcome of the Performance Goals is substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods; corporate transactions (including, without limitation, dispositions and acquisitions); charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items; and the cumulative effects of tax changes, each as defined by generally accepted accounting principles (“GAAP”) and identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other Securities and Exchange Commission filings. To the extent any such provision would create impermissible discretion under Code Section 162(m) or would otherwise violate Code Section 162(m), such provision shall be of no force or effect. The Performance Goals shall be based on one or more of the following criteria, either individually, alternatively or in combination, applied to the Company as a whole or to any Subsidiary, business segment, division or other operational unit of the Company, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results, or to a designated comparison group, in each case as specified by the Committee: cash flow (including operating cash flow or free cash flow), revenue (on an absolute basis or adjusted for currency effects), gross margin, operating expenses or operating expenses as a percentage of revenue, earnings (which may include earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and net earnings, and may be determined in accordance with GAAP or adjusted to exclude any or all GAAP items), earnings per share (on a GAAP or non-GAAP basis), growth in any of the foregoing measures, stock price, return on equity or average stockholders’ equity, total stockholder return, growth in stockholder value relative to the moving average of the S&P MidCap 400 Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, operating profit, controllable operating profit or net operating profit, operating margin, cash conversion cycle, market share, contract awards or backlog, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce diversity, customer indicators (including customer satisfaction), new product invention or innovation, improvements in productivity, attainment of objective operating goals, and employee metrics (including employee satisfaction).

In addition, the Performance Goals may be based upon the attainment of specified levels of Company (or Subsidiary, business segment, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations.

To the extent permitted under Code Section 162(m), but only to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may (i) designate additional business criteria on which the Performance Goals may be based, or (ii) adjust, modify or amend the aforementioned business criteria (including, but not limited to, amendments reflecting International Financial Reporting Standards or other prevailing accounting standards used in the Company’s regular reports on Forms 10-K and 10-Q).

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6.3 GAAP.  Except as otherwise provided herein, the measures used in Performance Goals set under the Plan shall be determined in accordance with GAAP and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q.

6.4 DEVIATIONS FROM GAAP.  To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Goals are set.

6.5 MAXIMUM PERFORMANCE AWARD.  The maximum Performance Award payable to a Participant with respect to any one Plan Year in a Performance Period shall not exceed $2,000,000. For any Performance Period of more than one Plan Year, the maximum Performance Award limit shall be increased on a pro rata basis.

6.6 PAYMENT DATE; COMMITTEE CERTIFICATION.  Performance Awards will be paid as soon as administratively feasible in the calendar year after the calendar year in which the Performance Period in which they are earned is completed, but not before the Committee certifies in writing that the Performance Goals specified pursuant to Section 6.2 (except to the extent permitted under Code Section 162(m) and provided in Section 7 with regard to death, disability or Change in Control of the Company) were, in fact, satisfied, except as may otherwise be agreed by a Participant and the Company in a written agreement executed prior to the beginning of the Performance Period to which the Performance Award relates in accordance with any deferred compensation program applicable to such Participant. The Committee shall use its reasonable business efforts to make a determination with regard to satisfaction of the Performance Goals within two and one-half (2 1/2) months after the end of the relevant Performance Period. Any Performance Award deferred by a Participant shall not increase (between the date on which the Performance Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Code Section 162(m). The Committee may provide prior to the beginning of the Performance Period that payment of any Performance Award shall be deferred and may place such additional conditions on payment thereof as it shall determine in its sole discretion. The Participant shall have no right to receive payment of any deferred amount until he or she has a right to receive such amount under the terms of the applicable deferred compensation program. To the extent applicable, any deferral under this section is, or shall be made in a manner, intended to comply with the applicable requirements of Code Section 409A and shall be limited, construed and interpreted in a manner so as to comply therewith.

6.7 FORM OF PAYMENT.  In the sole discretion of the Committee, Performance Awards may be paid in whole or in part in cash or Common Stock, provided that any Common Stock shall be used only if payment of such Common Stock is a permitted award under another plan maintained by the Company that was approved by the stockholders of the Company.

7.	PARTIAL AWARDS

The Committee, in its sole and absolute discretion, may, but is not required to (except as provided below or in an Award) make a full, Pro Rata or other Award (but not in excess of the maximum achievable Award for the relevant Performance Period) to a Participant for a Performance Period as the Committee deems appropriate in the event of the Participant’s death, disability, retirement, other termination of employment or a Change of Control during the Performance Period or after the end of the Performance Period, provided that any Award not based on actual achievement of the Performance Goals for the Performance Period may only be made in the case of death, disability or Change of Control during the Performance Period.

To the extent permitted under, and in accordance with, Code Section 162(m) and Code Section 409A, the Committee may provide for in an Award (or a permitted modification of an Award) that upon a Section 409A Change of Control of the Company or the Participant’s death or disability while employed by the Company, the Company will make payment of an amount at the time of, or a specified time after, the event (whether or not based on actual achievement of the Performance Goals or a portion of the Performance Goals but not in excess of the maximum achievable Award for such Performance Period), with or without an additional payment thereafter based on actual achievement of Performance Goals.

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8.	NON-ASSIGNABILITY

No Award under this Plan or payment thereof nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

9.	NO RIGHT TO EMPLOYMENT

Nothing in the Plan or in any notice of an Award pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or one of its Subsidiaries or affiliates nor affect the right of the Company or any of its Subsidiaries or affiliates to terminate the employment of any person.

10.	AMENDMENT OR TERMINATION

The Company reserves the right in its Board (or a duly authorized committee thereof) to amend, suspend or terminate the Plan or to adopt a new plan in place of this Plan at any time; provided, however, that no such amendment shall, without the prior approval of the stockholders of the Company in accordance with the laws of the State of Delaware to the extent required under Code Section 162(m): (i) alter the Performance Goals as set forth in Section 6.2; (ii) change the class of eligible employees set forth in Section 4(a); (iii) alter the maximum Performance Award limitation set forth in Section 6.5; or (iv) implement any change to a provision of the Plan requiring stockholder approval in order for the Plan to comply with the requirements of Code Section 162(m). Furthermore, no amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant’s right to receive payment of an Award otherwise earned and payable hereunder.

11.	SEVERABILITY

In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

12.	WITHHOLDING

The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state and/or local income or other taxes incurred by reason of payments pursuant to the Plan.

13.	GOVERNING LAW

This Plan and any amendments thereto shall be construed, administered and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

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EXHIBIT A

For purposes of this Plan, a “Change of Control” shall mean any of the following events: (i) the consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation do not own a majority of the outstanding voting securities of the surviving corporation in approximately the same proportion as before such merger or consolidation; (ii) individuals who constitute the Board at the beginning of any 24-month period (“Incumbent Directors”) ceasing for any reason during such 24-month period to constitute at least a majority of the Board, provided that any person becoming a director during any such 24-month period whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement for the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director; (iii) the consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, other than a transfer of the Company’s assets to a majority-owned subsidiary of the Company or any other entity the majority of whose voting power is held by the shareholders of the Company in approximately the same proportion as before such transaction; (iv) the approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or (v) the acquisition by a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Securities Exchange Act of 1934 of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record), other than a person who held such majority on the date of adoption of the Plan. Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Securities Exchange Act of 1934.

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ANNEX 2

NEUSTAR, INC.

2009 Stock Incentive Plan

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TABLE OF CONTENTS

ARTICLE I PURPOSE	A-2-3
ARTICLE II DEFINITIONS	A-2-3
ARTICLE III ADMINISTRATION	A-2-7
ARTICLE IV SHARE LIMITATION	A-2-9
ARTICLE V ELIGIBILITY	A-2-12
ARTICLE VI STOCK OPTIONS	A-2-13
ARTICLE VII STOCK APPRECIATION RIGHTS	A-2-15
ARTICLE VIII RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS	A-2-17
ARTICLE IX PERFORMANCE AWARDS	A-2-18
ARTICLE X OTHER STOCK-BASED AWARDS	A-2-19
ARTICLE XI CHANGE IN CONTROL PROVISIONS	A-2-20
ARTICLE XII TERMINATION OR AMENDMENT OF PLAN/ NON-TRANSFERABILITY OF AWARDS	A-2-21
ARTICLE XIII UNFUNDED PLAN	A-2-22
ARTICLE XIV GENERAL PROVISIONS	A-2-22
ARTICLE XV EFFECTIVE DATE OF PLAN	A-2-25
ARTICLE XVI TERM OF PLAN	A-2-25
ARTICLE XVII NAME OF PLAN	A-2-25

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NEUSTAR, INC.

2009 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this NeuStar, Inc. 2009 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based incentives (thereby creating a means to raise the level of equity ownership by such individuals) and other incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Acquisition Event” has the meaning set forth in Section 4.2(d).

2.2 “Affiliate” means each of the following: (a) any Subsidiary or Parent; (b) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (c) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee.

2.3 “Award” means any award under the Plan of any Option, Stock Appreciation Right, Restricted Stock Award, RSU Award, Performance Award or Other Stock-Based Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words or a concept of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” applies only on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination in the period covered thereby; or (b) if such an agreement does not exist or “cause” is not defined in any such agreement, termination due to a Participant’s (i) insubordination, (ii) dishonesty, (iii) fraud, (iv) moral turpitude, (v) willful misconduct, or (vi) willful failure or refusal to attempt in good faith to perform his or her duties or responsibilities for any reason other than illness or incapacity, in each case as determined by the Committee in its sole discretion. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6 “Change in Control” has the meaning set forth in Section 11.2.

2.7 “Change in Control Price” has the meaning set forth in Section 11.1.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.9 “Committee”

(a) With respect to the application of the Plan to Eligible Employees and Consultants, the “Committee” means the Compensation Committee of the Board appointed from time to time by the Board (or another committee or committees of the Board appointed for the purpose of administering the Plan). In the event that more than one Committee is appointed by the Board, the Board shall specify with respect to each Committee the group of Persons

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with respect to which such Committee shall have the power to grant Awards. In the event that more than one Committee is appointed by the Board, then each reference in the Plan to “the Committee” shall be deemed a reference to each such Committee (subject to the last sentence of this paragraph); provided, however, that each such Committee may exercise only the power and authority granted to “the Committee” by the Plan with respect to those Persons to which it has the power to grant Awards as specified in the resolution of the Board appointing such Committee. Each Committee shall be comprised of two or more Directors. Each Committee shall consist of two or more non-employee directors, each of whom is intended to be a “non-employee director” as defined in Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, an “outside director” as defined under Section 162(m) of the Code and, to the extent required by the rules and regulations of the New York Stock Exchange, an “independent director” as defined under such rules and regulations; provided, however, that the foregoing shall not apply to any Committee that does not have the power to grant Awards to executive officers or Directors of the Company or otherwise make any decisions with respect to the timing or the pricing of any Awards granted to executive officers and Directors. If for any reason such Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code, as applicable, shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

(b) With respect to the application of the Plan to Non-Employee Directors, the “Committee” means the Board, provided that the Board may delegate its authority under this Section 2.9(b) to the Compensation Committee of the Board (or another committee or committees of the Board appointed for the purpose of administering the Plan).

2.10 “Common Stock” means the Class A Common Stock, $0.001 par value per share, of the Company.

2.11 “Company” means NeuStar, Inc., a Delaware corporation, and its successors by operation of law.

2.12 “Consultant” means any individual who (either directly or through his or her employer) is an advisor or consultant to, or subject to Section 5.3, a prospective advisor or consultant to, the Company or an Affiliate.

2.13 “Detrimental Activity” means: (a) an activity that results, or if known could result, in the Participant’s Termination for Cause; or (b) an activity that violates any agreement or written policy of the Company or its Affiliates applicable to the Participant, including, without limitation, regarding confidentiality, competition, solicitation or disparagement; or (c) such other definition as the Committee may provide in an Award agreement. All determinations as to the occurrence of a Detrimental Activity on the part of a Participant shall be made by the Committee in its sole discretion.

2.14 “Director” means a member of the Board of Directors of the Company (or any successor to the Company).

2.15 “Disability” means, with respect to a Participant’s Termination, the following: (a) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “disability” (or words or a concept of like import), “disability” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “disability” applies only on occurrence of a change in control, such definition of “disability” shall not apply until a change in control actually takes place and then only with regard to a termination in the period covered thereby; or (b) if such an agreement does not exist or if “disability” is not defined in any such agreement, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall be deemed to occur only at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability for purposes of providing for payments or benefits hereunder not payable upon a Termination shall mean that an Eligible Employee is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.16 “Effective Date” means the effective date of the Plan as defined in Article XV.

2.17 “Eligible Employee” means each employee of, or subject to Section 5.3, each prospective employee of, the Company or an Affiliate.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

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2.19 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, with respect to any class or series of outstanding shares of Common Stock, the Closing Price for such Common Stock on such date. The “Closing Price” on any date shall mean the closing price for such Common Stock, regular way, or, in case no such sale takes place on such day, the closing price for such Common Stock, regular way, on the last preceding trading day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Common Stock is listed or admitted to trading or, if such Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Stock selected by the Board or, in the event that no trading price is available for such Common Stock, the fair market value of the Common Stock, as determined in good faith by the Board of Directors of the Company.

2.20 “Family Member” means “family member” as defined in Section A(1)(a)(5) of the general instructions of Form S-8, or any successor thereto, as in effect from time to time.

2.21 “Incentive Stock Option” means any Option awarded to an Eligible Employee under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.22 “Non-Employee Director” means a Director of the Company who is not an active employee of the Company or an Affiliate.

2.23 “Non-Qualified Stock Option” means any Option awarded under this Plan that is not an Incentive Stock Option.

2.24 “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (a) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (b) the aggregate exercise price of such right, otherwise than on surrender of an Option.

2.25 “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.26 “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.27 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.28 “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

2.29 “Performance Award” means an Award made pursuant to Article IX of the Plan, which may be stated with reference to shares of Common Stock (including units representing shares of Common Stock) or to cash.

2.30 “Performance Period” has the meaning set forth in Section 9.1.

2.31 “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.32 “Plan” means this NeuStar, Inc. 2009 Stock Incentive Plan, as amended from time to time.

2.33 “Prior Plans” means the NeuStar, Inc. 2005 Stock Incentive Plan and/or the NeuStar, Inc. 1999 Equity Incentive Plan, each as amended from time to time.

2.34 “Reference Stock Option” has the meaning set forth in Section 7.1.

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2.35 “Restricted Stock Award” means an Award of shares of Common Stock, or the right to receive shares of Common Stock in the future, subject to the restrictions under Article VIII.

2.36 “RSU” means a restricted stock unit, which is an Award the value of which is calculated by reference to the value of shares of Common Stock, subject to the restrictions under Article VIII.

2.37 “Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock Awards.

2.38 “Retirement” means, unless otherwise provided by the Committee at grant, a Termination of Employment without Cause or Termination of Consultancy without Cause (other than, in any such case, after the occurrence of an event that would provide a basis for a Cause termination) at or after age 60 (provided the Participant has at least ten years of service to the Company or its Affiliates) or after age 65 (provided the Participant has at least five years of service to the Company or its Affiliates). With respect to a Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after the Participant has attained age 72 (provided the Participant has at least five years of service to the Company or its Affiliates). Determinations of length of service shall be made by the Committee in its sole discretion.

2.39 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.40 “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any Treasury Regulations thereunder.

2.41 “Section 409A of the Code” means Section 409A of the Code and the Treasury Regulations and guidance promulgated thereunder.

2.42 “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.43 “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.44 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.45 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.46 “Substitute Awards” mean Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or an Affiliate (including pursuant to an asset purchase) or with which the Company or an Affiliate otherwise combines.

2.47 “Tandem Stock Appreciation Right” means the right to surrender to the Company all (or a portion) of an Option in exchange for an amount in cash and/or stock equal to the difference between (a) the Fair Market Value, on the date such Option (or such portion thereof) is surrendered, of the Common Stock covered by such Option (or such portion thereof), and (b) the aggregate exercise price of such Option (or such portion thereof).

2.48 “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent, in accordance with the Treasury Regulations applicable to incentive stock options.

2.49 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.50 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole

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discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer any of a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.51 “Termination of Directorship” means that the Non-Employee Director has ceased to be a Director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, the Participant shall not experience a Termination until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.52 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer any of an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.53 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including by the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee.  The Plan shall be administered and interpreted by the Committee. Notwithstanding anything herein to the contrary, the Board shall have authority for administration and interpretation of the Plan with respect to Non-Employee Directors, and all references herein to the authority of the Committee as applied to Non-Employee Directors shall be deemed to refer to the Board.

3.2 Grants of Awards.  The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) RSU Awards, (v) Performance Awards, and (vi) Other Stock-Based Awards. Without limiting the generality of the foregoing, the Committee shall have the authority:

(a) to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c) to determine the number of shares of Common Stock (if any) to be covered by an Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

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(e) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(f) to determine whether and under what circumstances an Option may be settled in cash, Common Stock and/or restricted stock;

(g) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant;

(h) to determine whether an Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(j) to modify, extend or renew an Award, subject to Article XII herein and the prohibition on “repricing” in Sections 6.3(a) and 7.4(d), provided, however, that if an Award is modified, extended or renewed and thereby deemed to be the issuance of a new Award under the Code or the applicable accounting rules, the exercise price of an Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal, provided that such retention of the original exercise price would not result in making such Option subject to Section 409A of the Code;

(k) Subject to the prohibition on “repricing” in Sections 6.3(a) and 7.4(d), to offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made;

(l) to determine that an Option or Stock Appreciation Right shall cease to be exercisable or an Award shall be forfeited, or that proceeds or profits applicable to an Award shall be returned to the Company, in the event the Participant engages in a Detrimental Activity with respect to the Company or its Affiliates and to interpret such definition and to approve waivers with regard thereto; and

(m) to determine whether or not an Award is intended to comply with Section 162(m) of the Code.

3.3  Guidelines.

(a) Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall reduce the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

(b) Without limiting the generality of the foregoing, the Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to the taxes of, any domestic or foreign jurisdictions, to comply with applicable laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions.

3.4 Decisions Final.  Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the sole discretion of all and each of them, as the case may be, and shall be final, binding and

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conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures.  The Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the Bylaws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6  Assistance of Employees and Advisors; Liability and Indemnification.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers or other employees to execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7 Indemnification.  To the maximum extent permitted by applicable law and the Certificate of Incorporation and Bylaws of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have under applicable law or under the Certificate of Incorporation or Bylaws of the Company or any Affiliate or any agreement of indemnification. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

3.8 Delegation.  The Committee may delegate, to the extent permitted by law and applicable stock exchange rules, to one or more Directors or one or more officers or a committee of Directors or officers the right to grant Awards to Eligible Employees who are not Directors or officers of the Company and to cancel or suspend Awards to Eligible Employees who are not Directors or officers of the Company.

ARTICLE IV

SHARE LIMITATION

4.1  Shares.

(a) Aggregate Limitation.  The following provisions apply in determining the aggregate number of shares of Common Stock available under the Plan.

(i) Subject to adjustment as provided in Section 4.2, a total of 10,950,000 shares of Common Stock shall be authorized for grant under the Plan, less one share of Common Stock for every one share of Common Stock that was subject to an option or stock appreciation right granted after February 28, 2009 under the Prior Plans and 1.5 shares of Common Stock for every one share of Common Stock that was subject to an award (other than an option or stock appreciation right) granted after February 28, 2009 under the Prior Plans, which shares

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may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. Any shares of Common Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one share for every share subject to such Awards. Any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.5 shares for every share subject to such Awards. In no event shall the aggregate number of shares of Common Stock issued pursuant to Incentive Stock Options exceed 10,000,000 shares, subject to adjustment as provided in Section 4.2. After the Effective Date of the Plan, no awards may be granted under any Prior Plan.

(ii) If an Award (or an award under either of the Prior Plans) is forfeited, expires or otherwise terminates without issuance, or is settled for cash, after February 28, 2009, the shares of Common Stock subject to such Award shall, to the extent of such forfeiture, expiration, termination or cash settlement, again be available for Awards under the Plan in accordance with this Section 4.1(a). If any shares of Common Stock subject to an Award are forfeited, expire or otherwise terminate without issuance after February 28, 2009, the shares shall, to the extent of such forfeiture, expiration, or termination, again be available for Awards under the Plan in accordance with this Section 4.1(a). If a Stock Appreciation Right is granted in tandem with an Option, such grant shall apply only once against the maximum number of shares of Common Stock that may be issued under the Plan. Shares of Common Stock underlying Awards (or Prior Plan awards) settled in cash shall again be available for issuance under the Plan.

(iii) In determining the number of shares of Common Stock available for Awards, if Common Stock has been delivered or exchanged as full or partial payment to the Company for payment of the exercise price or purchase price of an Award under the Plan or an option under a Prior Plan, or for payment of withholding taxes with respect to Awards under the Plan or options under the Prior Plans, or if the number of shares of Common Stock otherwise deliverable has been reduced for payment of the exercise price or purchase price or for payment of withholding taxes, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced shall not again be available for purpose of Awards under this Plan. In addition, shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds received by the Company from the exercise of Options granted under the Plan or options granted under the Prior Plans shall not again be available for purposes of Awards under this Plan. Shares of Common Stock not issued upon the stock settlement of a Stock Appreciation Right shall not again be available for issuance under this Plan.

(iv) Any share of Common Stock that again becomes available for grant pursuant to this Section 4.1(a) shall be added back as one share if such share was subject to an Option or Stock Appreciation Right granted under the Plan (or an option or stock appreciation right under either of the Prior Plans), and as 1.5 shares if such share was subject to an Award other than an Option or a Stock Appreciation Right under the Plan (or an option or stock appreciation right under either of the Prior Plans).

(b) Individual Limitation.  The following provisions apply in determining the aggregate number of shares of Common Stock available under the Plan for Awards to individual Eligible Employees and Consultants.

(i) The maximum number of shares of Common Stock subject to any Performance Award denominated in shares of Common Stock (or units representing Common Stock) which may be granted to any one Eligible Employee or Consultant under the Plan in any calendar year is 500,000, subject to any increase or decrease pursuant to Section 4.2.

(ii) The maximum number of shares of Common Stock subject to any Restricted Stock Award, RSU Award, or Other Stock-Based Award that is subject to the attainment of specified performance goals which may be granted to any one Eligible Employee or Consultant under the Plan in any calendar year is 500,000 for each type of Award, subject to any increase or decrease pursuant to Section 4.2.

(iii) The maximum number of shares of Common Stock that may be subject to an Option or Stock Appreciation Right granted to any Eligible Employee or Consultant under the Plan in one calendar year is 1,500,000 for each type of Award, subject to any increase or decrease pursuant to Section 4.2. If a Tandem

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Stock Appreciation Right is granted in tandem with an Option, it shall apply against the Eligible Employee’s or Consultant’s individual share limitations for both Stock Appreciation Rights and Options.

(iv) The maximum payment under any Performance Awards denominated in dollars under the Plan to any Eligible Employee or Consultant for any Performance Period shall be $3,500,000.

(v) To the extent that shares of Common Stock for which Awards are permitted to be granted to a Participant pursuant to this Section 4.1(b) during a calendar year or Performance Period, as the case may be, are not covered by an Award in such calendar year or Performance Period, such shares of Common Stock shall not increase the number of shares available for grant or issuance to the Participant in any subsequent calendar year or Performance Period during the term of this Plan.

(c) Substitute Awards.  Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan pursuant to Section 4.1(a), and shares subject to Substitute Awards that are forfeited, expire or otherwise terminate without issuance, or are settled for cash, shall not be available for Awards under the Plan. In the event that a company acquired by the Company or an Affiliate, or with which the Company or an Affiliate combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall not be made to individuals who were employed, immediately before the acquisition or combination, by the Company or entities that were its subsidiaries immediately before the acquisition or combination.

4.2  Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 4.2(d), in the event of any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, any sale or transfer of all or part of the Company’s assets or business, any special or extraordinary cash dividend or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company, then the aggregate number and kind of shares that thereafter may be issued under the Plan, the maximum number and kind of shares that may be issued to individual Eligible Employees and Consultants under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan, and any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor in such manner as determined by the Committee in its good faith discretion (provided that if the exercise price of any Option or Stock Appreciation Right equals or exceeds the Fair Market Value of a share of Common Stock at the time of such event, no payment shall be required to cancel such Award). Except as provided in this Section 4.2 or in the

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applicable Award agreement, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c) Except as otherwise determined by the Committee, fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down and any remaining fractional shares of Common Stock shall be settled in cash. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In the event of (i) the consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, (ii) any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or (iii) the sale or transfer of all or substantially all of the Company’s assets (each of the foregoing being referred to as an “Acquisition Event”), then the Committee, in its sole discretion, may terminate all vested and unvested Awards that are outstanding as of the date of the Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of the Acquisition Event, in which case, during the period from the date on which such notice of termination is delivered to the date of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her vested and unvested Awards that are then outstanding (without regard to any limitations on vesting or exercisability otherwise contained in the Award agreements), provided that any such exercise shall be contingent on the consummation of the Acquisition Event, and provided further that if the Acquisition Event does not occur within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article XI shall apply.

4.3 Minimum Purchase Price.  Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility.  All Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2 Incentive Stock Options.  Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under this Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement.  The vesting and exercise of Awards granted to a prospective employee or consultant shall be conditioned upon such individual actually becoming an employee of or consultant to the Company or an Affiliate within a reasonable time thereafter, as determined by the Committee.

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ARTICLE VI

STOCK OPTIONS

6.1 Options.  Options may be granted alone or in addition to other Awards granted under the Plan. The Committee shall have the authority to grant any Eligible Employee, Consultant or Non-Employee Director one or more Options. Each Option granted under the Plan shall be either: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants.  The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Terms of Options.  Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price.  Other than in connection with Substitute Awards, the exercise price per share of Common Stock subject to an Option shall be determined by the Committee at the time of grant, provided that the per-share exercise price of any Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant (unless adjusted in accordance with Section 4.2(b)). Other than pursuant to Section 4.2(b) or Article XI, in the absence of stockholder approval, the Committee shall not be permitted to (a) lower the exercise price per share of an Option after it is granted, (b) cancel an Option when the exercise price per share exceeds the Fair Market Value of the underlying shares in exchange for cash or another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

(b) Option Term.  The term of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than ten (10) years after the date the Option is granted, and provided, further, that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c) Exercisability.  Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. Notwithstanding the foregoing, the Committee may waive any limitations on exercisability at any time at or after grant in whole or in part (including waiver of installment exercise provisions or acceleration of the time at which such Option may be exercised), including, without limitation, in connection with an employment termination.

(d) Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price (or arrangements satisfactory to the Committee made for such payment) as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; or (ii) on such other terms and conditions as may be acceptable to the Committee, including the tendering (either actually or through attestation) or withholding of shares of Common Stock. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for. Notwithstanding the foregoing, the Committee may provide that if on the last day of the Option term, the Fair Market Value of a share of Common Stock exceeds the exercise price, the Participant has not exercised the Option (or any corresponding Tandem Stock Appreciation Right), and the Option is vested and has not expired, such Option (but not any corresponding Tandem Stock Appreciation Right) shall be deemed to have been exercised by the Participant based on net exercise for exercise price and tax withholding on such last day and the Company shall make the appropriate payment for the remaining value. Section 7.4(c) shall apply to the exercise of any Non-Tandem Stock Appreciation Right.

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(e) Non-Transferability of Options.  No Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award agreement.

(f) Termination by Death, Disability or Retirement.  Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination is by reason of death, Disability or Retirement, all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Options if the Options are Incentive Stock Options or if such Termination is by reason of Retirement; provided, however, that in the case of Retirement or Disability, if the Participant dies within such exercise period, all unexercised Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a minimum period of 90 days from the date of such death, but in no event beyond the expiration of the stated term of such Options if the Options are Incentive Stock Options.

(g) Termination for Cause.  Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination (i) is for Cause or (ii) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Options held by such Participant, whether or not vested, shall thereupon terminate and expire as of the date of such Termination or, if earlier, the date of the Cause event. If a Participant’s service with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all of the Participant’s rights under any Option shall be suspended during the period of investigation.

(h) Termination for Any Other Reason.  Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination is for any reason not set forth in Section 6.3(f) or (g), all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(i) Unvested Options.  Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(j) Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000 (or such other amount specified by applicable law), such Options shall be treated as Non-Qualified Stock Options. Should any provision of this Plan not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

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(k) Form, Modification, Extension and Renewal of Options.  Subject to the terms and conditions and within the limitations of the Plan, Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent), and (ii) accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(l) Early Exercise.  The Committee may provide that an Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option and such shares shall be subject to the provisions of Article VIII and treated as restricted stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(m) Other Terms and Conditions.  Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Tandem Stock Appreciation Rights.  Tandem Stock Appreciation Rights may be granted in conjunction with all or part of any Option (a “Reference Stock Option”) granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2 Terms and Conditions of Tandem Stock Appreciation Rights.  Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Term.  A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(b) Exercisability.  Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.3(c).

(c) Method of Exercise.  A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised. There shall be no deemed exercise of a Tandem Stock Appreciation Right corresponding to any Option that is deemed exercised on the last day of its term in accordance with Section 6.3(d).

(d) Payment.  Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as determined by the Committee in

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its sole discretion at the time of grant or, if permitted by the grant, at the time of exercise) equal in value to the excess of the Fair Market Value of one share of Common Stock over the exercise price per share of the Tandem Stock Appreciation Right multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised. The exercise price of a Tandem Stock Appreciation Right shall be required to be in accordance with Section 6.3(a) and may not be less than 100% of the Fair Market Value of the Common Stock on the date of grant except (i) if such Tandem Stock Appreciation Right is added to an Option after the date of grant of the Option, in which case the exercise price of the Tandem Stock Appreciation Right may be less than the Fair Market Value of the Common Stock on the date of grant if such exercise price is equal to the exercise price of the Option, or (ii) in the case of Substitute Awards, in connection with an adjustment pursuant to Section 4.2(b).

7.3 Non-Tandem Stock Appreciation Rights.  Non-Tandem Stock Appreciation Rights may also be granted without reference to any Options granted under the Plan.

7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights.  Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Term.  The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten (10) years after the date the right is granted.

(b) Exercisability.  Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.

(c) Method of Exercise.  Subject to the installment, exercise and waiting period provisions that apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised. Notwithstanding the foregoing, the Committee may provide that if on the last day of the term of a Non-Tandem Stock Appreciation Right, the Fair Market Value of a share of Common Stock exceeds the exercise price, the Participant has not exercised the Non-Tandem Stock Appreciation Right, and the Non-Tandem Stock Appreciation Right is vested and has not expired, such Non-Tandem Stock Appreciation Right shall be deemed to have been exercised by the Participant for cash on such last day and the Company shall make the appropriate payment for such amount, less applicable withholding.

(d) Payment.  Upon the exercise of a Non-Tandem Stock Appreciation Right, a Participant shall be entitled to receive, for each right exercised, an amount in cash and/or Common Stock (as determined by the Committee in its sole discretion at the time of grant or, if permitted by the grant, at the time of exercise) no greater than the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the exercise price of the right. The exercise price of a Non-Tandem Stock Appreciation Right may not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant except in the case of Substitute Awards, in connection with an adjustment pursuant to Section 4.2(b). Other than pursuant to Section 4.2(b) and Article XI, in the absence of stockholder approval, the Committee shall not be permitted to (a) lower the exercise price per share of a Non-Tandem Stock Appreciation Right after it is granted, (b) cancel a Non-Tandem Stock Appreciation Right when the exercise price of the right exceeds the Fair Market Value of the underlying shares in exchange for cash or another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to a Non-Tandem Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

7.5 Non-Transferability of Stock Appreciation Rights.  No Stock Appreciation Right shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Stock Appreciation Right that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Stock Appreciation Right that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred

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otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Stock Appreciation Right by a permissible transferee of a Stock Appreciation Right or a permissible transferee pursuant to a Transfer after the exercise of the Stock Appreciation Right shall be subject to the terms of the Plan and the applicable Award agreement.

ARTICLE VIII

RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS

8.1 Restricted Stock Awards and RSU Awards.  Restricted Stock Awards and RSU Awards may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times at which, grants of Restricted Stock Awards and RSU Awards shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. RSU Awards may be settled in shares of Common Stock and/or in cash or any combination as determined by the Committee in its sole discretion at or after the time of grant.

8.2 Awards and Certificates.  Eligible Employees, Consultants and Non-Employee Directors selected to receive a Restricted Stock Award or RSU Award shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price.  Unless (x) otherwise provided by the Committee or (y) prohibited by applicable law, the purchase price of a Restricted Stock Award or RSU Award shall be zero. If required by law or the Committee otherwise determines that a Restricted Stock Award or RSU Award shall have a purchase price, such purchase price shall not be less than par value.

(b) Acceptance.  Restricted Stock Awards must be accepted within the period, if any, specified by the Committee at grant, by executing an Award agreement and by paying the price (if any) the Committee has designated thereunder (such acceptance may be in any manner that the Committee may establish, including deemed acceptance).

8.3 Restrictions and Conditions.  Restricted Stock Awards and RSU Awards awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a) Restriction Period.

(i) The Participant shall not be permitted to Transfer a Restricted Stock Award or RSU Award awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the Restricted Stock Award or RSU Award. The Committee may place conditions on the grant based on service, attainment of performance goals pursuant to Section 8.3(a)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion. In addition, the Committee in its sole discretion may (A) provide for the lapse of restrictions in whole or in part, (B) accelerate the vesting of all or any part of any Restricted Stock Award or RSU Award and/or (C) waive the deferral limitations for all or any part of any such Award.

(ii) Objective Performance Goals, Formulas or Standards.  If the grant of a Restricted Stock Award or RSU Award or the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, and the applicable vesting percentage of the Restricted Stock Award or RSU Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as determined by the

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Committee in its sole discretion; provided that if and to the extent such Restricted Stock Award or RSU Award is intended to comply with Section 162(m) of the Code, the Committee may only establish such objective performance goals at such later date as permitted under Section 162(m) of the Code and while the outcome of the performance goals is substantially uncertain.

(b) Rights as a Stockholder; Dividends.  Beginning on the date of grant of a Restricted Stock Award and subject to acceptance of the associated Award agreement, the Participant shall become a stockholder of the Company with respect to all shares of Common Stock subject to the Restricted Stock Award and shall have all of the rights of a stockholder, including the right to vote such shares and the right to receive distributions made with respect to such shares, including regular cash dividends (except as otherwise provided by the Committee in the grant); provided, however, that in the absence of Committee action to the contrary, any shares of Common Stock or any other property (other than regular cash distributions) distributed as a dividend or otherwise with respect to any Restricted Stock Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as the shares covered by such Award. The Committee may provide for the right to receive Dividend Equivalents (as defined in Section 14.3) with respect to RSU Awards. Notwithstanding anything herein to the contrary, any dividends or Dividend Equivalents provided with respect to Restricted Stock or RSU Awards that are subject to the attainment of specified performance goals shall be subject to the same restrictions and risk of forfeiture as the underlying Awards.

(c) Termination.  Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, subject to the applicable provisions of the Award agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock Awards and RSU Awards still subject to restriction will vest, continue to vest, or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter (if no rights of the Participant are reduced). In the absence of such provisions in the Award agreement, in the event of: (i) death, Disability or Retirement, restrictions shall lapse on the Participant’s Restricted Stock Awards and RSU Awards on a pro rata monthly basis through the date of Termination, with performance awards paid at the end of the performance period based on actual results; and (ii) any other Termination, any unvested Restricted Stock Awards or RSUs shall immediately be cancelled.

(d) Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock Award or RSU Award, certificates for shares attributable to such Award shall be delivered to the Participant (or, if certificates were previously issued, replacement certificates shall be delivered upon return of the previously issued certificates). All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

ARTICLE IX

PERFORMANCE AWARDS

9.1 Performance Awards.  Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times at which, Performance Awards shall be awarded, the number of Performance Awards to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, a Participant’s right to Performance Awards will be vested, the ability of Participants to defer receipt of Performance Awards, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

The Committee shall condition the right to payment or vesting of any Performance Award upon the attainment of objective performance goals established pursuant to Section 9.2(b) below.

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9.2 Terms and Conditions.  Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a) Earning or Vesting of Performance Award.  At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(b) are achieved and the percentage of each Performance Award that has been earned or vested.

(b) Objective Performance Goals, Formulas or Standards.  The Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or such later date as determined by the Committee in its sole discretion; provided that if and to the extent such Awards are intended to comply with Section 162(m) of the Code, the Committee may only establish such objective performance goals at such later date as permitted thereunder and while the outcome of such performance goals is substantially uncertain.

(c) Payment.  Following the Committee’s determination pursuant to Section 9.2(a), shares of Common Stock and/or cash, as determined by the Committee in its sole discretion at the time of grant or, if permitted by the grant, thereafter, shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned or vested Performance Award. Notwithstanding the foregoing, the Committee may, in its sole discretion and, to the extent Section 162(m) of the Code is applicable, in accordance therewith, (i) award a number of shares of Common Stock or an amount of cash less than the earned Performance Award and/or (ii) subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions.

(d) Termination.  Subject to the applicable provisions of the Award agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a Performance Award, such Performance Award will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are reduced, thereafter.

(e) Accelerated Vesting.  The Committee, in its sole discretion, may accelerate the vesting of all or any part of any Performance Award or waive the deferral limitations for all or any part of such Award.

ARTICLE X

OTHER STOCK-BASED AWARDS

10.1 Other Awards.

(a) Subject to the limitations set forth in Section 4.1, the Committee is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including, but not limited to, (a) shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, (b) shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, (c) stock equivalent units, and (d) Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

(b) Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards.

(c) The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance goals, including, to the extent the Committee so determines, from among those set forth on Exhibit A hereto, as the Committee may determine in its sole discretion. The Committee shall establish such goals based on a Performance Period applicable to each Participant or class of Participants in writing prior to the

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beginning of the applicable Performance Period or at such later date as determined by the Committee in its sole discretion; provided that if and to the extent such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee may establish such objective performance goals only at such later date as permitted thereunder and while the outcome of such performance goals is substantially uncertain.

10.2 Terms and Conditions.  Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a) Vesting.  Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee in its sole discretion.

(b) Price.   Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration to the extent permitted by law.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Treatment upon Change in Control.  In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award agreement or in a written employment agreement between the Company and a Participant, the vesting of a Participant’s Award shall not accelerate and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

(a) Awards, whether or not then vested by their terms or pursuant to the preceding sentence, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2, as determined by the Committee in its sole discretion. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate (or the cancellation and extinguishment thereof pursuant to the terms of a merger or other purchase agreement entered into by the Company) for an amount of cash equal to the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards (less, solely to the extent applicable, the aggregate exercise price of such Awards). For purposes of this Section 11.1, “Change in Control Price” shall mean the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the transaction. The Committee may, in its sole discretion, provide for the cancellation of Options or Stock Appreciation Rights, if the Change in Control Price is less than the exercise price of such Award(s).

(c) Notwithstanding anything else herein, the Committee may also provide at the time of grant or at any time thereafter for the vesting or lapse of restrictions of an Award upon a Termination without Cause (or such other termination or event) during a period within two years following a Change in Control, or such other provision for treatment of such Awards upon a Change in Control.

11.2 Definition.

(a) Unless otherwise determined by the Committee at grant as set forth in an Award agreement, a “Change in Control” shall be deemed to have occurred upon:

(i) the consummation of any merger or consolidation of the Company, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation do not own a majority of the outstanding voting securities of the surviving corporation in approximately the same proportion as before such merger or consolidation;

(ii) individuals who constitute the Board at the beginning of any 24-month period (“Incumbent Directors”) ceasing for any reason during such 24-month period to constitute at least a majority of the Board, provided that any person becoming a director during any such 24-month period whose election or

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nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement for the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

(iii) the consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, other than a transfer of the Company’s assets to a majority-owned subsidiary of the Company or any other entity the majority of whose voting power is held by the shareholders of the Company in approximately the same proportion as before such transaction;

(iv) the approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or

(v) the acquisition by a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act, of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record), other than a person who held such majority on the date of adoption of the Plan.

(b) Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Exchange Act.

(c) Notwithstanding the foregoing, with respect to any portion of any Award under this Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code, no Change in Control shall occur for purposes of this Plan providing for a change in the time and/or form of benefit unless such event is also a “change in control event” for purposes of Section 409A, or unless such change is otherwise permissible pursuant to Section 409A.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN/NON-TRANSFERABILITY OF AWARDS

12.1 Termination or Amendment.  Notwithstanding any other provision of the Plan, the Board (or a duly authorized Committee thereof) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that except (x) to correct obvious drafting errors or as otherwise required by law or (y) as specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination may not be reduced without the consent of such Participant; and provided further that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan under Section 4.1(a) (except by operation of Section 4.2); (ii) change the classification of individuals eligible to receive Awards under the Plan; (iii) extend the maximum option or SAR term under Section 6.3 or 7.4; (iv) alter the last sentence of Section 6.3(a) or 7.4(d) regarding repricing of Awards; (v) materially alter the performance goals as set forth in Exhibit A; (vi) amend this Section 12.1; or (vii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code, the applicable stock exchange rules, or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above, except (x) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (y) as specifically

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provided herein, no such amendment or other action by the Committee shall reduce the rights of any holder without the holder’s consent.

12.2 Non-Transferability of Awards.  Subject to Sections 6.3(e) and 7.5, except as the Committee may permit, in its sole discretion, at the time of grant or thereafter, no Award shall be Transferable by the Participant (including, without limitation, to a Family Member) otherwise than by will or by the laws of descent and distribution, and all Awards shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempt to Transfer any Award or benefit not otherwise permitted by the Committee in accordance with the foregoing sentence shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding anything to the contrary contained in this Section 12.2 (or, with respect to a Non-Qualified Stock Option, Section 6.3(e), or with respect to a Stock Appreciation Right, Section 7.5), if and to the extent approved by the Committee in its sole discretion, an employee or Non-Employee Director may transfer an Award to a charitable organization. Any shares of Common Stock acquired by a permissible transferee shall continue to be subject to the terms of the Plan and the applicable Award agreement.

ARTICLE XIII

UNFUNDED PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Legend and Custody.

(a) The Committee may require each person receiving shares of Common Stock pursuant to an Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

(b) All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under (a) the rules, regulations and other requirements of the Securities and Exchange Commission, (b) any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, or (c) applicable law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) If stock certificates are issued in respect of an Award, the Committee may require that any stock certificates evidencing such Award be held in custody by the Company until the Award has vested or the restrictions thereon have lapsed, and that, as a condition of any grant of such an Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

14.2 Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.3 Deferral; Dividends and Dividend Equivalents.  The Committee may, in its sole discretion, establish terms and conditions pursuant to which the cash payment or delivery of Common Stock pursuant to an Award may be deferred, which shall be intended to comply with Section 409A of the Code. Subject to the provisions of the Plan and compliance with Section 409A of the Code, the terms of any Award (including a deferred Award but excluding

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Option and Stock Appreciation Right Awards) may provide, if so determined by the Committee in its sole discretion, for the payment of cash, Common Stock or other property dividends, or cash payments in amounts equivalent to cash, Common Stock or other property dividends (“Dividend Equivalents”), on either a current or a deferred basis, with respect to the number of shares of Common Stock subject to such Award. The Committee may also provide that any such dividends or Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the underlying Award or be deemed to have been reinvested in additional Awards or otherwise reinvested. Notwithstanding anything herein to the contrary, any dividends or Dividend Equivalents provided with respect to Performance Awards or Restricted Stock, RSU, or Other Stock-Based Awards that are subject to the attainment of specified performance goals shall be subject to the same restrictions and risk of forfeiture as the underlying Awards.

14.4 No Right to Employment/Directorship/Consultancy.  Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

14.5 Withholding of Taxes.  The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of a Restricted Stock Award or RSU Award (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. If permitted by the Committee, the minimum statutorily required withholding obligation with regard to any Participant may be satisfied by (i) reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned, or (ii) the Participant’s tendering to the Company of shares of Common Stock owned by such Participant or otherwise acquired by such Participant on the open market. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.6 Listing and Other Conditions.

(a) Except as otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests, and otherwise to cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval as the Company deems necessary or appropriate.

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14.7 Governing Law.  The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.8 Construction.  Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.9 Other Benefits.  No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.10 Costs.  The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

14.11 No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.12 Death/Disability.  The Committee may, in its sole discretion, require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) and/or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.13 Section 16(b) of the Exchange Act.  All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.14 Section 409A of the Code.  The Board may amend the Plan without stockholder consent as it deems advisable to comply with Section 409A of the Code. All provisions providing for payment of “nonqualified deferred compensation” (as defined in Section 409A of the Code) are intended to comply with the requirements of Section 409A of the Code, and this Plan with regard to such nonqualified deferred compensation shall be interpreted in accordance therewith. Neither party individually or in combination may accelerate or defer any such deferred payment, except in compliance with Section 409A of the Code, and no amount shall be paid prior to the earliest date on which it is permitted to be paid under Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. A Termination of Employment shall not be deemed to have occurred for purposes of any provision of this Plan or any Award hereunder providing for the payment of any amounts or benefits upon or following a Termination of Employment that are subject to Section 409A of the Code unless such Termination is also a “separation from service” within the meaning of Section 409A of the Code, and, for purposes of any such provision of this Plan or any Award hereunder, references to a “Termination,” “Termination of Employment” or like terms shall mean “separation from service.” In the event that a Participant is deemed on the date of Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is “nonqualified deferred compensation” as defined under Section 409A of the Code payable on account of a “separation from service,” payment shall be made no earlier than the earlier of (a) the first day after six (6) months following such Termination, or (b) such Participant’s death. Whenever a payment under the Plan specifies a payment period with reference to a number of days (e.g., “payment shall be made within sixty (60) days following the date of Termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

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14.15 Successor and Assigns.  The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.16 Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

14.17 Payments to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.18 Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan shall become effective upon the date specified by the Board in its resolution adopting the Plan, subject to the approval of the Plan by the stockholders of the Company within 12 months before or after such date of adoption, in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XVII

NAME OF PLAN

The Plan shall be known as the “NeuStar, Inc. 2009 Stock Incentive Plan.”

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EXHIBIT A

PERFORMANCE GOALS

Performance goals established for purposes of the grant or vesting of performance-based Restricted Stock Awards, RSU Awards, Performance Awards and/or Other Stock-Based Awards (“Performance Goals”) shall be based on one or more of the following criteria, either individually, alternatively or in combination, applied to the Company as a whole or to any subsidiary, business segment, division or other operational unit of the Company, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results, or to a designated comparison group, in each case as specified by the Committee: cash flow (including operating cash flow or free cash flow), revenue (on an absolute basis or adjusted for currency effects), gross margin, operating expenses or operating expenses as a percentage of revenue, earnings (which may include earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and net earnings, and may be determined in accordance with GAAP or adjusted to exclude any or all GAAP items), earnings per share (on a GAAP or non-GAAP basis), growth in any of the foregoing measures, stock price, return on equity or average stockholders’ equity, total stockholder return, growth in stockholder value relative to the moving average of the S&P MidCap 400 Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, operating profit, controllable operating profit or net operating profit, operating margin, cash conversion cycle, market share, contract awards or backlog, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce diversity, customer indicators (including customer satisfaction), new product invention or innovation, improvements in productivity, attainment of objective operating goals, and employee metrics (including employee satisfaction). In addition, Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, business segment, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations.

Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods; corporate transactions (including, without limitation, dispositions and acquisitions); charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items; and the cumulative effects of tax changes, each as defined by generally accepted accounting principles (GAAP) and identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other Securities and Exchange Commission filings. To the extent that any performance-based Award is intended to comply with Section 162(m) of the Code, if any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

Taking into account the requirements of Section 162(m) of the Code, if applicable, the Committee may (i) designate additional business criteria on which Performance Goals may be based, or (ii) adjust, modify or amend the aforementioned business criteria (including, but not limited to, amendments reflecting International Financial Reporting Standards or other prevailing accounting standards used in the Company’s regular reports on Forms 10-K and 10-Q).

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NEUSTAR, INC.

APPENDIX A — ISRAEL
TO THE 2009 STOCK INCENTIVE PLAN

1.	GENERAL

1.1 This appendix (the “Appendix”) shall apply only to Participants who are residents of the state of Israel upon the date of grant of the Award, as defined below in Section 2, or those who are deemed to be residents of the state of Israel for tax purposes upon the date of grant of the Award (collectively,“Israeli Participants”). The provisions specified hereunder shall form an integral part of the NeuStar, Inc. 2009 Stock Incentive Plan (hereinafter the “Plan”).

1.2 This Appendix is to be read as a continuation of the Plan and modifies Awards granted to Israeli Participants only to the extent necessary to comply with the requirements set by the Israeli law in general, and in particular, with the provisions of the Israeli Income Tax Ordinance [New Version] 1961, as may be amended or replaced from time to time. This Appendix does not add to or modify the Plan in respect of any other category of Participants.

1.3 The Plan and this Appendix are complementary to each other and shall be deemed as one. In the event of any conflict, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail.

1.4 Any capitalized term not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITIONS

2.1 “3(i) Award” means an Award granted pursuant to Section 3(i) of the Ordinance to an Unapproved Israeli Participant.

2.2 “102 Award” means any Award granted to an Approved Israeli Participant pursuant to Section 102.

2.3 “Approved Israeli Participant” means an Israeli Participant who is an employee, director or officer of an Employing Company, excluding any Controlling shareholder of the Company.

2.4 “Capital Gain Award” or “CGA” means a Trustee 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2).

2.5 “Cash Award” means any Award granted to an Israeli Participant, provided that such Award shall be Settled using only cash.

2.6 “Control” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.7 “Employing Company” means any Israeli corporation, or any foreign corporation with an Israeli permanent enterprise or research & development center confirmed by the ITA, that is directly or indirectly Controlled by the Company or Controls the Company (a “Related Company”); or (b) any Israeli corporation, or any foreign corporation with an Israeli permanent enterprise or research & development center confirmed by the ITA, that is Controlled by a Controlling Shareholder of a Related Company.

2.8 “Israeli Award Agreement” means the Israeli Award Agreement between the Company and an Israeli Participant that sets out the terms and conditions of an Award.

2.9 “ITA” means the Israeli Tax Authority.

2.10 “Non-Trustee 102 Award” means a 102 Award granted pursuant to Section 102(c) and not held in trust by, or under the control or supervision of, a Trustee.

2.11 “Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

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2.12 “Ordinary Income Award” or “OIA” means a Trustee 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1).

2.13 “Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.14 “Settlement of Award” means the exercise of Options, exercise of Stock Appreciation Rights, vesting of Restricted Stock Awards, vesting of RSU Awards or vesting of Performance Awards, into Common Stock.

2.15 “Tax” means any applicable tax and other compulsory payments such as social security and health tax contributions under any applicable law.

2.16 “Trustee” means any person or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a).

2.17 “Trustee 102 Award” means a 102 Award granted pursuant to Section 102(b) and held in trust by, or under the control or supervision of, a Trustee, for the benefit of an Approved Israeli Participant, provided that such Award shall be Settled using only Common Stock.

2.18 “Unapproved Israeli Participant” means an Israeli Participant who is a Consultant or a Controlling Shareholder.

3.	ISSUANCE OF AWARDS

3.1 The persons eligible for participation in the Plan as Israeli Participants shall include Approved Israeli Participants and Unapproved Israeli Participants, provided, however, that (i) Approved Israeli Participants may not be granted 3(i) Awards; and (ii) Unapproved Israeli Participants may not be granted 102 Awards.

3.2 The Company may designate Awards granted to Approved Israeli Participants pursuant to Section 102 as Trustee 102 Awards or Non-Trustee 102 Awards.

3.3 The grant of Trustee 102 Awards shall be made under this Appendix, shall not be made until 30 days from the date the Plan has been submitted for approval by the ITA and shall be conditioned upon the approval of the Plan and this Appendix by the ITA.

3.4 Trustee 102 Awards may either be classified as Capital Gain Awards (CGAs) or Ordinary Income Awards (OIAs).

3.5 No Trustee 102 Award may be granted under this Appendix to any Approved Israeli Participant, unless and until the Company has filed with the ITA its election regarding the type of Trustee 102 Awards, whether CGAs or OIAs, that will be granted under the Plan and this Appendix (the “Election”). Such Election shall become effective beginning the first date of grant of a Trustee 102 Award under this Appendix and shall remain in effect at least until the end of the year following the year during which the Company first granted Trustee 102 Awards. The Election shall obligate the Company to grant only the type of Trustee 102 Award it has elected, and shall apply to all Israeli Participants who are granted Trustee 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g). The Election shall not prevent the Company from granting Non-Trustee 102 Awards, 3(i) Awards or Cash Awards simultaneously.

3.6 All Trustee 102 Awards must be held in trust by, or under the control or supervision of, a Trustee, as described in Section 4 below.

3.7 The designation of Non-Trustee 102 Awards and Trustee 102 Awards shall be subject to the terms and conditions set forth in Section 102.

4.	TRUSTEE

4.1 Trustee 102 Awards which shall be granted under this Appendix and/or any share of Common Stock allocated or issued upon Settlement of a Trustee 102 Award and/or other shares of Common Stock received following any realization of rights under the Plan shall be allocated or issued to the Trustee or controlled by the

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Trustee, for the benefit of the Approved Israeli Participants, in accordance with the provisions of Section 102. In the event that the requirements for Trustee 102 Awards are not met, the Trustee 102 Awards may be regarded as Non-Trustee 102 Awards, all in accordance with the provisions of Section 102.

4.2 With respect to any Trustee 102 Award, subject to the provisions of Section 102, an Approved Israeli Participant shall not sell or release from trust any share of Common Stock received upon the Settlement of a Trustee 102 Award and/or any share of Common Stock received following any realization of rights, including, without limitation, stock dividends, under the Plan until the lapse of the period of time required under Section 102 or any other period of time determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Approved Israeli Participant.

4.3 Notwithstanding anything to the contrary, the Trustee shall not release or sell any shares of Common Stock allocated or issued upon Settlement of a Trustee 102 Award unless the Company, the Employing Company and the Trustee are satisfied that the full amounts of Tax due have been paid or will be paid.

4.4 Upon receipt of any Trustee 102 Award, the Approved Israeli Participant will consent to the grant of the Award and to the Election under Section 102 and undertake to comply with the terms of Section 102 and the trust arrangement between the Company and the Trustee.

4.5 Should the Trustee 102 Awards or any shares of Common Stock issued in connection with such Awards be transferred by power of a last will or under laws of descent, the provisions of Section 102 shall apply to the heirs or transferees of the deceased Participant.

5.	THE AWARDS

The terms and conditions upon which the Awards shall be issued and Settled, shall be as specified in the Israeli Award Agreement to be executed pursuant to the Plan and to this Appendix. Each Israeli Award Agreement shall state, inter alia, the number of shares of Common Stock to which the Award relates, the type of Award granted thereunder (i.e., a CGA, OIA, Non-Trustee 102 Award, 3(i) Award or Cash Award), and any applicable vesting provisions and exercise price that may be payable.

6.	FAIR MARKET VALUE

Without derogating from Section 2.19 of the Plan and solely for the purpose of determining the Participant’s tax liability pursuant to Section 102(b)(3), if at the date of grant the Company’s shares of Common Stock are listed on any established stock exchange or a national market system, or if the Company’s shares of Common Stock will be registered for trading within ninety (90) days following the date of grant, the fair market value of the Common Stock at the date of grant of a CGA shall be determined in accordance with the average value of the Company’s shares of Common Stock on the thirty (30) trading days preceding the date of grant, or on the thirty (30) trading days following the date of registration for trading, as the case may be.

7.	SETTLEMENT OF AWARDS

17.1 Settlement of Awards granted to Israeli Participants shall be subject to the terms and conditions and, with respect to exercise, the method, as may be determined by the Company and, when applicable, by the Trustee and/or the Employing Company, in accordance with the requirements of Section 102.

8.	ASSIGNABILITY, DESIGNATION AND SALE OF AWARDS

8.1. Notwithstanding any other provision of the Plan, no Award or any right with respect thereto, or purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral, or any right with respect to any Award given to any third party whatsoever, and during the lifetime of the Israeli Participant, each and all of such Israeli Participant’s rights with respect to an Award shall belong only to the Israeli Participant. Any such action made directly or indirectly, for an immediate or future validation, shall be void.

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8.2 As long as Awards or shares of Common Stock allocated or issued hereunder are held by the Trustee on behalf of the Israeli Participant, all rights of the Israeli Participant over the shares of Common Stock cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

9.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S APPROVAL

9.1. With regard to Trustee 102 Awards, the provisions of the Plan and/or the Appendix and/or the Israeli Award Agreement shall be subject to the provisions of Section 102 and any approval issued by the ITA and the said provisions shall be deemed an integral part of the Plan, the Appendix and the Israeli Award Agreement.

9.2. Any provision of Section 102 and/or said approval issued by the ITA which must be complied with in order to receive and/or to maintain any tax benefit pursuant to Section 102, which is not expressly specified in the Plan, the Appendix or the Israeli Award Agreement, shall be considered binding upon the Company, the Affiliates and the Israeli Participants.

10.	DIVIDEND

Subject to the provisions of the Plan, with respect to all shares of Common Stock allocated or issued to the Israeli Participant and held by the Israeli Participant or by the Trustee, as the case may be, the Israeli Participant shall be entitled to receive dividends, if any, in accordance with the quantity of such shares of Common Stock, subject to the provisions of the Company’s Certificate of Incorporation (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102.

11.	TERMINATION

For the purpose of grants to Israeli Participants, the term Cause as defined in Section 2.5 of the Plan shall inter alia include circumstances justifying the revocation and/or reduction of an Israeli Participant’s entitlement to severance pay under applicable Israeli law.

12.	TAX CONSEQUENCES

12.1 Any tax consequences arising from the grant or Settlement of any Award, from the payment for shares of Common Stock covered thereby or from any other event or act (of the Company and/or an Affiliate and/or the Trustee and/or the Israeli Participant), hereunder, shall be borne solely by the Israeli Participant. The Company and/or the Affiliate and/or the Trustee shall withhold Tax according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Participant agrees to indemnify the Company and/or the Affiliate and/or the Trustee and hold them harmless against and from any and all liability for any such Tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Israeli Participant.

12.2 The Company and/or, when applicable, the Trustee shall not be required to release any share of Common Stock to an Israeli Participant until all required Tax payments have been fully made.

12.3 With respect to Non-Trustee 102 Awards, in case of Termination of Employment, or otherwise if so requested by the Company or an Affiliate, the Israeli Participant shall extend to the Company and/or the Affiliate a security or guarantee for the payment of Tax due at the time of sale of shares of Common Stock, in accordance with the provisions of Section 102.

12.4 Section 409A of the United States Internal Revenue Code and the guidance thereunder governs nonqualified deferred compensation arrangements. If a participant is subject to U.S. taxation and Section 409A of the United States Internal Revenue Code is not satisfied, such participant will incur adverse tax consequences, including interest and penalties.

Notwithstanding anything in this Appendix to the contrary, the Plan will be administered, including for purposes of any distribution, in a manner that is consistent with the Company’s good faith interpretation of Section 409A of the United States Internal Revenue Code and the guidance thereunder. None of the Company, any affiliate, the Plan administrator nor any of their agents shall have any liability to any participant or beneficiary as a

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result of any tax, interest, penalty or other payment required to be paid or due pursuant to, or because of a violation of, Section 409A of the United States Internal Revenue Code.

13.	ONE TIME BENEFIT, NOT A SALARY COMPONENT

The Awards and underlying shares of Common Stock are extraordinary, one-time benefits granted to the Participants, and are not and shall not be deemed a salary component for any purpose whatsoever, including without limitation in connection with calculating severance compensation under any applicable law.

14.	TERM OF PLAN AND APPENDIX

Notwithstanding anything to the contrary in the Plan and in addition thereto, the Company shall obtain all approvals for the adoption of this Appendix or for any amendment to this Appendix as are necessary to comply with (i) any applicable law, including without limitation U.S. securities laws and the securities laws of any other jurisdiction applicable to Awards granted to Israeli Participants under this Appendix, (ii) any national securities exchange on which the shares of Common Stock are traded, and (iii) any applicable rules and regulations promulgated by the U.S. Securities and Exchange Commission.

15.	GOVERNING LAW

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws.

* * *

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ANNUAL MEETING OF STOCKHOLDERS OF
June 24, 2009
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
To Be Held on June 24, 2009:
 The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25439.
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â
■	20333300000000000000 0					062409

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:							FOR	AGAINST	ABSTAIN
					2.	Ratification of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for 2009.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	O O	Ross K. Ireland Paul A. Lacouture		3.	To approve the NeuStar, Inc. 2009 Performance Achievement Reward Plan.	☐	☐	☐
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O	Michael J. Rowny		4.	To approve the NeuStar, Inc. 2009 Stock Incentive Plan.	☐	☐	☐

					If you do not properly sign and return a proxy, or attend the meeting and vote in person, your shares cannot be voted, nor your instructions followed. Please sign below and return this proxy in the enclosed envelope.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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ANNUAL MEETING OF STOCKHOLDERS OF
June 24, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437)in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 24, 2009: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25439.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
■     20333300000000000000       0                                        062409

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “ FOR ” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:						FOR	AGAINST	ABSTAIN
					2.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2009.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	Ross K. Ireland
		¡	Paul A. Lacouture		3.	To approve the NeuStar, Inc. 2009 Performance Achievement Reward Plan.	☐	☐	☐
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡	Michael J. Rowny
					4.	To approve the NeuStar, Inc. 2009 Stock Incentive Plan.	☐	☐	☐

If you do not properly sign and return a proxy, or attend the meeting and vote in person, your shares cannot be voted, nor your instructions followed. Please sign below and return this proxy in the enclosed envelope.

RECEIVE FUTURE PROXY MATERIALS VIA THE INTERNET
Registered stockholders can elect to receive NeuStar, Inc.’s future proxy materials, including the proxy statement, annual report to stockholders and proxy card, via the Internet. To enroll, please go to our transfer agent’s website at www.amstock.com. You will need to enter the company number and your account number as provided above.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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NEUSTAR 2009 ANNUAL MEETING ADMISSION TICKET
Wednesday, June 24, 2009, at 5:00 P.M.
The Hyatt Regency Reston
Lake Anne A
1800 Presidents Street
Reston, VA 20190
Please retain and present this ticket for admission to the meeting

From Washington Dulles International:
Distance from hotel: 7 miles
Directions: Take Dulles Access Road East toward Washington, DC. Take Exit 12, Reston Parkway / VA 602 and make a left onto Reston Parkway. At the third traffic light, turn left onto Bluemont Way. Take a right onto Presidents Street to the hotel.	From Reagan National Airport:
Distance from hotel: 22 miles
Directions: Take George Washington Memorial Parkway North (crossing over into Virginia). Take the VA-123 exit toward Chain Bridge / McLean. Keep right at the fork to go on VA-123 S. Merge onto VA-267 W toward I-495 N / Dulles Airport (Portions toll). Take Reston Parkway / VA-602 exit-Exit 12. At the second traffic light, turn left onto Bluemont Way. Turn right onto Presidents Street to the hotel.

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NEUSTAR, INC.
PROXY/VOTING INSTRUCTION CARD
This proxy is solicited by the Board of Directors of NeuStar, Inc.
for the Annual Meeting of Stockholders
Wednesday, June 24, 2009, 5:00 p.m. at the
The Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20190
As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.
     The undersigned hereby appoints Jeffrey E. Ganek and Martin K. Lowen, and each of them, as proxies, each with full power of substitution, and authorizes them to vote all the shares of common stock held of record by the undersigned on April 27, 2009 at the Annual Meeting, or any adjournment or postponement.
     If no other indication is made, the proxies will vote for the election of the nominees for Director, Ross K. Ireland, Paul A. Lacouture, and Michael J. Rowny, and in accord with the Directors’ recommendations on the other subjects listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting or any adjournment thereof.
(Continued and to be signed on the reverse side.)

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